FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177707-02

MSBAM 2013-C11

Free Writing Prospectus
Structural and Collateral Term Sheet

$856,326,747

 (Approximate Total Mortgage Pool Balance)

$743,933,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C11

July 26, 2013

BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.propectus_distribution@baml.com.

This is not a research report and was not prepared by the Underwriters’ research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED ELECTRONIC MAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the electronic mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another electronic mail system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE BOFA MERRILL LYNCH, MORGAN STANLEY OR CIBC RESEARCH DEPARTMENTS. IT WAS PREPARED BY BOFA MERRILL LYNCH, MORGAN STANLEY AND CIBC SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Underwriters’ research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description(5)	Expected Weighted Average Life (Years)(6)	Principal Window (Months)(6)	Certificate Principal UW NOI Debt Yield(7)	Certificate Principal to Value Ratio(8)
Class A-1	AAA(sf)/Aaa(sf)/AAA	$53,000,000	30.000%	(5)	2.72	1-57	17.5%	43.8%
Class A-2	AAA(sf)/Aaa(sf)/AAA	$142,000,000	30.000%	(5)	4.98	57-60	17.5%	43.8%
Class A-AB	AAA(sf)/Aaa(sf)/AAA	$72,980,000	30.000%	(5)	7.45	60-116	17.5%	43.8%
Class A-3	AAA(sf)/Aaa(sf)/AAA	$125,000,000	30.000%	(5)	9.72	116-117	17.5%	43.8%
Class A-4	AAA(sf)/Aaa(sf)/AAA	$206,448,000	30.000%	(5)	9.87	117-119	17.5%	43.8%
Class X-A	AAA(sf)/Aaa(sf)/AAA	$648,667,000	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-S(9)	AAA(sf)/Aaa(sf)/AAA	$49,239,000	24.250%	(5)	9.92	119-119	16.2%	47.4%
Class B(9)	AA-(sf)/Aa3(sf)/AA+	$61,013,000	17.125%	(5)	9.92	119-119	14.8%	51.9%
Class PST(9)	A-(sf)/A3(sf)/A+	$144,505,000	13.125%	(5)	9.92	119-119	14.1%	54.4%
Class C(9)	A-(sf)/A3(sf)/A+	$34,253,000	13.125%	(5)	9.92	119-119	14.1%	54.4%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description(5)	Expected Weighted Average Life (Years)(6)	Principal Window (Months)(6)	Certificate Principal UW NOI Debt Yield(7)	Certificate Principal to Value Ratio(8)
Class X-B	NR/NR/AAA	$55,661,746	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class D	BBB-(sf)/Baa3(sf)/BBB+	$38,535,000	8.625%	(5)	9.97	119-120	13.4%	57.2%
Class E	BBB-(sf)/Ba2(sf)/BBB	$9,634,000	7.500%	(5)	10.00	120-120	13.3%	57.9%
Class F	BB+(sf)/Ba2(sf)/BBB-	$8,563,000	6.500%	(5)	10.00	120-120	13.1%	58.5%
Class G	B(sf)/B2(sf)/BB-	$20,338,000	4.125%	(5)	10.00	120-120	12.8%	60.0%
Class H	NR/NR/B	$10,747,000	2.870%	(5)	10.00	120-120	12.6%	60.8%
Class J	NR/NR/NR	$24,576,746	0.000%	(5)	10.00	120-120	12.3%	62.6%

(1)
Ratings shown are those of Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “RISK FACTORS—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “RATINGS” in the other free writing prospectus, dated July 29, 2013 (the “Free Writing Prospectus”) to which the prospectus dated July 29, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate principal balance of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-S trust component, in each case, outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the aggregate principal balance of the Class G, Class H and Class J Certificates outstanding from time to time.

(4)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate initial credit support for the Class C trust component.

(5)
Each class of principal balance certificates (other than the Class PST Certificates and each trust component) will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class A-S, Class B and Class C trust components. The distribution of interest to the Class PST Certificates on each distribution date is expected to be in an amount that would produce an effective pass-through rate equal to the weighted average of the pass-through rates of the Class A-S, Class B and Class C trust components. The pass-through rates for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rates for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rates for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(6)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

prior to such anticipated repayment date. See the structuring assumptions set forth under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—Weighted Average Life” in the Free Writing Prospectus.

(7)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class. Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates.

(8)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a, “trust component”), which will have outstanding principal balances on the closing date of $49,239,000, $61,013,000 and $34,253,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in the grantor trust that will hold those trust components, and each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

*	For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
**	For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-B Certificates, which are privately offered certificates, in regards to payments of interest.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-S trust component (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class G, Class H and Class J Certificates.

(11)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

Issue Characteristics

Offered Certificates:
$743,933,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-177707)

Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC
Co-Manager:	CIBC World Markets Corp.
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and CIBC Inc.
Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Deutsche Bank Trust Company Americas
Certificate Administrator/Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trust Advisor:	Situs Holdings, LLC
Initial Controlling Class Representative:	BlackRock Financial Management Inc.
Cut-off Date:
August 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in August 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of July 29, 2013
Expected Closing Date:	On or about August 15, 2013
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in September 2013
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in September 2013
Rated Final Distribution Date:	The Distribution Date in August 2046
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:
$10,000 for each class of Offered Certificates (other than Class X-A) and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be initially offered and sold in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000

Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.
Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp, LLC).

Bloomberg Ticker:	MSBAM 2013-C11 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicing compensation and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’ interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-AB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3 and Class A-4 Class A-AB Certificates, in that order, until the principal balance of each such class has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G, Class H and Class J Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class F Certificates, Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class F Certificates, Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D, Class E and Class F Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

C, Class D, Class E and Class F Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $49,239,000, $61,013,000 and $34,253,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “DESCRIPTION OF THE OFFERED CERTIFICATES” in the Free Writing Prospectus. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Special Servicing Fees:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “SERVICING OF THE MORTGAGE LOANS—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

pooling and servicing agreement as further described in the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Class G, Class H and Class J Certificates) and, without duplication, the trust components then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class G, Class H or Class J Certificates or the Class R Certificates.

The “Base Interest Fraction”, with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Servicing Advances:
Other than with regard to any non-serviced mortgage loan and subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and trust components in the following order: to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

Any Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than any non-serviced mortgage loan and the Marriott Chicago River North Hotel Mortgage Loan on or after the securitization of its companion loan (such date, the “Marriott Chicago River North Hotel Companion Loan Securitization Date”)) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan and, after Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement or, with respect to the Marriott Chicago River North Hotel Mortgage Loan, the pooling and servicing agreement entered into in connection with the securitization of Marriott Chicago River North Hotel companion loan (“Marriott Chicago River North Hotel PSA”), which calculations are, or with respect to Marriott Chicago River North Hotel Mortgage Loan are expected to be, generally similar to those provided for in the pooling and servicing agreement for this transaction.

If an appraisal reduction exists for or is allocable to any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool. The loan pairs related to this mortgage pool, as of the closing date, are the Westfield Countryside Loan Pair, The Mall at Tuttle Crossing Loan Pair and the Marriott Chicago River North Hotel Loan Pair. On and after the date on which the Marriott Chicago River North Hotel Companion Loan is included in a securitization trust (the “Marriott Chicago River North Hotel Companion Loan Securitization Date”), the Marriott Chicago River North Hotel Mortgage Loan and the Marriott Chicago River North Hotel Companion Loan, collectively, will be a Non-Serviced Loan Combination.

The non-serviced mortgage loan included in this pool is the Southdale Center Mortgage Loan. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool. For a discussion of how Appraisal Reductions are calculated and allocated, see “DESCRIPTION OF THE OFFERED CERTIFICATES—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Westfield Countryside secures a mortgage loan (the “Westfield Countryside Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $100,000,000, representing approximately 11.7% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $55,000,000 and is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Westfield Countryside Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Westfield Countryside Loan Pair”. The Westfield Countryside serviced companion loan may be sold or further divided at any time (subject to the terms of the related intercreditor agreement).

The Westfield Countryside Loan Pair will be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement. For additional information regarding the Westfield Countryside Loan Pair, see “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Westfield Countryside Loan Pair” in the Free Writing Prospectus.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as The Mall at Tuttle Crossing secures a mortgage loan (“The Mall at Tuttle Crossing Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $95,000,000, representing approximately 11.1% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is not part of the mortgage pool and is currently included in the MSBAM 2013-C10 securitization. The Mall at Tuttle Crossing Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as “The Mall at Tuttle Crossing Loan Pair”.

The Mall at Tuttle Crossing Loan Pair will be serviced pursuant to the pooling and servicing agreement related

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

to this transaction and the related intercreditor agreement. For additional information regarding The Mall at Tuttle Crossing Loan Pair, see “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Mall at Tuttle Crossing Loan Pair” in the Free Writing Prospectus.

The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as the Marriott Chicago River North Hotel secures a mortgage loan (the “Marriott Chicago River North Hotel Mortgaged Loan”) with an outstanding principal balance as of the Cut–off Date of $55,000,000, representing approximately 6.4% of the initial pool balance, and is secured on a pari passu basis with another mortgage loan (the “Marriott Chicago River North Hotel Companion Loan”) that has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is not part of the mortgage pool and is currently held by Bank of America, National Association.  The Marriott Chicago River North Hotel Mortgage Loan and the Marriott Chicago River North Hotel Companion Loan are pari passu in right of payment. The Marriott Chicago River North Hotel Companion Loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

From and after the closing date, but prior to the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Loan Pair will be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement, and are collectively referred to herein, prior to the Marriott Chicago River North Hotel Companion Loan Securitization Date, as the “Marriott Chicago River North Hotel Loan Pair”. From and after the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan and the Marriott Chicago River North Hotel Companion Loan will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Marriott Chicago River North Hotel Companion Loan and the related intercreditor agreement.  For additional information regarding the Marriott Chicago River North Hotel Loan Pair, see “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus.

Non-Serviced Mortgage Loans:
The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as Southdale Center secures a mortgage loan (the “Southdale Center Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $55,000,000, representing approximately 6.4% of the initial pool balance, and is secured on a pari passu basis with another mortgage loan (the “Southdale Center Non-Serviced Companion Loan”) that has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is not part of the mortgage pool and is currently held by the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10. The Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan are pari passu in right of payment and collectively are referred to herein as the “Southdale Center Non-Serviced Loan Combination”. The Southdale Center Mortgage Loan is a “non-serviced mortgage loan” and the Southdale Center Non-Serviced Companion Loan is a “non-serviced companion loan”.

The Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the MSBAM 2013-C10 pooling and servicing agreement. For additional information regarding the Southdale Center Non-Serviced Loan Combination, see “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Mortgage Loans—The Southdale Center Loan Combination” in the Free Writing Prospectus

From and after the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan will be a “non-serviced mortgage loan” and the Marriott Chicago River North Hotel Companion Loan will be a “non-serviced companion loan”. For additional information regarding the Marriott Chicago River North Hotel Loan Pair, see “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters (including with respect to The Mall at Tuttle Crossing Loan Pair and the Westfield Countryside Loan Pair) but not with respect to the Southdale Center Non-Serviced Loan Combination or the Marriott Chicago River North Hotel Loan Pair. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

The controlling class representative under the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 will be the controlling holder of the Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan. The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan.

The holder of the Westfield Countryside serviced companion loan and The Mall at Tuttle Crossing serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Westfield Countryside Loan Pair and The Mall at Tuttle Crossing Loan Pair.

Prior to the Marriott Chicago River North Hotel Companion Securitization Date, the controlling holder of the Marriott Chicago River North Hotel Loan Pair will be the holder of the Marriott Chicago River North Hotel Companion Loan and on or after Marriott Chicago River North Hotel Companion Loan Securitization Date, the controlling class representative under the related pooling and servicing agreement will be the controlling holder of the Marriott Chicago River North Hotel Loan Pair.

See “RISK FACTORS—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder”, “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G, Class H and Class J Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights”. The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative is expected to be BlackRock Financial Management, Inc.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class”.

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (generally other than with respect to any non-serviced mortgage loan and the Marriott Chicago River North Hotel Mortgage Loan following the Marriott Chicago River North Hotel Companion Loan Securitization Date) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No Certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan or, following the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “SERVICING OF THE MORTGAGE LOANS—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right (if any) of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative and/or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or, following the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan, the holder of the related B note or companion loan, respectively, to the extent set forth in the related intercreditor agreement. If the special servicer determines to sell any mortgage loan that is part of a loan pair or the Marriott Chicago River North Hotel Mortgage Loan prior to the Marriott Chicago River North Hotel Companion Loan Securitization Date, it will be required to sell the entire loan pair as one whole loan subject to, and in accordance with, the terms of the related intercreditor agreement. If the special servicer under any pooling and servicing agreement related to a non-serviced mortgage loan or the Marriott Chicago River North Hotel Mortgage Loan following the Marriott Chicago River North Hotel Companion Loan Securitization Date determines to sell any related companion loan, such special servicer may also be required to sell that mortgage loan and the related companion loan as one whole loan subject to, and in accordance with, the terms of the related other pooling and servicing agreement and related intercreditor agreement. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions; provided that such period may be extended under certain circumstances as described in the Free Writing Prospectus. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described in the Free Writing Prospectus), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “SERVICING OF THE MORTGAGE LOANS—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer Without Cause:
The controlling class representative will appoint the initial special servicer (but not with respect to the Marriott Chicago River North Hotel Mortgage Loan or any non-serviced mortgage loan). During any Subordinate Control Period, the special servicer (other than with respect to the Marriott Chicago River North Hotel Mortgage Loan or any non-serviced mortgage loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to the Marriott Chicago River North Hotel Mortgage Loan or any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

In addition, if any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair or non-serviced mortgage loan to the extent set forth in the related intercreditor agreement. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Loan Combinations” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans but not any non-serviced mortgage loans or, following the Marriott Chicago River North Hotel Companion Loan Securitization Date, the Marriott Chicago River North Hotel Mortgage Loan) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Situs Holdings, LLC, a Delaware limited liability company, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan or the Marriott Chicago River North Hotel Mortgage Loan Pair.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Structural Overview

advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “SERVICING OF THE MORTGAGE LOANS—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry”. Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	25	59	$513,615,464	60.0%
Morgan Stanley Mortgage Capital Holdings LLC	9	9	$276,111,283	32.2%
CIBC Inc.	4	4	$66,600,000	7.8%
Total:	38	72	$856,326,747	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$856,326,747
Number of Mortgage Loans:	38
Average Cut-off Date Balance per Mortgage Loan:	$22,534,914
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgaged Property:	$11,893,427
Weighted Average Mortgage Rate:	4.446%
% of Pool Secured by Five Largest Mortgage Loans:	45.5%
% of Pool Secured by Ten Largest Mortgage Loans:	67.0%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	109
Weighted Average Remaining Term to Maturity (months):	108
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	1.3%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	35.6%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.00x
Weighted Average UW NOI Debt Yield:	12.3%
Weighted Average UW NCF DSCR:	1.81x
Weighted Average UW NCF Debt Yield:	11.1%
Weighted Average Cut-off Date LTV Ratio:	62.6%
Weighted Average LTV Ratio at Maturity:	53.1%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2013.

(2)
With respect to the Westfield Countryside Mortgage Loan, The Mall at Tuttle Crossing Mortgage Loan, the Southdale Center Mortgage Loan and the Marriott Chicago River North Hotel Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	350
Weighted Average Remaining Amortization Term (months):	349
% of Pool Amortizing Balloon:	53.5%
% of Pool Fully Amortizing:	0.0%
% of Pool Interest Only followed by Amortizing Balloon:	46.5%
% of Pool Interest Only through Maturity:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	68.6%
% of Pool with Soft Lockboxes:	14.6%
% of Pool with Springing Lockboxes:	14.1%
% of Pool with No Lockboxes:	2.8%

Reserves

% of Pool Requiring Tax Reserves:	70.6%
% of Pool Requiring Insurance Reserves:	23.3%
% of Pool Requiring Replacement Reserves:	64.7%
% of Pool Requiring TI/LC Reserves(1):	44.5%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	79.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	16.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	4.0%

(1)	Based only on mortgage loans secured by retail, office, mixed use and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance PSF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1	MSMCH	Westfield Countryside(1)	Clearwater	FL	Retail	$100,000,000	11.7%	464,836	$333	1.66x	10.1%	57.4%	52.1%
2	BANA	The Mall at Tuttle Crossing(2)	Dublin	OH	Retail	$95,000,000	11.1%	385,057	$325	2.34x	13.3%	52.1%	44.7%
3	BANA	Matrix Corporate Center	Danbury	CT	Office	$85,000,000	9.9%	1,046,701	$81	1.69x	12.5%	67.5%	61.9%
4	MSMCH	Southdale Center(3)	Edina	MN	Retail	$55,000,000	6.4%	634,880	$244	1.52x	9.1%	61.8%	51.9%
5	BANA	Marriott Chicago River North Hotel(4)	Chicago	IL	Hospitality	$55,000,000	6.4%	523	$229,446	1.50x	11.8%	62.8%	47.5%
6	CIBC Inc.	Bridgewater Campus	Bridgewater	NJ	Mixed Use	$43,500,000	5.1%	446,649	$97	1.42x	9.9%	68.5%	58.7%
7	MSMCH	Hilton Waterfront Beach Resort	Huntington Beach	CA	Hospitality	$42,500,000	5.0%	290	$146,552	1.54x	12.7%	51.8%	48.8%
8	BANA	1600 Lexington Ave. - Rochester, NY	Rochester	NY	Industrial	$40,154,101	4.7%	1,755,500	$23	1.45x	11.2%	74.9%	61.2%
9	BANA	Beverly Garland Hotel	North Hollywood	CA	Hospitality	$29,969,490	3.5%	255	$117,527	1.76x	13.7%	57.7%	47.9%
10	BANA	Paddock Club	Jacksonville	FL	Multifamily	$27,360,000	3.2%	440	$62,182	1.32x	8.4%	76.6%	68.7%
		Total / Wtd. Avg.				$573,483,592	67.0%			1.69x	11.4%	61.5%	53.3%

(1)
The Westfield Countryside Mortgage Loan is part of a $155,000,000 pari passu loan pair evidenced by ten pari passu promissory notes. The Westfield Countryside Mortgage Loan is evidenced by five such pari passu notes (Notes A-1-1, A-2-1, A-3-1, B-1-1 and B-2-1) with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The entire loan pair will be serviced under the pooling and servicing agreement for this transaction (MSBAM 2013-C11). The pari passu notes not included in the Issuing Entity (Notes A-1-2, A-2-2, A-3-2, B-1-2 and B-2-2) evidence the related companion loan, which has an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit/Room, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(2)
The Mall at Tuttle Crossing Mortgage Loan is part of a $125,000,000 pari passu loan pair evidenced by two pari passu promissory notes. The Mall at Tuttle Crossing Mortgage Loan is evidenced by a pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $95,000,000. The entire loan pair will be serviced under the pooling and servicing agreement for this transaction (MSBAM 2013-C11). The pari passu note that is not included in the Issuing Entity (Note A-1) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $30,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit/Room, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(3)
The Southdale Center Mortgage Loan is part of a $155,000,000 pari passu non-serviced loan combination evidenced by two pari passu promissory notes. The Southdale Center Mortgage Loan is evidenced by one such pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $55,000,000. The entire non-serviced loan combination will be serviced under the pooling and servicing agreement for a previous transaction (MSBAM 2013-C10). The pari passu note not included in the Issuing Entity (Note A-1) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $100,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit/Room, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

(4)
The Marriott Chicago River North Hotel Mortgage Loan is part of a $120,000,000 pari passu loan pair evidenced by two pari passu promissory notes. The Marriott Chicago River North Hotel Mortgage Loan is evidenced by one such pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $55,000,000. The entire loan pair will be serviced under the pooling and servicing agreement for this transaction until the related pari passu companion loan is securitized at which point the entire loan pair will be serviced under the pooling and servicing agreement for that future transaction. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-off Date of $65,000,000. Unless otherwise indicated, all Cut-off Date Balance PSF/Unit/Room, DSCR, Debt Yield and LTV calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
1	MSMCH	Westfield Countryside	$100,000,000	$55,000,000	$155,000,000	MSBAM 2013-C11	Wells Fargo	Midland	MSBAM 2013-C11	1.66x	10.1%	57.4%
2	BANA	The Mall at Tuttle Crossing	$95,000,000	$30,000,000	$125,000,000	MSBAM 2013-C11	Wells Fargo	Midland	MSBAM 2013-C11	2.34x	13.3%	52.1%
4	MSMCH	Southdale Center	$55,000,000	$100,000,000	$155,000,000	MSBAM 2013-C10	Midland	Midland	MSBAM 2013-C10	1.52x	9.1%	61.8%
5	BANA	Marriott Chicago River North Hotel	$55,000,000	$65,000,000	$120,000,000	(1)	Wells Fargo(1)	Midland(1)	(1)	1.50x	11.8%	62.8%

(1)
Upon any securitization of the Marriott Chicago River North Hotel Companion Loan, servicing of the Marriott Chicago River North Hotel Mortgage Loan will be governed by the pooling and servicing agreement to be entered into in connection with that securitization, and the representative of the controlling class under that pooling and servicing agreement will have certain consent rights regarding servicing of the Marriott Chicago River North Hotel Loan Pair and the master servicer and the special servicer under that pooling and servicing agreement may not be Wells Fargo or Midland.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/ Pads	Cut-off Date Balance PSF/Unit/ Room/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Prior Securitization
2	BANA	The Mall at Tuttle Crossing(2)	Dublin	OH	Retail	$95,000,000	11.1%	385,057	$325	2.34x	13.3%	52.1%	44.7%	MSBAM 2013-C10
4	MSMCH	Southdale Center(2)	Edina	MN	Retail	$55,000,000	6.4%	634,880	$244	1.52x	9.1%	61.8%	51.9%	MSBAM 2013-C10
6	CIBC Inc.	Bridgewater Campus	Bridgewater	NJ	Mixed Use	$43,500,000	5.1%	446,649	$97	1.42x	9.9%	68.5%	58.7%	COMM 2010-C1
7	MSMCH	Hilton Waterfront Beach Resort	Huntington Beach	CA	Hospitality	$42,500,000	5.0%	290	$146,552	1.54x	12.7%	51.8%	48.8%	CD 2006-CD3
9	BANA	Beverly Garland Hotel	North Hollywood	CA	Hospitality	$29,969,490	3.5%	255	$117,527	1.76x	13.7%	57.7%	47.9%	CGCMT 2006-C4
11.01	BANA	ADG Pool 6 - Manor Hill(3)	Eden	WI	Manufactured Housing	$3,420,832	0.4%	147	$23,271	1.52x	9.4%	75.3%	61.0%	WBCMT 2005-C16; MEZZ 2004-C2
11.02	BANA	ADG Pool 6 - Lake Onalaska(3)	Onalaska	WI	Manufactured Housing	$2,796,593	0.3%	124	$22,553	1.52x	9.4%	75.3%	61.0%	WBCMT 2005-C16; MEZZ 2004-C2
11.03	BANA	ADG Pool 6 - Shorecrest Pointe(3)	Kenosha	WI	Manufactured Housing	$2,596,836	0.3%	81	$32,060	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
11.04	BANA	ADG Pool 6 - Camelot Acres(3)	Rice Lake	WI	Manufactured Housing	$2,451,513	0.3%	135	$18,159	1.52x	9.4%	75.3%	61.0%	WBCMT 2005-C16; MEZZ 2004-C2
11.05	BANA	ADG Pool 6 - The Maples(3)	Wisconsin Rapids	WI	Manufactured Housing	$1,722,901	0.2%	125	$13,783	1.52x	9.4%	75.3%	61.0%	WBCMT 2005-C16; MEZZ 2004-C2
11.06	BANA	ADG Pool 6 - Parkview Terrace(3)	Marinette	WI	Manufactured Housing	$1,872,718	0.2%	130	$14,406	1.52x	9.4%	75.3%	61.0%	WBCMT 2005-C16; MEZZ 2004-C2
11.07	BANA	ADG Pool 6 - River View Manor(3)	Amery	WI	Manufactured Housing	$1,865,228	0.2%	78	$23,913	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
11.10	BANA	ADG Pool 6 - Oak Manor(3)	Waupaca	WI	Manufactured Housing	$1,423,266	0.2%	90	$15,814	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
11.12	BANA	ADG Pool 6 - Foxx Glen(3)	Marinette	WI	Manufactured Housing	$973,814	0.1%	76	$12,813	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
11.15	BANA	ADG Pool 6 - Indianhead Manor(3)	Chippewa Falls	WI	Manufactured Housing	$576,797	0.1%	61	$9,456	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
11.16	BANA	ADG Pool 6 - Markesan(3)	Markesan	WI	Manufactured Housing	$419,489	0.0%	22	$19,068	1.52x	9.4%	75.3%	61.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.01	BANA	ADG Pool 4 - Skyview Terrace(3)	East Troy	WI	Manufactured Housing	$4,097,508	0.5%	109	$37,592	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.02	BANA	ADG Pool 4 - Country Crossing(3)	Appleton	WI	Manufactured Housing	$3,310,966	0.4%	127	$26,071	1.55x	9.6%	74.2%	60.0%	WBCMT 2005-C16; MEZZ 2004-C2
12.03	BANA	ADG Pool 4 - Birch Terrace(3)	Menomonie	WI	Manufactured Housing	$2,816,569	0.3%	191	$14,746	1.55x	9.6%	74.2%	60.0%	WBCMT 2005-C16; MEZZ 2004-C2
12.06	BANA	ADG Pool 4 - Meadowview Place(3)	Janesville	WI	Manufactured Housing	$2,292,207	0.3%	116	$19,760	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.08	BANA	ADG Pool 4 - Park Ridge(3)	Iron Mountain	MI	Manufactured Housing	$1,550,611	0.2%	89	$17,423	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.10	BANA	ADG Pool 4 - Falls View(3)	Fall River	WI	Manufactured Housing	$823,996	0.1%	59	$13,966	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.12	BANA	ADG Pool 4 - Lake Bluff(3)	Kewaunee	WI	Manufactured Housing	$312,619	0.0%	25	$12,505	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
12.13	BANA	ADG Pool 4 - Forest Glen(3)	Marinette	WI	Manufactured Housing	$194,763	0.0%	16	$12,173	1.55x	9.6%	74.2%	60.0%	WBCMT 2004-C15; MEZZ 2004-C2
13	MSMCH	University Towers Cooperative	Brooklyn	NY	Multifamily	$19,952,715	2.3%	549	$36,344	7.59x	47.5%	10.9%	7.2%	JPMCC 2001-C1
22	BANA	Hilton Garden Inn Tampa East	Tampa	FL	Hospitality	$9,584,009	1.1%	152	$63,053	1.57x	12.5%	76.7%	68.0%	GSMS 2006-GG6
25.01	BANA	ADG Pool 1 - Evergreen Estates(3)	Faribault	MN	Manufactured Housing	$3,256,033	0.4%	161	$20,224	1.52x	9.5%	70.6%	57.1%	WBCMT 2005-C16; MEZZ 2004-C2
25.02	BANA	ADG Pool 1 - Cloverleaf(3)	St. Cloud	MN	Manufactured Housing	$2,586,848	0.3%	164	$15,773	1.52x	9.5%	70.6%	57.1%	WBCMT 2005-C16; MEZZ 2004-C2

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/ Pads	Cut-off Date Balance PSF/Unit/ Room/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Prior Securitization
25.03	BANA	ADG Pool 1 - Maplewood(3)	Lake City	MN	Manufactured Housing	$1,248,479	0.1%	74	$16,871	1.52x	9.5%	70.6%	57.1%	WBCMT 2005-C16; MEZZ 2004-C2
25.05	BANA	ADG Pool 1 - Shamrock(3)	Albany	MN	Manufactured Housing	$499,392	0.1%	31	$16,109	1.52x	9.5%	70.6%	57.1%	WBCMT 2005-C16; MEZZ 2004-C2
26	BANA	Heathwood Village	Heath	OH	Multifamily	$7,721,611	0.9%	304	$25,400	1.90x	13.3%	69.6%	57.2%	FNA 2012-M11
29	BANA	ADG Pool 3 (Lannon Estates)	Lannon	WI	Manufactured Housing	$6,891,604	0.8%	161	$42,805	1.58x	9.6%	73.7%	59.6%	WBCMT 2004-C15
33	MSMCH	1303 Ocala	Tallahassee	FL	Multifamily	$5,378,663	0.6%	340	$15,820	1.52x	9.9%	69.4%	63.6%	COMM 2000-C1
34	BANA	Autumn Sunrise Apartments	Corpus Christi	TX	Multifamily	$4,494,627	0.5%	142	$31,652	1.87x	12.4%	74.9%	60.8%	JPMCC 2004-CB8
Total / Wtd. Avg.						$363,102,697	42.4%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to The Mall at Tuttle Crossing Mortgage Loan and the Southdale Center Mortgage Loan, unless otherwise indicated, all Cut-off Date Balance PSF/Unit/Room/Pad LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)
The ADG Pool 1 Mortgage Loan, the ADG Pool 4 Mortgage Loan and the ADG Pool 6 Mortgage Loan are secured by multiple properties. For the purpose of the statistical information set forth above, a portion of the aggregate Cut-off Date Balance for each loan has been allocated to each mortgaged property based on the respective appraised values and/or UW NCF, and all Loan PSF/Unit/Room/Pad, DSCR, Debt Yield and LTV calculations are shown on an aggregate loan basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($142,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	SF/ Units/ Rooms	Cut-off Date Balance PSF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	BANA	Matrix Corporate Center	CT	Office	$85,000,000	9.9%	$78,044,974	55.0%	1,046,701	$81	1.69x	12.5%	67.5%	61.9%	0	60
7	MSMCH	Hilton Waterfront Beach Resort	CA	Hospitality	$42,500,000	5.0%	$40,039,995	28.2%	290	$146,552	1.54x	12.7%	51.8%	48.8%	11	60
21	BANA	Hilton Garden Inn Tampa East	FL	Hospitality	$9,584,009	1.1%	$8,498,092	6.0%	152	$63,053	1.57x	12.5%	76.7%	68.0%	0	59
27	BANA	Hampton Inn – Burlington, NC	NC	Hospitality	$7,500,000	0.9%	$6,913,799	4.9%	92	$81,522	1.99x	14.0%	69.4%	64.0%	0	60
32	MSMCH	1303 Ocala	FL	Multifamily	$5,378,663	0.6%	$4,926,546	3.5%	340	$15,820	1.52x	9.9%	69.4%	63.6%	0	57
		Total / Wtd. Avg.			$149,962,672	17.5%	$138,423,405	97.5%			1.65x	12.5%	63.8%	58.8%	3	60

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date. The table above is otherwise based on the Structuring Assumptions set forth under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity
Retail	8	$276,938,428	32.3%	3.866%	1.85x	11.0%	57.3%	49.6%
Regional Mall	3	$250,000,000	29.2%	3.765%	1.89x	11.1%	56.3%	49.2%
Anchored	2	$13,882,231	1.6%	4.426%	1.56x	10.3%	64.6%	51.6%
Single Tenant	1	$9,000,000	1.1%	5.130%	1.43x	9.9%	69.8%	57.7%
Unanchored	2	$4,056,197	0.5%	5.410%	1.35x	10.4%	64.9%	49.5%
Hospitality	11	$210,631,766	24.6%	5.083%	1.64x	13.1%	60.8%	49.5%
Full Service	4	$74,614,522	8.7%	4.930%	1.77x	13.8%	62.6%	52.2%
Extended Stay	1	$55,000,000	6.4%	5.200%	1.50x	11.8%	62.8%	47.5%
Resort	1	$42,500,000	5.0%	5.240%	1.54x	12.7%	51.8%	48.8%
Limited Service	5	$38,517,244	4.5%	5.042%	1.68x	14.0%	64.6%	47.8%
Office	3	$114,700,000	13.4%	4.695%	1.60x	11.7%	68.5%	61.5%
Suburban	1	$85,000,000	9.9%	4.610%	1.69x	12.5%	67.5%	61.9%
Urban	1	$17,500,000	2.0%	4.960%	1.39x	9.9%	72.9%	60.0%
Medical	1	$12,200,000	1.4%	4.910%	1.28x	9.0%	69.7%	60.3%
Multifamily	6	$79,777,616	9.3%	4.169%	2.99x	19.0%	59.4%	51.8%
Garden	3	$46,724,627	5.5%	4.453%	1.37x	8.7%	77.3%	68.6%
Cooperative	1	$19,952,715	2.3%	3.210%	7.59x	47.5%	10.9%	7.2%
Garden/Townhouse	1	$7,721,611	0.9%	4.910%	1.90x	13.3%	69.6%	57.2%
Student Housing	1	$5,378,663	0.6%	4.200%	1.52x	9.9%	69.4%	63.6%
Manufactured Housing	35	$64,628,263	7.5%	4.407%	1.54x	9.5%	74.1%	60.0%
Industrial	2	$46,154,101	5.4%	4.684%	1.59x	12.0%	70.1%	57.3%
Warehouse Distribution	1	$40,154,101	4.7%	4.690%	1.45x	11.2%	74.9%	61.2%
Manufacturing	1	$6,000,000	0.7%	4.645%	2.56x	17.3%	38.2%	31.1%
Mixed Use	1	$43,500,000	5.1%	4.550%	1.42x	9.9%	68.5%	58.7%
Office / Flex	1	$43,500,000	5.1%	4.550%	1.42x	9.9%	68.5%	58.7%
Self Storage	6	$19,996,573	2.3%	4.772%	1.78x	11.8%	64.9%	52.8%
Total / Wtd. Avg.	72	$856,326,747	100.0%	4.446%	1.81x	12.3%	62.6%	53.1%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Westfield Countryside Mortgage Loan, The Mall at Tuttle Crossing Mortgage Loan, the Southdale Center Mortgage Loan and the Marriott Chicago River North Hotel Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity
Florida	7	$176,303,790	20.6%	4.204%	1.62x	10.5%	62.7%	55.8%
California	5	$108,169,490	12.6%	5.109%	1.60x	12.4%	58.1%	50.7%
California – Northern(3)	0	$0	0.0%	0.000%	0.00x	0.0%	0.0%	0.0%
California – Southern(3)	5	$108,169,490	12.6%	5.109%	1.60x	12.4%	58.1%	50.7%
Ohio	2	$102,721,611	12.0%	3.665%	2.30x	13.3%	53.4%	45.6%
Connecticut	1	$85,000,000	9.9%	4.610%	1.69x	12.5%	67.5%	61.9%
Minnesota	6	$63,339,839	7.4%	3.918%	1.52x	9.2%	62.9%	52.6%
New York	2	$60,106,816	7.0%	4.199%	3.49x	23.3%	53.7%	43.3%
Illinois	1	$55,000,000	6.4%	5.200%	1.50x	11.8%	62.8%	47.5%
Wisconsin	28	$53,756,508	6.3%	4.407%	1.54x	9.5%	74.7%	60.4%
New Jersey	1	$43,500,000	5.1%	4.550%	1.42x	9.9%	68.5%	58.7%
Texas	9	$41,766,589	4.9%	4.868%	1.48x	11.0%	70.9%	57.3%
Virginia	1	$17,579,905	2.1%	4.690%	1.79x	13.3%	68.1%	55.6%
Alabama	1	$13,180,493	1.5%	4.890%	1.67x	14.7%	64.8%	41.0%
Nevada	1	$11,985,343	1.4%	4.390%	1.59x	10.4%	63.9%	51.7%
South Carolina	1	$8,100,000	0.9%	5.300%	1.51x	11.3%	66.9%	55.7%
North Carolina	1	$7,500,000	0.9%	4.870%	1.99x	14.0%	69.4%	64.0%
Michigan	4	$6,531,915	0.8%	4.810%	1.88x	13.5%	63.3%	49.2%
Colorado	1	$1,784,447	0.2%	5.410%	1.35x	10.4%	64.9%	49.5%
Total / Wtd. Avg.	72	$856,326,747	100.0%	4.446%	1.81x	12.3%	62.6%	53.1%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Westfield Countryside Mortgage Loan, The Mall at Tuttle Crossing Mortgage Loan, the Southdale Center Mortgage Loan and the Marriott Chicago River North Hotel Mortgage Loan, unless otherwise indicated, all LTV, DSCR, and Debt Yield calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Collateral Statistics

Collateral Statistics(1)(2)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)

	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1,896,888 - 10,000,000	18	108,696,762	12.7	3.210 - 4.000	5	277,452,715	32.4	10.9 - 20.0	1	19,952,715	2.3
10,000,001 - 20,000,000	8	124,749,573	14.6	4.001 - 4.500	9	128,716,896	15.0	30.1 - 40.0	1	6,000,000	0.7
20,000,001 - 30,000,000	4	106,726,310	12.5	4.501 - 5.000	13	279,298,124	32.6	50.1 - 60.0	7	292,687,359	34.2
40,000,001 - 50,000,000	3	126,154,101	14.7	5.001 - 5.630	11	170,859,012	20.0	60.1 - 70.0	18	353,095,673	41.2
50,000,001 - 60,000,000	2	110,000,000	12.8	Total:	38	$856,326,747	100.0%	70.1 - 79.1	11	184,591,000	21.6
80,000,001 - 90,000,000	1	85,000,000	9.9	Min: 3.210%	Max: 5.630%	Wtd Avg: 4.446%		Total:	38	$856,326,747	100.0%
90,000,001 - 100,000,000	2	195,000,000	22.8					Min: 10.9%	Max: 79.1%	Wtd Avg: 62.6%
Total:	38	$856,326,747	100.0%	Original Term to Maturity (mos.)
Min: $1,896,888	Max: $100,000,000	Avg: $22,534,914						LTV Ratio at Maturity (%)
					No. of	Aggregate
State					Mortgage	Cut-off Date	% of		No. of	Aggregate
					Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
	No. of	Aggregate		60	5	149,962,672	17.5		Loans	Balance ($)	Pool
	Mortgaged	Cut-off Date	% of	120	33	706,364,075	82.5	7.2 - 10.0	1	19,952,715	2.3
	Properties	Balance ($)	Pool	Total:	38	$856,326,747	100.0%	20.1 - 30.0	1	3,736,751	0.4
Florida	7	176,303,790	20.6	Min: 60	Max: 120	Wtd Avg: 109		30.1 - 40.0	1	6,000,000	0.7
California	5	108,169,490	12.6					40.1 - 50.0	9	267,187,298	31.2
California – Northern(3)	0	0	0.0	Remaining Term to Maturity (mos.)				50.1 - 60.0	16	327,282,803	38.2
California – Southern(3)	5	108,169,490	12.6					60.1 - 70.0	9	217,297,180	25.4
Ohio	2	102,721,611	12.0		No. of	Aggregate		70.1 - 70.9	1	14,870,000	1.7
Connecticut	1	85,000,000	9.9		Mortgage	Cut-off Date	% of	Total:	38	$856,326,747	100.0%
Minnesota	6	63,339,839	7.4		Loans	Balance ($)	Pool	Min: 7.2%	Max: 70.9%	Wtd Avg: 53.1%
New York	2	60,106,816	7.0	57 - 79	5	149,962,672	17.5
Illinois	1	55,000,000	6.4	116 - 118	4	257,500,000	30.1	UW DSCR (x)
Wisconsin	28	53,756,508	6.3	119 - 120	29	448,864,075	52.4
New Jersey	1	43,500,000	5.1	Total:	38	$856,326,747	100.0%		No. of	Aggregate
Texas	9	41,766,589	4.9	Min: 57	Max: 120	Wtd Avg: 108			Mortgage	Cut-off Date	% of
Virginia	1	17,579,905	2.1						Loans	Balance ($)	Pool
Alabama	1	13,180,493	1.5	Original Amortization Term (mos.)				1.28 - 1.30	2	27,070,000	3.2
Nevada	1	11,985,343	1.4					1.31 - 1.40	5	54,549,836	6.4
South Carolina	1	8,100,000	0.9		No. of	Aggregate		1.41 - 1.50	5	150,150,675	17.5
North Carolina	1	7,500,000	0.9		Mortgage	Cut-off Date	% of	1.51 - 1.60	11	203,176,277	23.7
Michigan	4	6,531,915	0.8		Loans	Balance ($)	Pool	1.61 - 1.70	3	198,180,493	23.1
Colorado	1	1,784,447	0.2	180	1	3,736,751	0.4	1.71 - 1.80	3	53,549,395	6.3
Total:	72	$856,326,747	100.0%	240	1	13,180,493	1.5	1.81 - 1.90	4	37,197,356	4.3
				276	1	19,952,715	2.3	1.91 - 2.00	1	7,500,000	0.9
Property Type				300	7	83,033,667	9.7	2.01 - 2.10	1	4,000,000	0.5
				360	28	736,423,121	86.0	2.11 - 2.50	1	95,000,000	11.1
	No. of	Aggregate		Total:	38	$856,326,747	100.0%	2.51 - 7.59	2	25,952,715	3.0
	Mortgaged	Cut-off Date	% of	Min: 180	Max: 360	Wtd Avg: 350		Total:	38	$856,326,747	100.0%
	Properties	Balance ($)	Pool					Min: 1.28x	Max: 7.59x	Wtd Avg: 1.81x
Retail	8	276,938,428	32.3	Remaining Amortization Term (mos.)
Regional Mall	3	250,000,000	29.2					UW NOI Debt Yield (%)
Anchored	2	13,882,231	1.6		No. of	Aggregate
Single Tenant	1	9,000,000	1.1		Mortgage	Cut-off Date	% of		No. of	Aggregate
Unanchored	2	4,056,197	0.5		Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
Hospitality	11	210,631,766	24.6	179 - 230	1	3,736,751	0.4		Loans	Balance ($)	Pool
Full Service	4	74,614,522	8.7	231 - 300	9	116,166,874	13.6	8.3 - 8.5	2	42,230,000	4.9
Extended Stay	1	55,000,000	6.4	351 - 360	28	736,423,121	86.0	8.6 - 9.0	1	12,200,000	1.4
Resort	1	42,500,000	5.0	Total:	38	$856,326,747	100.0%	9.1 - 9.5	4	90,862,507	10.6
Limited Service	5	38,517,244	4.5	Min: 179	Max: 360	Wtd Avg: 349		9.6 - 10.0	6	106,041,306	12.4
Office	3	114,700,000	13.4					10.1 - 10.5	4	122,041,540	14.3
Suburban	1	85,000,000	9.9					10.6 - 11.0	1	7,500,000	0.9
Urban	1	17,500,000	2.0					11.1 - 11.5	2	48,254,101	5.6
Medical	1	12,200,000	1.4					11.6 - 12.0	2	57,496,573	6.7
Multifamily	6	79,777,616	9.3					12.1 - 12.5	3	99,078,636	11.6
Garden	3	46,724,627	5.5					12.6 - 13.0	1	42,500,000	5.0
Cooperative	1	19,952,715	2.3					13.1 - 13.5	3	120,301,516	14.0
Garden/Townhouse	1	7,721,611	0.9					13.6 - 14.0	2	37,469,490	4.4
Student Housing	1	5,378,663	0.6					14.6 - 15.0	2	19,180,493	2.2
Manufactured Housing	35	64,628,263	7.5					15.1 - 47.5	5	51,170,584	6.0
Industrial	2	46,154,101	5.4					Total:	38	$856,326,747	100.0%
Warehouse Distribution	1	40,154,101	4.7					Min: 8.3%	Max: 47.5%	Wtd Avg: 12.3%
Manufacturing	1	6,000,000	0.7
Mixed Use	1	43,500,000	5.1
Office / Flex	1	43,500,000	5.1
Self Storage	6	19,996,573	2.3
Total:	72	$856,326,747	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Westfield Countryside Mortgage Loan, The Mall at Tuttle Crossing Mortgage Loan, the Southdale Center Mortgage Loan and the Marriott Chicago River North Hotel Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

(3)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	August 2013	August 2014	August 2015	August 2016	August 2017
Locked Out	100.0%	100.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%	20.8%	21.0%	21.2%
Open	0.0%	0.0%	0.0%	5.0%	5.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$856,326,747	$848,454,589	$839,285,200	$827,773,694	$814,254,157
% Initial Pool Balance	100.0%	99.1%	98.0%	96.7%	95.1%

Prepayment Restrictions	August 2018	August 2019	August 2020	August 2021	August 2022
Locked Out	0.0%	0.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	24.5%	24.6%	24.6%	24.7%	24.8%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$661,057,302	$646,706,393	$631,783,562	$616,104,386	$599,712,798
% Initial Pool Balance	77.2%	75.5%	73.8%	71.9%	70.0%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Mortgage Loan No. 1 – Westfield Countryside

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Mortgage Loan No. 1 – Westfield Countryside

LEVEL ONE

LA|FITNESS
Dillard's
sears
macy's
jcpenney
Finish Line
VICTORIA'S SECRET
stride rite
Brookstone
EXPRESS
ZALES
TILLY'S
PACSUN
KAY
PLACE
Buckle
HOLLISTER
Lids
Red Robin
BJ's

LEVEL TWO

LA|FITNESS
Dillard's
sears
macy's
jcpenney
FOREVER 21
NEW YORK & COMPANY
Coldwater Creek
COACH
Disney store
ALDO
Payless
ZUMIEZ
GAP
LOFT
Clarks
CHICO'S
VANS
HOT TOPIC
Cobb

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Mortgage Loan No. 1 – Westfield Countryside

Tarpon Springs
Innisbrook Resort and Golf Course
Lake Tarpon
Lansbrook Golf Course
Gulf of Mexico
Alderman Rd
Alderman Plaza
John Chestnut Senior Park
Palm Harbor
Highland Lakes Golf Course
Honeymoon Island State Park
Tampa Rd
The Shoppes at Boot Ranch
East Lake Woodlands Plaza
Causeway Blvd
Curlew Rd
St. Joseph Sound
Dunedin Country Club
Seabreeze Shopping Ctr.
Tampa Bay Downs
Westchase Golf Club
Bayside Meadows Park
Countryside Golf and Country Club
Mease Countryside Hospital
State St W
Oldsmar
HILLSBOROUGH COUNTY
Caladesi Island State Park
The Hammock Park
Solon Ave
Chi Chi Rodriguez Golf Course
Dunedin
Safety Harbor
Main St
Town 'n' Country
Westfield Countryside
27001 US Highway 19 North #1039
Clearwater, FL 33761
Northwood Plaza
Enterprise Rd E
Old Tampa Bay Regional Park
Cypress Point Shopping Ctr.
Safety Harbor
Top of the World Golf Course
Philippe Park
CLEARWATER
Clearwater Air Park
Jack Russell Stadium
Bayside Bridge Shopping Ctr.
Tampa Intl. Airport 4 miles
Clearwater Golf and Country Club
St. Petersburg College - Clearwater Campus
Drew St
Courtney Campbell Causeway
Sand Key County Park
Crest Lake Park
Court St
Gulf to Bay Blvd
Morton Plant Hospital
Clearwater Mall
Clearwater Plaza
Clearwater Harbor
Lakeview Rd
Old Tampa Bay
PINELLAS COUNTY
Norton Park
Bayside Bridge
Belleair Country Club
Belleair Rd
Cove Cay Country Club
Belleair
Midway Shopping Ctr.
Largo
Belleair Bluffs
W Bay Dr
E Bay Dr
Keene Plaza
Tri-City Plaza
Roosevelt Blvd
St. Petersburg-Clearwater Intl. Airport
Largo Medical Ctr.
8th Ave SW
Howard Frankland Bridge
Tampa 5 miles
East Bay Golf Club
Taylor Reservoir Park
142nd Ave N
Feather Sound Golf and Country Club
Airco Golf Course
Largo Medical Ctr. - Indian Rocks Rd. Campus
Tampa Bay
Ulmerton Rd
Wilcox Rd
Largo Mall
Pinellas Park
Walsingham Rd
Lake Seminole
ST. PETERSBURG
Walsingham Park
Colonial Promenade Bardmoor
Bryan Dairy Rd
Downtown St. Petersburg 8 miles
TAMPA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Mortgage Loan No. 1 – Westfield Countryside

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	27001 US Highway 19 North Clearwater, FL 33761

Original Balance(1):	$100,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$100,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	11.7%			Net Rentable Area(4):	464,836 NSF
Loan Purpose(2):	Acquisition			Cut-off Date Balance Per Unit/SF(1):	$333
Borrower Name(s):	Countryside Mall LLC			Balloon/ARD Balance Per Unit/SF(1):	$303
Sponsor(s):	Westfield Group; O’Connor Capital Partners			Year Built / Year Renovated:	1975/1988, 1989, 2009, 2011
Mortgage Rate:	3.912%			Title Vesting:	Fee
Note Date:	5/30/2013			Property Manager:	Westfield Property Management LLC
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$25,324,035
IO Period:	60 months			UW Expenses:	$9,698,281
Original Term to Maturity or ARD:	120 months			UW NOI:	$15,625,754
Seasoning:	2 months			UW NCF:	$14,586,182
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.78x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.66x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (26); DEF/YM1 (87); O (7)			UW NCF Debt Yield(1):	9.4%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity(1):	10.4%
Pari Passu Mortgage Debt(1):	$55,000,000			Most Recent NOI (As of):	$16,066,085 (TTM 4/30/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$15,760,000 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$13,384,000 (12/31/2011)
Reserves(3)				Appraised Value:	$270,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/10/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	52.1%
Recurring Replacements:	$0	Springing	$92,880	Occupancy Rate (As of):	91.7% (7/31/2013)
TI/LC:	$0	Springing	$464,398	2nd Most Recent Occupancy (As of):	82.4% (12/31/2012)
				3rd Most Recent Occupancy (As of):	84.4% (12/31/2011)
				4th Most Recent Occupancy (As of):	89.5% (12/31/2010)
				5th Most Recent Occupancy (As of):	88.6% (12/31/2009)
				6th Most Recent Occupancy (As of):	88.6% (12/31/2008)

(1)
The Westfield Countryside Mortgage Loan is part of the Westfield Countryside Loan Pair evidenced by multiple pari passu notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $155,000,000 Westfield Countryside Loan Pair balance.

(2)
The proceeds of the Westfield Countryside Loan Pair were used to partially finance a joint venture purchase of 6 regional malls. An affiliate or affiliates of Westfield America, Inc., one of the current loan sponsors, previously owned a majority interest in the Westfield Countryside Property.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves, if any, are applicable to the entire Westfield Countryside Loan Pair.
(4)	The Net Rentable Area includes improvements owned by the Westfield Countryside Borrower and excludes four non-collateral anchor tenant stores totaling approximately 795,151 SF, which are tenant owned.

The Westfield Countryside Mortgage Loan

The Mortgage Loan.  The largest mortgage loan (the “Westfield Countryside Mortgage Loan”) is part of a pari passu loan pair (the “Westfield Countryside Loan Pair”) evidenced by multiple pari passu notes in the aggregate principal amount of $155,000,000, all of which are secured by the same first priority fee mortgage encumbering a portion of the regional mall known as Westfield Countryside Mall in Clearwater, Florida (the “Westfield Countryside Property”). The Westfield Countryside Mortgage Loan is evidenced by five pari passu notes (Notes A-1-1, A-2-1, A-3-1, B-1-1 and B-2-1) with a combined outstanding principal balance as of the Cut-off Date of $100,000,000. The five pari passu notes not included in the issuing entity (Notes

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

A-1-2, A-2-2, A-3-2, B-1-2 and B-2-2) evidence a related companion loan (the “Westfield Countryside Serviced Companion Loan”), which have an aggregate outstanding balance as of the Cut-off Date of $55,000,000. The Westfield Countryside Serviced Companion Loan has similar features and terms as the Westfield Countryside Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The “A” notes are pari passu with each other and the “B” notes are all pari passu with each other. The “B” notes are subordinate to the “A” notes.

The Westfield Countryside Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of June 1, 2023. The Westfield Countryside Mortgage Loan requires payments of interest only for the initial 60 months and payments of principal and interest thereafter. The Westfield Countryside Mortgage Loan may be prepaid in whole on any payment date after the first due date following the second anniversary of the closing date of the Westfield Countryside Serviced Companion Loan securitization together with the greater of a yield maintenance premium and 1% of the prepayment amount. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of the Westfield Countryside Serviced Companion Loan securitization. The Westfield Countryside Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Countryside Mall LLC (the “Westfield Countryside Borrower”), a single-purpose Delaware limited liability company. The Westfield Countryside Borrower is indirectly owned and controlled by Westfield America, Inc., a subsidiary of Westfield Group (“Westfield”) (ASX: WDC), a Sydney Australia based shopping center owner and manager and by an affiliate of O’Connor Capital Partners (“O’Connor”). Westfield currently has investment interests in 100 shopping centers in Australia, New Zealand, the United States and the United Kingdom. Westfield America, Inc. is the non-recourse carve-out guarantor. O’Connor is a privately held New York City based real estate investment firm. On March 29, 2013, Westfield and O’Connor announced a joint venture investment in a portfolio comprising six regional malls located in Florida, including the Westfield Countryside Property, with a gross total value of $1.283 billion.

The Mortgaged Property.  The Westfield Countryside Property consists of 464,836 SF of major, in-line, food court, and kiosk space within the 2-story, approximately 1,259,987 SF Westfield Countryside Mall, a regional mall in Clearwater, Florida. The Westfield Countryside Property is located within the Tampa – St. Petersburg - Clearwater MSA. The Westfield Countryside Mall is anchored by Sears, Macy’s, Dillard’s, and JC Penney, and includes a 12 screen Cobb Theater Cinema, as well as a 20,000 SF XXI Forever store and a free-standing 18,466 SF L.A. Fitness. The four anchor stores, Sears, Macy’s, Dillard’s, and JC Penney, which total approximately 795,151 SF, are tenant owned and are not collateral for the Westfield Countryside Mortgage Loan. The Westfield Countryside Mall opened in 1975, was expanded in 1988 and 1989, and was fully renovated in 2009 and expanded in 2011, with the addition of the new 12- screen Cobb Theater and the reconfiguration of approximately 33,626 SF of previously existing shop space to restaurant space. The new theater and restaurant area was leased in 2011, 2012, and 2013. There are currently no plans for renovation, improvement or development of the Westfield Countryside Property.

In addition to the XXI Forever store, the L.A. Fitness Club, a Victoria’s Secret store, a Gap/Gap Body store and the Cobb Theater, the Westfield Countryside Property contains approximately 115 occupied in-line stores, 17 kiosks and 10 food court tenants. There is currently approximately 38,780 SF of in-line and kiosk vacancy. The Westfield Countryside Mall in its entirety has 5,586 surface and garage parking spaces, for a total parking ratio of 4.44 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of the July 31, 2013 rent roll, the Westfield Countryside Property is 91.7% leased. The Westfield Countryside Mall, including both collateral and non-collateral space, was 96.9% leased or otherwise occupied as of the July 31, 2013 rent roll. Comparable in-line store sales, representing 177,728 SF, as of the trailing 12 months ended May 31, 2013, were approximately $396 PSF. The trailing 12 month average occupancy cost as a percentage of sales for these tenants was 17.2%. The reported year end 2012 in-line comparable sales were approximately $392 PSF. The 2011 and 2010 in-line comparable sales were approximately $353 and $334 PSF, respectively. For the trailing 12 months ended May 31, 2013, total mall sales, including sales estimates for the non-collateral anchor tenants and reported sales for comparable and non-comparable major, in-line, food court and kiosk tenants, totaled approximately $243,176,000.

Major Collateral Tenants.

Cobb Theaters (53,729 SF, 12% of NRA, 11% of underwritten base rent). Cobb Theaters III, LLC (“Cobb”) leases 53,729 SF at the Westfield Countryside Property and operates the space as a 12-screen movie-theater. The lease began on December 16, 2011 and has a current expiration date of December 31, 2026, with four 5-year lease renewal options. Cobb Theaters, L.L.C., which was established in Alabama in 1921, currently operates 253 screens at 21 locations in 5 states.

XXI Forever (20,000 SF, 4% of NRA, 4% of underwritten base rent). Forever 21 Retail, Inc. leases 20,000 SF at the Westfield Countryside Property. The lease began on June 29, 2012 and has a current expiration date of January 31, 2023. Forever 21, Inc., was founded in 1984 and, according to Forbes, as of November 2012, the apparel retailer was the 121st largest private company in the United States with estimated annual sales of $3.4 billion at over 480 stores under various brand names, including Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference.

L.A. Fitness (18,466 SF, 4% of NRA, 1% of underwritten base rent). L.A. Fitness International, LLC leases 18,466 SF at the Westfield Countryside Property. The lease began on February 16, 2003 and has a current expiration date of March 31, 2018, with three 5-year lease renewal options. L.A. Fitness is a health club chain that was founded in 1984 and currently operates more than 500 locations in 24 states and Canada.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

The following table presents a summary regarding major tenants and the non-collateral anchors at the Westfield Countryside Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annual Underwritten Base Rent	% of Total Annual UW Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration(4)	TTM May 2013 Sales PSF/ Screen(5)	UW Occupancy Cost as a % of Sales
Non-Collateral Anchors
Sears	CCC/B3/CCC+	220,833	NAP	NAP	NAP	NAP	9/06/2030	$103	NAP
Macy’s	BBB/Baa3/BBB	214,965	NAP	NAP	NAP	NAP	7/23/2030	$202	NAP
Dillard’s	BBB-/Ba3/BB+	209,214	NAP	NAP	NAP	NAP	3/30/2031	$128	NAP
J.C. Penney	B-/Caa1/CCC+	150,139	NAP	NAP	NAP	NAP	1/20/2031	$121	NAP
Subtotal / Wtd. Avg.		795,151

Tenants > 10,000 SF
Cobb Theaters	NR/NR/NR	53,729	12%	$1,682,389	11%	$31.31	12/31/2026	$587,583	23.9%
XXI Forever	NR/NR/NR	20,000	4%	$574,464	4%	$28.72	1/31/2023	$210	12.7%
L.A. Fitness	NR/NR/NR	18,466	4%	$203,126	1%	$11.00	3/31/2018	$52	30.0%
Victoria’s Secret	NR/NR/NR	12,411	3%	$372,330	3%	$30.00	1/31/2018	$542	10.1%
Gap/Gap Body	BBB-/Baa3/BBB-	11,168	2%	$223,360	2%	$20.00	1/31/2017	$199	24.3%
Subtotal / Wtd. Avg.		115,774	25%	$3,055,669	21%	$26.39

Other Tenants		310,282	67%	$11,751,680	79%	$37.87		$404	17.4%
Vacant Space		38,780	8%	$0	0%	$0.00

Total		464,836	100%	$14,807,349	100%	$34.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Approximate % of NRSF is based on total collateral NRSF of 464,836 SF. It does not include the Sears, Macy’s, Dillard’s or J.C. Penney stores, which are not collateral for the Westfield Countryside Mortgage Loan.

(3)	Total Annual Underwritten Base Rent (PSF) excludes vacant space.
(4)
The lease expiration dates for Sears, Macy’s, Dillard’s and J.C. Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Westfield Countryside Mortgage Loan.

(5)
The Sears, Macy’s, Dillard’s and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to these non-collateral stores are based only on estimates by Westfield for the 2012 calendar year. TTM May 2013 Sales PSF attributed to “Other Tenants” includes only 177,728 SF of comparable in-line and 2,613 SF of comparable food court tenants. (Non-comparable in-line, food court and kiosk tenants are excluded from this calculation.) Excluding the comparable food court tenants, which had TTM average sales of $887 PSF, the average sales PSF for comparable in-line tenants was approximately $396.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

The following table presents certain information relating to the lease rollover at the Westfield Countryside Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	3	2,532	$73.42	1%	1%	$185,896	1%	1%
2014	27	47,501	$36.98	10%	11%	$1,756,727	12%	13%
2015	13	19,525	$46.64	4%	15%	$910,640	6%	19%
2016	24	55,306	$39.38	12%	27%	$2,178,065	15%	35%
2017	14	22,655	$46.92	5%	32%	$1,062,962	7%	42%
2018	24	77,274	$29.46	17%	49%	$2,276,371	15%	57%
2019	9	25,179	$30.55	5%	54%	$769,170	5%	62%
2020	8	16,754	$48.04	4%	58%	$804,836	5%	67%
2021	5	13,940	$32.60	3%	61%	$454,406	3%	70%
2022	8	22,096	$33.87	5%	66%	$748,402	5%	75%
2023	10	49,345	$27.58	11%	77%	$1,360,903	9%	85%
2024	1	3,500	$10.00	1%	78%	$35,000	0%	85%
2025	0	0	$0.00	0%	78%	$0	0%	85%
2026 & Beyond	3	70,449	$32.14	15%	92%	$2,263,969	15%	100%
Vacant	17	38,780	$0.00	8%	100%	$0	0%	100%
Total / Wtd. Avg.	166	464,836	$34.75	100%		$14,807,349	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

The Market. The Westfield Countryside Property is located in Tampa MSA, approximately 3.5 miles east of the Gulf of Mexico, within the city of Clearwater. The Tampa CBSA has a population of approximately 2.9 million people. The Westfield Countryside Property is located within the Clearwater/North Pinellas submarket, which contains approximately 8.9 million SF of retail space, which is 22.2% of the market inventory. As of March 31, 2013, the submarket retail vacancy averaged 13.7%, with an average asking rent of $14.51 PSF for general retail space. Competitive regional mall average in-line rental rates are included in the chart below. The estimated current population within a 5-mile radius is 224,591 people. The average household income within a 5-mile radius is estimated at $59,168 per annum, while the average household income within the Westfield Countryside Property trade area is approximately $60,746. Below is a chart of primary and secondary competitive shopping centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Inline Avg. Rent PSF	Sales PSF	Occupancy	Proximity
Citrus Park (Primary Competition) NEQ Sheldon Rd. & Citrus Park Dr., Tampa	Super-Regional	1999	2004	1,143,377	Dillard’s JC Penney Macy’s Sears Dick’s Sporting Goods	$30.62	$370	88%	10.2 miles NE

International Plaza (Primary Competitor) 2223 N Westshore Boulevard Tampa	Super-Regional	2001	2005	1,174,565	Dillard’s Neiman Marcus Nordstrom Forever XXI	$49.00	$500	95%	14.3 miles SE

Westshore Plaza (Primary Competitor) 250 Westshore Plaza Tampa	Super-Regional	1967	2001	1,036,322	JC Penney Macy’s Saks Fifth Avenue Sears	$29.00	$375	93%	14.4 miles SE

Tyrone Square (Secondary Competitor) 1050 58th St. N St. Petersburg	Super-Regional	1972	1998	1,124,606	Dillard’s JC Penney Macy’s Sears	$28.00	$350	91%	15.6 miles S

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Countryside Property:

Cash Flow Analysis
	2009	2010	2011	2012	UW	UW PSF
Base Rent(1)	$11,651,000	$10,261,000	$10,004,000	$12,335,000	$14,807,349	$31.85
Overage Rent	$52,000	$71,000	$128,000	$182,000	$235,225	$0.51
Other Income(2)	$3,426,000	$2,913,000	$2,723,000	$3,135,000	$1,511,000	$3.25
Total Recoveries	$8,157,000	$7,800,000	$8,669,000	$9,114,000	$10,117,000	$21.76
Mark to Market(3)	$0	$0	$0	$0	($1,346,538)	($2.90)
Less Vacancy & Credit Loss	($119,000)	$27,000	($1,000)	($71,000)	$0	$0
Effective Gross Income	$23,167,000	$21,072,000	$21,523,000	$24,695,000	$25,324,035	$54.48
Total Operating Expenses	$7,891,000	$7,618,000	$8,139,000	$8,935,000	$9,698,281	$20.86
Net Operating Income	$15,276,000	$13,454,000	$13,384,000	$15,760,000(4)	$15,625,754	$33.62
TI/LC	$0	$0	$0	$0	$946,604	$2.04
Capital Expenditures	$0	$0	$0	$0	$92,967	$0.20
Net Cash Flow	$15,276,000	$13,454,000	$13,384,000	$15,760,000	$14,586,182	$31.38

Occupancy %	88.6%	89.5%	84.4%	82.4%	91.7%
NOI DSCR	1.74x	1.53x	1.52x	1.79x	1.78x
NCF DSCR	1.74x	1.53x	1.52x	1.79x	1.66x
NOI Debt Yield	9.9%	8.7%	8.6%	10.2%	10.1%
NCF Debt Yield	9.9%	8.7%	8.6%	10.2%	9.4%
Average Annual Rent PSF(5)	$31.99	$27.87	$28.84	$32.20	$34.75

(1)
Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $250,047 of contractual rent increases through December 31, 2013. In 2011, 2012 and 2013, a new theater and 5 restaurants were added to the Westfield Countryside Property, which account for approximately $2,828,519 of total additional underwritten base rents, plus associated recoveries.

(2)	Underwritten Other Income includes specialty leasing, partnership marketing and additional income.
(3)	Inline tenants with occupancy costs exceeding 20% are marked down to a 20% occupancy cost total rental rate.
(4)	The Westfield Countryside sponsor reported trailing twelve months ended April 30, 2013 NOI of $16,066,085 at the Westfield Countryside Property.
(5)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps as described in note 1 above. The assumed SF for the calculation is approximately 411,107 (the current SF less the recently constructed Cobb Theater space, which lease began on December 16, 2011) for the years 2009, 2010 and 2011 and 464,836 SF for 2012 and the underwritten period, net of vacancy.

Escrows and Reserves.  On each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold (as defined below), the Westfield Countryside Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Westfield Countryside Borrower maintains insurance under an acceptable blanket insurance policy).  The Westfield Countryside Borrower is also required, on each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold, to make monthly deposits of $7,739 for replacement reserves and $38,669 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $92,879 or in the TI/LC reserve exceeds $464,398.

“DSC Threshold” means a debt service coverage ratio of at least 1.80x, calculated based on the previous twelve months and tested on the first day of each calendar quarter. The calculation will be based on the current interest only debt service payment throughout the Westfield Countryside Mortgage Loan term and on the actual Westfield Countryside Property operating results.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Westfield Countryside Mortgage Loan.  The Westfield Countryside Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Westfield Countryside Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the Westfield Countryside Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to fund an operating expense subaccount up to the amount of lender approved operating expenses and budgeted capital expenses for the next month and an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and to remit the remainder to an account to be held by the mortgagee as additional security for the Westfield Countryside Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and end on the date upon which the event of default has been cured as determined by Lender in its sole good faith discretion.

Property Management. The Westfield Countryside Property is managed by Westfield Property Management LLC, an affiliate of the Westfield Countryside Borrower.

Secured Indebtedness. The Westfield Countryside Serviced Companion Loan was originated by MSMCH on May 30, 2013 and is evidenced by five (5) notes with a combined original and Cut-off Date Balance of $55,000,000. The current holder of the Westfield Countryside Serviced Companion Loan is MSMCH. The notes evidencing the Westfield Countryside Serviced Companion Loan accrue interest at the same rate as the Westfield Countryside Mortgage Loan. The Westfield Countryside Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westfield Countryside Serviced Companion Loan, as and to the extent described under “DESCRIPTION OF THE MORTGAGE POOL–The A/B Whole Loans and the Loan Pairs–The Westfield Countryside Loan Pair” in the Free Writing Prospectus. The Westfield Countryside Serviced Companion Loan is expected to be contributed to one or more future trusts. The holders of the Westfield Countryside Mortgage Loan and the Westfield Countryside

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Westfield Countryside

Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Westfield Countryside Loan Pair.  The Westfield Countryside Mortgage Loan will generally represent the controlling interest in the Westfield Countryside Loan Pair and the Westfield Countryside Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “DESCRIPTION OF THE MORTGAGE POOL–The A/B Whole Loans and the Loan Pairs–The Westfield Countryside Loan Pair” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the insurance policies maintained by the Westfield Countryside Borrower are required to cover losses resulting from perils and acts of terrorism.  Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension or reauthorization) is not in effect, Westfield Countryside Borrower is required to maintain terrorism insurance as described above, but in such event, the Westfield Countryside Borrower will not be required to pay annual premiums in excess of two times the then current premium for a separate “special causes of loss” (or similar) policy insuring only the Westfield Countryside Property on a stand-alone basis, provided the Westfield Countryside Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent available.

Expansion, Release and Substitution of Property.  Provided no event of default has occurred and is continuing, the Westfield Countryside Borrower may obtain a release of certain non-income producing, non-material portions of the Westfield Countryside Property, and in connection therewith subdivide the Westfield Countryside Property, including parking areas, provided that, amongst other conditions, the Westfield Countryside Borrower has certified that (i) fee simple title to the release parcel is being conveyed to a third party and (ii) the subdivision in connection with such release will not materially adversely affect the use, value, utility or operation of the remaining Westfield Countryside Property as it was operated immediately prior to the release and lender has received evidence demonstrating that the remaining Westfield Countryside Property will comply in all material respects with all applicable legal requirements after the release and constitutes one or more separate legal tax lots (as reflected in a tax lot endorsement to the title policy).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Mortgage Loan No. 2 – The Mall at Tuttle Crossing

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Mortgage Loan No. 2 – The Mall at Tuttle Crossing

LEVEL ONE

jcpenney
sears
macy's
macy's
VICTORIA'S SECRET
wet seal
HOLLISTER
Abercrombie & Fitch
Finish Line
EXPRESS
SHOE DEPT.
Non Anchor / In-line
Vacant/Temporary Tenant
Not Part of the Collateral
N

LEVEL TWO

jcpenney
sears
macy's
macy's
Abercrombie & Fitch
THE LIMITED
BANANA REPUBLIC
GAP
FOREVER 21
ANN TAYLOR
TALBOTS
H&M
rue21
ALDO
Ruby Tuesday
Panera
POTTERY BARN
dEb

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Mortgage Loan No. 2 – The Mall at Tuttle Crossing

The Mall at Tuttle Crossing
5043 Tuttle Crossing Boulevard
Dublin, OH 43016
O'Shaughnessy Reservoir
DELAWARE COUNTY
UNION COUNTY
FRANKLIN COUNTY
Powell
Shawnee Hills
Dublin
Hilliard
COLUMBUS
Worthington
Riverlea
Upper Arlington
Grandview Heights
Lincoln Village
University District
Short North
Downtown
Highbanks Metro Park
Polaris Fashion Place
Columbus Zoo and Aquarium
Shamrock Golf Club
Tartan Fields Golf Club
Safari Golf Club
Wedgewood Country Club
Muirfield Village Country Club
Riviera Country Club
Worthington Hills Country Club
Pontifical College Josephinum
York Golf Club
The Shops at Worthington Place
Dublin Methodist Hospital
Perimeter Center
Dublin Village Ctr.
Sawmill Place Mall
Brookside Golf and Country Club
Ohio State University Airport
Busch Boulevard Center
Harding Hospital
The Golf Club of Dublin
State School for the Blind
State School for the Deaf
Graceland Shopping Center
Whetstone Park of Roses
Franklin County Fairgrounds
Mill Run Shopping Center
Mill Run Amphitheater
Ohio State University Golf Course
Riverside Methodist Hospital
Ohio St. University Farms
The Ohio State University
Value City Arena
Ohio Stadium
Wexner Center for the Arts
Ohio State Fairgrounds
Ohio State Univ. Medical Center
Lennox Town Ctr.
Columbus Crew Stadium
Scioto Country Club
Raymond Mem. Golf Course
Nationwide Arena
Columbus Convention Center
State Capitol
Great Western Shopping Ctr.
Scioto River
Orange Rd
Powell Rd
Glick Rd
Brand Rd
Post Rd
Dublin Granville Rd
Shier Rings Rd
Woerner Temple Rd
Rings Rd
Tuttle Crossing Blvd
Hayden Run Rd
Davidson Rd
Cemetery Rd
Scioto Darby Creek Rd
Hard Rd
Snouffer Rd
Case Rd
Bethel Rd
Cooke Rd
Park Rd
Lincoln Ave
N. Broadway St
Zollinger Rd
Lane Ave
King Ave
3rd Ave
Goodale Blvd
Trabue Rd
W. Broad St
Town St
Sullivant Ave
Sawmill Pkwy
Olentangy River Rd
Columbus Pike
Old State Hwy
Galena Rd
Worthington
County Hwy 11
Avery Rd
Hyland-Croy Rd
Coffman Rd
Dublin Rd
Frantz Rd
Sawmill Rd
Smoky Row Rd
Godown Rd
Riverside Drive
Kenny Rd
Reed Rd
Cosgray Rd
Leap Rd
Tremont Rd
Northwest Blvd
North Star Rd
Olentangy Frwy
High St
Summit St
Maize Rd
Hague Ave
McKinley Ave
Wilson Rd
42
257
23
33
315
745
161
270
71
70
670
40
Westerville
New Albany
Gahanna
Pataskala
Reynoldsburg
Whitehall
Bexley
Grandview Heights
Lincoln Village
Lake Darby
Grove City
Groveport
Blacklick Estates
Pickerington
Canal Winchester
Upper Arlington

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Mortgage Loan No. 2 – The Mall at Tuttle Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	5043 Tuttle Crossing Boulevard Dublin, OH 43016

Original Balance(1):	$95,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$95,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance(1):	11.1%			Net Rentable Area:	385,057 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$325
Borrower Name(s):	Mall at Tuttle Crossing, LLC			Balloon / ARD Balance Per Unit/SF(1):	$278
Sponsor(s):	Simon Property Group, L.P.			Year Built / Year Renovated:	1997 / NAP
Mortgage Rate:	3.564%			Title Vesting:	Fee
Note Date:	4/30/2013			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	6/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	5/1/2023			UW Revenues:	$23,570,293
IO Period:	36 months			UW Expenses:	$6,971,755
Original Term to Maturity or ARD:	120 months			UW NOI:	$16,598,538
Seasoning:	3 months			UW NCF:	$15,855,851
Original Amortization Term:	360 months			UW NOI DSCR:	2.44x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	2.34x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	13.3%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF Debt Yield(1):	12.7%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity(1):	14.8%
Pari Passu Mortgage Debt(1):	$30,000,000			Most Recent NOI (As of):	$17,782,813 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$17,922,943 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$18,221,729 (12/31/2010)
Reserves(2)				Appraised Value:	$240,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/18/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	52.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	44.7%
Recurring Replacements:	$0	Springing	$323,448	Occupancy Rate (As of):	94.9% (4/9/2013)
TI/LC:	$0	Springing	$752,628	2nd Most Recent Occupancy (As of):	96.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	94.9% (12/31/2011)
				4th Most Recent Occupancy (As of):	98.3% (12/31/2010)
				5th Most Recent Occupancy (As of):	97.4% (12/31/2009)

(1)
The Mall at Tuttle Crossing Mortgage Loan is part of The Mall at Tuttle Crossing Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $125,000,000 The Mall at Tuttle Crossing Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mall at Tuttle Crossing Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (“The Mall at Tuttle Crossing Mortgage Loan”) is a refinance loan evidenced by two pari passu notes (“The Mall at Tuttle Crossing Loan Pair”), in the aggregate original principal amount of $125,000,000, both of which are secured by the same first priority fee mortgage encumbering 385,057 SF of the approximately 1,129,185 SF regional mall known as The Mall at Tuttle Crossing (“The Mall at Tuttle Crossing Property”). The Mall at Tuttle Crossing pari passu note A-2, with an original principal amount of $95,000,000, is being contributed to the issuing entity. The pari passu note A-1, which is not included in the issuing entity, evidences the related companion loan (“The Mall at Tuttle Crossing Serviced Companion Loan”), and has an original principal amount of $30,000,000. The Mall at Tuttle Crossing Serviced Companion Loan has similar loan features and terms as The Mall at Tuttle Crossing Mortgage Loan and was contributed to the MSBAM 2013-C10 transaction. The proceeds of The Mall at Tuttle Crossing Mortgage Loan and The Mall at Tuttle Crossing Serviced Companion Loan were used to refinance the previous loan secured by The Mall at Tuttle Crossing Property, which had an existing balance of approximately $109.5 million.

The Mall at Tuttle Crossing Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months, with a maturity date of May 1, 2023. The Mall at Tuttle Crossing Mortgage Loan requires payments of interest only for the initial 36 months and payments of principal and interest

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Mall at Tuttle Crossing Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The Mall at Tuttle Crossing borrower is Mall at Tuttle Crossing, LLC, a Delaware limited liability company with two independent directors (“The Mall at Tuttle Crossing Borrower”). Mall at Tuttle Crossing, LLC is wholly owned by Tuttle Crossing Associates II LLC, which is wholly owned by Super-Regional Malls Operating Company III, a joint venture between Simon Property Group and GM Pension Trust.

The Mall at Tuttle Crossing Mortgage Loan sponsor is Simon Property Group, L.P., a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 326 retail real estate properties comprising approximately 241 million SF of gross leasable area in North America, Europe and Asia. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2012, Simon Property Group, Inc. reported revenue of approximately $4.9 billion and net income of approximately $1.7 billion. Simon Property Group, Inc. is currently rated “A-” by Fitch, “Baa1” by Moody’s and “A” by S&P.

The Mortgaged Property.  The Mall at Tuttle Crossing Property consists of 385,057 SF of the approximately 1,129,185 SF super-regional mall known as The Mall at Tuttle Crossing, located in Dublin, Ohio. The Mall at Tuttle Crossing Property was built in 1997 at the intersection of Tuttle Crossing Blvd. and Interstate 270. Average daily traffic counts along these two thoroughfares are approximately 29,000 and 105,000 vehicles, respectively.

As of April 9, 2013, The Mall at Tuttle Crossing Property was 94.9% occupied by approximately 107 tenants and The Mall at Tuttle Crossing, including both collateral and non-collateral space, was 99.1% leased or otherwise occupied. The average historical occupancy at The Mall at Tuttle Crossing Property over the past four years is 98.9%. Major tenants include: The Finish Line, Victoria’s Secret, Shoe Dept. Encore, H&M and Pottery Barn. The Mall at Tuttle Crossing also includes shadow anchors: J.C. Penney, Macy’s and Sears, which are not part of the collateral. The reported year end 2012 in-line comparable sales were approximately $367 PSF, which represents an occupancy cost of 17.0%. The reported year end in-line comparable 2011 and 2010 sales were approximately $357 and $356 PSF, respectively.

The Mall at Tuttle Crossing Property sponsor has invested approximately $4.0 million over the last three years on landscaping, paving, light poles, building improvements and tenant improvements and leasing commissions. There are currently no plans for renovation, improvement or development of The Mall of Tuttle Crossing Property.

Major Tenants.

The Finish Line (20,600 SF, 5.3% of NRA, 3.3% of underwritten base rent). The Finish Line (NASDAQ: FINL) occupies 20,600 SF at The Mall at Tuttle Crossing Property under a 17-year lease expiring on June 30, 2014. The lease provides for a rental rate of $26.00 PSF. Founded in 1976 and headquartered in Indianapolis, Indiana, The Finish Line a leading athletic retailer offering a large selection of brand name footwear, apparel and accessories. The Finish Line operates 651 stores in malls across the United States and manages the athletic footwear inventory in approximately 650 Macy’s stores. The Finish Line also operates an e-commerce site, www.finishline.com, as well as mobile commerce via m.finishline.com. The Finish Line is unrated. As of the fiscal year end 2013, The Finish Line reported revenue of approximately $1.4 billion and net income of approximately $71.5 million. The Finish Line reported sales at The Mall at Tuttle Crossing Property of $306 PSF for 2012.

Shoe Dept. Encore (13,613 SF, 3.5% of NRA, 1.2% of underwritten base rent). Shoe Dept. Encore occupies 13,613 SF at The Mall at Tuttle Crossing Property under a 10-year lease expiring on May 31, 2013. The lease provides for a rental rate of $14.69 PSF. Shoe Dept. Encore operates as a subsidiary of Shoe Show. Founded in 1960 and headquartered Kannapolis, North Carolina, Shoe Show is the nation’s largest independent shoe retailer with approximately 1,123 locations in 38 states.

Victoria’s Secret (11,987 SF; 3.1% of NRA, 3.0% of underwritten base rent). Victoria’s Secret occupies 11,987 SF at The Mall at Tuttle Crossing Property under an 11-year lease expiring on January 31, 2018. The lease provides for a rental rate of $41.00 PSF. Victoria’s Secret operates as a specialty retailer of apparel, lingerie and personal care products for women. Founded in 1977 and headquartered in Reynoldsburg, Ohio, Victoria’s Secret serves customers through its website, stores and other retailers in the United States and internationally. Victoria’s Secret is currently unrated. Victoria’s Secret operates as a subsidiary of Intimate Brands, Inc. Victoria’s Secret reported sales at The Mall at Tuttle Crossing Property of $654 PSF for 2012.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

The following table presents a summary regarding major tenants at The Mall at Tuttle Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(3)	Lease Expiration	2012 Sales PSF	Occupancy Cost as a % of Sales
Non-collateral Anchors
J.C. Penney	B- / Caa1 / CCC+	149,000
Sears	B / B2 / CCC+	149,000
Macy’s	BBB / Baa3 / BBB	223,568
Macy’s	BBB / Baa3 / BBB	222,560
Subtotal		744,128

Major Tenants
The Finish Line	NR / NR / NR	20,600	5%	$535,600	4%	$26.00	6/30/2014	$306	14.9%
Victoria’s Secret	NR / NR / NR	11,987	3%	$491,467	3%	$41.00	1/31/2018	$654	10.1%
Shoe Dept. Encore	NR / NR / NR	13,613	4%	$200,000	1%	$14.69	5/31/2023	N/A	N/A
H&M	NR / NR / NR	11,882	3%	$230,000	2%	$19.36	1/31/2015	$223	9.7%
Pottery Barn	NR / NR / NR	10,000	3%	$159,000	1%	$15.90	1/31/2016	$265	9.4%
Subtotal / Wtd. Avg.		68,082	18%	$1,616,067	11%	$23.74

Other Tenants		273,565	71%	$12,713,806	89%	$46.47		$367	17.0%
Vacant Space		43,410	11%	$0	0%	$0.00
Collateral – Total / Wtd. Avg.		385,057	100%	$14,329,873	100%	$41.94
Whole Property – Total		1,129,185

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at The Mall at Tuttle Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	3	6,415	$41.32	2%	2%	$265,042	2%	2%
2014	19	68,136	$35.54	18%	19%	$2,421,782	17%	19%
2015	18	43,469	$39.63	11%	31%	$1,722,758	12%	31%
2016	12	39,490	$37.19	10%	41%	$1,468,482	10%	41%
2017	16	40,395	$52.88	10%	51%	$2,136,049	15%	56%
2018	17	66,044	$47.90	17%	69%	$3,163,248	22%	78%
2019	6	16,082	$51.32	4%	73%	$825,322	6%	84%
2020	2	2,119	$50.85	1%	73%	$107,743	1%	85%
2021	2	8,823	$54.82	2%	76%	$483,676	3%	88%
2022	5	9,935	$71.45	3%	78%	$709,832	5%	93%
2023 & Beyond	7	40,739	$25.18	11%	89%	$1,025,939	7%	100%
Vacant	0	43,410	$0.00	11%	100%	$0	0%	100%
Total / Wtd. Avg.	107	385,057	$41.94	100%		$14,329,873	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

The Market.  The Mall at Tuttle Crossing Property is located in Dublin, Franklin County, Ohio approximately 11 miles north of Columbus, Ohio, between two of Central Ohio’s most affluent communities, Dublin to the north and Hilliard to the southeast, within the Columbus metropolitan statistical area (“MSA”). The Mall at Tuttle Crossing Property is situated at the intersection of Tuttle Crossing Blvd. and Interstate 270. Average daily traffic counts along these two thoroughfares are approximately 29,000 and 105,000 vehicles, respectively. This convenient location offers excellent access to Interstate I-270, which serves as the Columbus outerbelt and in turn provides regional access to Interstates 70 and 71.

The Columbus MSA had an estimated 2012 population of approximately 1.9 million, which grew at a compound annual average rate of 1.2% from 2002 to 2012. As of January 2013, the unemployment rate in the Columbus MSA was approximately 6.9%, compared to the January 2013 U.S. unemployment rate of approximately 8.5%. The 2012 estimated population within a five-, ten- and, 15-mile radius of The Mall at Tuttle Crossing Property was 182,235; 652,923 and 1,076,424, respectively. The 2012 estimated average household income within a five-, ten- and, 15-mile mile radius of The Mall at Tuttle Crossing Property was $88,446; $69,920 and $68,559, respectively.

Employment in the Columbus MSA is concentrated in trade, transportation and utilities, professional and business services, government and education and health services. Ohio State University (26,778 employees), JPMorgan Chase & Co. (18,000 employees), OhioHealth (13,217 employees), Nationwide (11,668 employees) and The Kroger Company (9,766 employees) are the five largest employers in the Columbus MSA.

Comparable properties to The Mall at Tuttle Crossing Property are shown in the charts below:

Competitive Property Summary
Property	Address	Distance to Subject	Year Built / Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Sales PSF
Polaris Fashion Place	1500 Polaris Parkway Columbus, OH	9.0 miles NE	2001 / N/A	1,579,931	J.C. Penney, Von Maur, Macy’s, Saks 5th Avenue, Sears	90%	$500
Easton Town Center	160 Easton Town Center Columbus, OH	15.0 miles E	1999 / 2004	1,421,923	Barnes & Noble’s, Crate & Barrel, Macy’s, Nordstrom	95%	$400
Eastland Mall	2740 South Hamilton Road Columbus, OH	18.0 miles SE	1968 / 2005	999,189	J.C. Penney, Macy’s, Sears	52%	$268

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Mall at Tuttle Crossing Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rental Income	$14,108,997	$14,034,565	$13,827,162	$16,209,716	$42.10
Adjustments to Contracted Rent	$0	$0	$0	($1,854,441)	($4.82)
Percentage Rent	$57,372	$90,050	$158,809	$53,000	$0.14
Expense Reimbursements	$9,205,972	$9,055,482	$8,975,483	$10,301,507	$26.75
Temporary Tenants	$1,754,016	$1,724,017	$1,815,381	$1,782,292	$4.63
Other Income	$270,427	$297,433	$144,015	$202,717	$0.53
Less Vacancy & Credit Loss	$162,231	($106,456)	($34,511)	($3,124,498)	(12.64%)
Effective Gross Income	$25,559,015	$25,095,091	$24,886,339	$23,570,293	$61.21
Total Operating Expenses	$7,337,286	$7,172,148	$7,103,526	$6,971,755	$18.11
Net Operating Income	$18,221,729	$17,922,943	$17,782,813(1)	$16,598,538	$43.11
TI/LC	$0	$0	$0	$580,963	$1.51
Capital Expenditures	$0	$0	$0	$161,724	$0.42
Net Cash Flow	$18,221,729	$17,922,943	$17,782,813	$15,855,851	$41.18
Occupancy %	98.3%	94.9%	96.1%	94.9%(2)
NOI DSCR	3.53x	3.47x	3.45x	3.22x
NCF DSCR	3.53x	3.47x	3.45x	3.07x
NOI Debt Yield	19.2%	18.9%	18.7%	17.5%
NCF Debt Yield	19.2%	18.9%	18.7%	16.7%
Average Annual Rent PSF(3)	$36.64	$36.45	$35.91

(1)	The Mall at Tuttle Crossing Mortgage Loan sponsor reported trailing twelve months ended June 30, 2013 NOI of $17,606,668 at The Mall at Tuttle Crossing Property.
(2)	Occupancy as of April 9, 2013.
(3)	Average Annual Rent PSF is based on historical financials and end of year property occupancy rates.

Escrows and Reserves. During a Reserve Period (as defined below), The Mall at Tuttle Crossing Borrower is required to deposit 1/12th of the estimated taxes monthly and 1/12th of the estimated insurance premiums monthly (unless The Mall at Tuttle Crossing Property is part of a “blanket policy” acceptable to the lender), $20,906 for TI/LC reserves monthly (the total TI/LC reserve is capped at $752,628) and $13,477 for replacement reserves monthly (the total replacement reserves is capped at $323,448). A “Reserve Period” will generally commence when the debt service coverage ratio for the immediately preceding four quarters is less than 1.50x for two consecutive quarters and end on the date the debt service coverage ratio equals or exceeds 1.50x for two consecutive quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Mall at Tuttle Crossing Mortgage Loan. The Mall at Tuttle Crossing Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by The Mall at Tuttle Crossing Borrower. The Mall at Tuttle Crossing Borrower will be required to deposit all excess cash with respect to The Mall at Tuttle Crossing Mortgage Loan to be held by the lender as additional security for The Mall at Tuttle Crossing Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence on the earlier of (i) the date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.25x for two consecutive quarters or (ii) the continuance of an event of default. A Cash Sweep Period will generally end when the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.25x for the immediately preceding two quarters or when the applicable default is cured.

Property Management. The Mall at Tuttle Crossing Property is managed by Simon Management Associates II, LLC, an affiliate of The Mall at Tuttle Crossing Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Secured Indebtedness (not including trade debts). The Mall at Tuttle Crossing Companion Loan was originated on or behalf of Bank of America, National Association on April 30, 2013 and is evidenced by one (1) note (Note A-1) with an original and Cut-off Date Balance of $30,000,000. The current holder of the Mall at Tuttle Crossing Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10. The note evidencing The Mall at Tuttle Crossing Companion Loan accrues interest at the same rate as The Mall at Tuttle Crossing Mortgage Loan. The Mall at Tuttle Crossing Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with The Mall at Tuttle Crossing Companion Loan, as and to the extent described under “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Mall at Tuttle Crossing Loan Pair” in the Free Writing Prospectus. The holders of The Mall at Tuttle Crossing Mortgage Loan and the Mall at Tuttle Crossing Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on The Mall at Tuttle Crossing Loan Pair. The Mall at Tuttle Crossing Mortgage Loan will generally represent the controlling interest in The Mall at Tuttle Crossing Loan Pair and The Mall at Tuttle Crossing Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Mall at Tuttle Crossing Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	The Mall at Tuttle Crossing

Release of Property.  Provided no event of default has occurred and is continuing, The Mall at Tuttle Crossing Borrower is permitted to (i) make transfers of immaterial or non-income producing portions of The Mall at Tuttle Crossing Property to governmental authorities for dedication or public use, including, without limitation, portions of The Mall at Tuttle Crossing Property’s “ring road,” (ii) make transfers of such parcels to third parties or affiliates of The Mall at Tuttle Crossing Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties for certain and (iii) dedicate portions of The Mall at Tuttle Crossing Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to the satisfaction of certain requirements and conditions set forth in The Mall at Tuttle Crossing Mortgage Loan documents.

Terrorism Insurance.  The Mall at Tuttle Crossing Borrower is required pursuant to The Mall at Tuttle Crossing Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Mall at Tuttle Crossing Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

Mortgage Loan No. 3 – Matrix Corporate Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

Mortgage Loan No. 3 – Matrix Corporate Center

Matrix Corporate Center
39 Old Ridgebury Road
Danbury, CT 06810
DANBURY
FAIRFIELD COUNTY
PUTNAM COUNTY
WESTCHESTER COUNTY
NEW YORK
CONNECTICUT
New Milford
Brookfield
New Fairfield
Brewster Hill
Brewster
Peach Lake
Bethel
Redding
Ridgefield
City Center
DANBURY
BETHEL
REDDING
Hartford 53 miles
NY City 50 miles
Candlewood Lake
Margerie Reservoir
East Lake Reservoir
West Lake Reservoir
Boggs Pond
Sanfords Pond
Lake Kenosia
Bog Brook Reservoir
East Branch Reservoir
Peach Lake
Titicus Reservoir
Lake Waccabuc
Mamanasco Lake
Bennett Pond
Pootatuck State Forest
Hatters Park
Lions Club Park
Meckauer Park
Tarrywile Park
Wooster Mountain State Park
Seth Low Pierrepont State Park
Mountain Lakes Camp County Park
Topstone Park
Richter Park Golf Course
Morefar Golf Course
Ridgewood Country Club
Ridgefield Golf Course
Salem Golf Club
Waccabuc Country Club
Redding Country Club
Western Connecticut State Univ. Westside Campus
Western Conn. State Univ. Midtown Campus
Danbury Hospital
Danbury Fair Mall
Danbury Municipal Airport
Boehringer Ingelheim
Candlewood Plaza Shopping Center
Berkshire Corporate Park
Pitney Bowes
Commerce Park
Middle River Rd.
Joes Hill Rd.
Shadow Lake Rd.
Briar Ridge Rd.
Geo. Washington Hwy.
Ridgebury Rd.
Hawley Rd.
Farmingville Rd.
Lake Ave.
Wooster St.
Backus Ave.
Federal Rd.
Candlewood Lake Rd.
Payne Rd.
Rock Rd.
Shelter
Plumtrees Rd.
Chestnut St.
Long Ridge Rd.
Umpawaug Rd.
METRO NORTH NEW HAVEN LINE
MASSACHUSETTS
WORCESTER
Northampton
Westfield
SPRINGFIELD
Chicopee
Woonsocket
PROVIDENCE
Warwick
RHODE ISLAND
Kingston
HARTFORD
Manchester
Torrington
Bristol
New Britain
CONNECTICUT
Waterbury
Meriden
Norwich
Danbury
BRIDGEPORT
NEW HAVEN
New London
Block Island Sound
Block Island
Long Island Sound
Norwalk
Stamford
White Plains
New Rochelle
Huntington
Riverhead
East Hampton
Atlantic Ocean
NEW YORK
Hudson

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

Mortgage Loan No. 3 – Matrix Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	39 Old Ridgebury Road Danbury, CT 06810
Original Balance:	$85,000,000			General Property Type:	Office
Cut-off Date Balance:	$85,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	9.9%			Net Rentable Area:	1,046,701 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$81
Borrower Name(s):	Gera Danbury LLC			Balloon / ARD Balance Per Unit/SF:	$75
Sponsor(s):	Glen Nelson			Year Built / Year Renovated:	1978 / 2010
Mortgage Rate:	4.610%			Title Vesting:	Fee
Note Date:	7/16/2013			Property Manager:	Matrix Equities, Inc.
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2018			UW Revenues:	$17,825,567
IO Period:	None			UW Expenses:	$7,210,184
Original Term to Maturity or ARD:	60 months			UW NOI:	$10,615,383
Seasoning:	0 months			UW NCF:	$8,847,446
Original Amortization Term:	360 months			UW NOI DSCR:	2.03x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.69x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	LO (24); DEF (33); O (3)			UW NCF Debt Yield:	10.4%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$10,194,133 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$9,680,433 (12/31/2011)
Mezzanine Debt:	Future			3rd Most Recent NOI (As of):	$7,370,924 (12/31/2010)
Reserves(1)				Appraised Value:	$126,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/26/2013
RE Tax:	$222,993	$111,497	NAP	Cut-off Date LTV Ratio:	67.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.9%
Recurring Replacements:	$2,685,000	$35,000	NAP	Occupancy Rate (As of):	72.1% (6/6/2013)
TI/LC:	$5,000,000	$130,851	NAP	2nd Most Recent Occupancy (As of):	67.9% (12/31/2012)
Deferred Maintenance:	$198,214	$0	NAP	3rd Most Recent Occupancy (As of):	67.8% (12/31/2011)
Other(2):	$3,675,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Matrix Corporate Center Borrower deposited $2,100,000 at closing for tenant improvements and leasing commission related to Praxair, $1,500,000 for a leasing holdback reserve and $75,000 for an environmental reserve as described under “—Escrows and Reserves” below.

Matrix Corporate Center Mortgage Loan.

The Mortgage Loan.  The third largest mortgage loan (the “Matrix Corporate Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $85,000,000 and is secured by a first priority fee mortgage encumbering an office property known as Matrix Corporate Center located in Danbury, Connecticut (the “Matrix Corporate Center Property”). The proceeds of the Matrix Corporate Center Mortgage Loan were used to refinance the previous loan secured by the Matrix Corporate Center Property, which had an existing balance of approximately $70.1 million, and to fund on-going tenant improvements, leasing commissions and capital expenditures. The Matrix Corporate Center Borrower has a total cost basis of approximately $98.5 million.

The Matrix Corporate Center Mortgage Loan had an initial term of 60 months and has a remaining term of 60 months, with a maturity date of August 1, 2018. The Matrix Corporate Center Mortgage Loan requires payments of principal and interest for the entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Matrix Corporate Center Mortgage Loan is open to prepayment at par during the final two months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

The Borrower and the Sponsor.  The Matrix Corporate Center Borrower is Gera Danbury LLC, a special purpose bankruptcy remote entity with two independent directors (the “Matrix Corporate Center Borrower”). Gera Danbury LLC is wholly owned by Matrix Connecticut, LLC, which in turn is 100% owned by Glen Nelson, the sponsor and recourse carve-out guarantor.

The Matrix Corporate Center Mortgage Loan sponsor is Glen Nelson, Chairman and Chief Executive Officer of the Matrix Realty Group. Founded in 1993 by Glen Nelson, the Matrix Realty Group is a privately held real estate investment firm focused on acquiring, developing and managing unique properties. The Matrix Realty Group’s United States assets include approximately 6 million SF of space appropriated evenly between commercial and multifamily holdings.

The Mortgaged Property.  The Matrix Corporate Center Property is a four-story, class “A” suburban office building complex containing 1,046,701 SF located in Danbury, Fairfield County, Connecticut. The Matrix Corporate Center Property was constructed in 1978 by Union Carbide and acquired by the Matrix Realty Group in 2009. The Matrix Corporate Center Property is situated in the southwestern sector of Connecticut at 39 Old Ridgebury Road within close proximity to Interstate 84, which provides access to New York to the west and Massachusetts to the east, and to Interstate 95 and State Routes 7 and 8, which connects to the Merritt Parkway (CT Route 15).

As of June 6, 2013, The Matrix Corporate Center Property was 72.1% occupied by approximately 27 tenants. The historical occupancy at the Matrix Corporate Center Property was 67.9% as of December 31, 2012, 67.8% as of December 31, 2011 and 63.3% as of December 31, 2010. Amenities at the Matrix Corporate Center Property include two parking garages with a total of 2,700 spaces, a fitness center, conference and event facility, full-service cafeteria, on-site dry cleaner/tailor, barber, coffee shop, convenience store and recreational space, along with a meeting and banquet facility that is utilized by in-house tenants as well as the general public.

Major Tenants.

Boehringer Ingelheim (327,095 SF, 31.3% of NRA, 46.1% of underwritten base rent). Boehringer Ingelheim occupies 327,095 SF at the Matrix Corporate Center Property under a ten-year lease expiring on December 31, 2022, with two, five-year renewal options. The lease provides for a rental rate of $23.00 PSF. Boehringer Ingelheim has lease contraction options associated with its space on floors 1 through 4 in E Pod and F Pod effective November 30, 2014, with nine months’ notice and without payment of penalty or premium. Founded in 1885 and headquartered in Ingelheim, Germany, Boehringer Ingelheim is one of the world’s 20 leading pharmaceutical companies and is privately-owned. Boehringer Ingelheim researches, develops, manufactures and markets therapies globally through its 140 affiliates. Boehringer Ingelheim is unrated. As of the fiscal year end 2012, Boehringer Ingelheim reported revenue of approximately €14.7 billion and operating income of approximately €1.9 billion.

Praxair (203,284 SF, 19.4% of NRA, 24.7% of underwritten base rent). Praxair (NYSE: PX) occupies 203,284 SF at the Matrix Corporate Center Property under a ten-year lease expiring on December 31, 2016, with two, five-year renewal options. The lease provides for a rental rate of $19.83 PSF. Praxair produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Founded in 1907 and headquartered in the Matrix Corporate Center Property, Praxair, Inc. is the largest industrial gas supplier in North and South America, with operations in Asia and Europe. Praxair manufactures and distributes its products through a network of hundreds of production plants, pipeline complexes distribution centers and delivery vehicles. As of the fiscal year end 2012, Praxair reported revenue of approximately $11.3 billion and net income of approximately $1.7 billion. Praxair is currently rated “A2” by Moody’s and “A” by S&P.

Guideposts (54,186 SF; 5.2% of NRA, 6.5% of underwritten base rent). Guideposts occupies 54,186 SF at Matrix Corporate Center Property under a ten-year lease expiring on June 30, 2021, with one, five-year renewal option. The lease provides for a rental rate of $19.67 PSF. The tenant has a lease termination option effective on the first day of the 8th lease year, with nine months notice and payment of applicable cancellation fees equal to prorated portions of the lessor’s leasing cost. In addition, Guideposts has the option to give back up to 10% of the leased area of the premises, effective on a date between the 5th and 6th anniversaries of the rent commencement, with 12 months’ notice. Founded in 1945 and headquartered at the Matrix Corporate Center Property, Guideposts is a Christian-faith based non-profit organization. Guideposts publishes five magazines that have a combined paid circulation of close to 4.5 million. The organization’s flagship publication, Guideposts magazine, is among the top 30 largest magazines in the United States with a circulation of approximately 2.3 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

The following table presents a summary regarding major tenants at the Matrix Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant S)	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(3)	Lease Expiration
Major Tenants
Boehringer Ingelheim	NR / NR / NR	327,095	31%	$7,523,185	46%	$23.00	12/31/2022
Praxair	NR / A2 / A	203,284	19%	$4,030,657	25%	$19.83	12/31/2016
Guideposts	NR / NR / NR	54,186	5%	$1,065,838	7%	$19.67	6/30/2021
General Motors	BB+ / Ba1 / BB+	26,874	3%	$606,102	4%	$22.55	2/28/2018
Odyssey Logistics	NR / NR / NR	22,661	2%	$408,300	3%	$18.02	2/28/2018
Subtotal / Wtd. Avg.		634,100	61%	$13,634,082	84%	$21.50

Other Tenants		122,437	12%	$2,678,121	16%	$21.87
Vacant Space		290,164	28%	$0	0%	$0.00
Collateral – Total / Wtd. Avg.		1,046,701	100%	$16,312,203	100%	$21.56

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at the Matrix Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	8	23,309	$21.81	2%	2%	$508,295	3%	3%
2013	0	0	$0.00	0%	2%	$0	0%	3%
2014	4	15,959	$13.99	2%	4%	$223,250	1%	4%
2015	1	12,500	$20.73	1%	5%	$259,126	2%	6%
2016	9	234,965	$20.40	22%	27%	$4,792,927	29%	35%
2017	0	0	$0.00	0%	27%	$0	0%	35%
2018	4	49,535	$20.48	5%	32%	$1,014,402	6%	42%
2019	1	6,500	$22.66	1%	33%	$147,290	1%	43%
2020	1	4,143	$22.81	0%	33%	$94,500	1%	43%
2021	3	54,186	$19.67	5%	38%	$1,065,838	7%	50%
2022	1	327,095	$23.00	31%	70%	$7,523,185	46%	96%
2023 & Beyond	2	28,345	$24.11	3%	72%	$683,390	4%	100%
Vacant	0	290,164	$0.00	28%	100%	$0	0%	100%
Total / Wtd. Avg.	34	1,046,701	$21.56	100%		$16,312,203	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

The Market.  The Matrix Corporate Center Property is located in Danbury, Fairfield County, Connecticut within the Bridgeport-Stamford-Norwalk metropolitan statistical area (“MSA”). The Matrix Corporate Center Property is situated in the southwestern sector of Connecticut at 39 Old Ridgebury Road, within close proximity to Interstate 84, which provides access to New York to the west and Massachusetts to the east, and to Interstate 95 and State Routes 7 and 8, which connects to the Merritt Parkway (CT Route 15).

Fairfield County had an estimated 2013 population of 936,341 and an estimated 2013 median household income of $75,366. As of April 2013, the unemployment rate in Fairfield County was approximately 7.1%, compared to the April 2013 Connecticut unemployment rate of approximately 7.8%. The 2013 estimated population within a one-, three- and, five-mile radius of the Matrix Corporate Center Property was 2,748; 27,077 and 92,455, respectively. The 2013 estimated average household income within a one-, three- and, five-mile radius of the Matrix Corporate Center Property was $109,168; $105,210 and $93,375, respectively. As of the first quarter in 2013, Class A office properties in Danbury had a vacancy rate of 20.2% and an average asking rental rate of $25.37 PSF.

The following table presents certain rental comparable information to the Matrix Corporate Center Property:

Summary of Comparable Office Rentals
Property Name and Location	Year Built	Occ.	NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term	Base Rent (PSF)	Improvements (PSF)	Escalations
Lee Farm Corporate Center 83 Wooster Heights, Danbury, CT	1988	73%	213,446	GE Capital – Renewal ClearStructure – Renewal IMS Health Navigators Group	66,633 6,354 25,000 3,400	Nov-12 Mar-12 Sep-11 Jun-11	3.0 Yrs. 5.5 Yrs. 5.0 Yrs. 5.3 Yrs.	$22.15 $21.75 $22.50 $22.00	$0.00 $0.00 $35.00 $0.00	3%/yr $0.50/yr None $0.50/yr
AAA Motor Club 93 Lake ext., Danbury, CT	2002	71%	39,500	Wells Fargo & Company	15,156	May-12	5.0 Yrs.	$20.50	$30.00	$0.50/yr
44 Old Ridgebury 44 Old Ridgebury, Danbury, CT	1989	40%	126,107	Armored Auto Group Fox Rehab RMI Direct Marketing	18,819 725 10,605	Dec-12 Dec-12 Dec-11	7.0 Yrs. 1.8 Yrs. 7.3 Yrs.	$20.00 $23.50 $18.00	$30.00 $0.00 $30.00	No None $0.50/yr
One Plaza West 100 Mill Plain Road, Danbury, CT	1982	82%	89,705	Sportography Metro Energy Solutions Energy USA	3,881 6,549 5,896	Mar-12 Jun-09 May-08	5.0 Yrs. 8.2 Yrs. 5.0 Yrs.	$22.00 $21.50 $23.00	$0.00 $0.00 $5.00	None 0 0

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Matrix Corporate Center Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rental Income	$15,474,938	$15,044,043	$15,567,503	$22,967,727	$21.94
Expense Reimbursements	$0	$1,449,691	$1,620,755	$1,358,465	$1.30
Other Income	$261,836	$899,549	$202,054	$230,000	$0.22
Less Vacancy & Credit Loss	$0	$0	$0	($6,730,625)	(29.30%)
Effective Gross Income	$15,736,774	$17,393,283	$17,390,312	$17,825,567	$17.03
Total Operating Expenses	$8,365,850	$7,712,850	$7,196,179	$7,210,184	$6.89
Net Operating Income	$7,370,924	$9,680,433	$10,194,133	$10,615,383	$10.14
TI/LC	$0	$0	$0	$1,558,575	$1.49
Capital Expenditures	$0	$0	$0	$209,362	$0.20
Net Cash Flow	$7,370,924	$9,680,433	$10,194,133	$8,847,446	$8.45
Occupancy %	63.3%	67.8%	67.9%	72.1%(1)
NOI DSCR	1.41x	1.85x	1.95x	2.03x
NCF DSCR	1.41x	1.85x	1.95x	1.69x
NOI Debt Yield	8.7%	11.4%	12.0%	12.5%
NCF Debt Yield	8.7%	11.4%	12.0%	10.4%

(1)	Occupancy as of June 6, 2013.

Escrows and Reserves. The Matrix Corporate Center Borrower deposited $222,993 in escrow for annual real estate taxes at loan origination and is required to escrow $111,497 monthly. The Matrix Corporate Center Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (if the Matrix Corporate Center Property is no longer part of a “blanket policy” acceptable to the lender). The Matrix Corporate Center Borrower deposited $2,685,000 in escrow for recurring replacements at loan origination and is required to escrow $35,000 monthly. Additionally, the Matrix Corporate Center Borrower deposited $5,000,000 and $2,100,000 in escrow for general and Praxair-specific tenant improvements and leasing commissions at loan origination, respectively, and is required to escrow $130,851 monthly (or $100,319 if the BI Giveback Expiration Event (as defined in the Matrix Corporate Center Mortgage Loan agreement) with respect to tenant Boehringer Ingelheim has occurred). The Matrix Corporate Center Borrower also deposited $198,214 in escrow for deferred maintenance at loan origination. The Matrix Corporate Center Borrower deposited $1,500,000 for a leasing holdback reserve related to the tenants New Oak ($750,000) and Macromark ($750,000) and $75,000 in an environmental reserve for ground water monitoring. Provided that a Cash Sweep Period (as defined below) is not then occurring for any other reason, then during the continuation of a Praxair Sweep Period (as defined below), all excess cash must be collected and included with the tenant improvement and leasing commissions escrow for the Praxair tenant.

A “Cash Sweep Period” will generally commence on the earlier of (i) the occurrence of an event of default; (ii) the date upon which the debt service coverage ratio for the immediately preceding two quarters is less than 1.20x; and (iii) the commencement of a Praxair Sweep Period (as defined below). A Cash Sweep Period will generally end on the date the debt service coverage ratio equals or exceeds 1.25x for the immediately preceding two quarters or the date and that related event of default has been cured.

A “Praxair Sweep Period” will generally commence on the (i) occurrence of the date which is twelve months prior to the expiration of the term of the Praxair Lease and (ii) the failure of Praxair to exercise Praxair’s option to renew the term of its lease. A Praxair Sweep Period will generally end upon the earliest of (i) lender’s receipt of evidence satisfactory to the lender that Praxair has renewed or extended the term of its lease; (ii) the Matrix Corporate Center Borrower has re-leased the Praxair space to one or more replacement tenants on terms and conditions that are satisfactory to the lender and such replacement tenant is occupying the Praxair space and paying rent , each as evidenced by an estoppels certificate acceptable to the lender; or (iii) the date on which for (a) the amount on deposit in the Praxair TI/LC reserve account is be equal to at least $6,098,250 and (b) the debt service coverage ratio equals or exceeds 1.20x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Matrix Corporate Center Mortgage Loan. The Matrix Corporate Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Matrix Corporate Center Borrower. The Matrix Corporate Center Borrower will be required to deposit all excess cash with respect to the Matrix Corporate Center Mortgage Loan to be held by the lender as additional security for the Matrix Corporate Center Mortgage Loan during a Cash Sweep Period.

Property Management. The Matrix Corporate Center Property is managed by Matrix Equities, Inc., an affiliate of the Matrix Corporate Center Borrower.

Mezzanine Loan and Preferred Equity.  At any time after the date upon which the executed Cartus Corporation Lease has been received, the Matrix Corporate Center Mortgage Loan documents permit future mezzanine debt subject to various conditions including, but not limited to: (i) the combined debt service coverage ratio for the Matrix Corporate Center Mortgage Loan and the mezzanine loan on the date the mezzanine debt is incurred is not less than 1.60x; (ii) the combined loan-to-value ratio of the Matrix Corporate Center Mortgage Loan and the mezzanine debt does not exceed 75% and (iii) the debt yield is not less than 10%.

Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Matrix Corporate Center

Release of Property.  The Matrix Corporate Center Borrower may obtain a release of the lien of the mortgage with respect to a certain 25 acre unimproved, non-income producing, non-material portion of the Matrix Corporate Center Property (the “Designated Outparcel”) as well as certain other unimproved, non-income producing, non-material portions of the Matrix Corporate Center Property including parking areas and/or easements for utilities or similar purposes: (1) provided that such release does not materially impair the utility and operation of or have a material adverse effect on the value, current use or operation the remaining Matrix Corporate Center Property and, solely with respect to the release of the Designated Outparcel, receipt by the mortgagee of a restrictive covenant encumbering the Designated Outparcel that runs with the land which prohibits the development by any successor owner of the Designated Outparcel of a full service gaming casino facility so long as the Matrix Corporate Center Mortgage Loan is outstanding and (2) subject to certain conditions set forth in the Matrix Corporate Center Mortgage Loan agreement including, but not limited to, that no such release will be permitted unless, immediately after the release, either: (i) the ratio of the unpaid principal balance of the Matrix Corporate Center Mortgage Loan to the appraised value of the Matrix Corporate Center Property is equal to or less than 125% or (ii) Matrix Corporate Center Borrower pays down principal balance by the least of the following amounts (a) an amount equal to the net proceeds or other compensation paid by a governmental authority in connection with a transfer of unimproved, non-income producing portions of the Matrix Corporate Center Property to governmental authorities for dedication or public use, (b) fair market value of release parcel or (c) amount so that the loan-to-value ratio does not increase after such release.

Terrorism Insurance.  The Matrix Corporate Center Borrower is required pursuant to the Matrix Corporate Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Matrix Corporate Center Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

Southdale Center
10 Southdale Center
Edina, MN 55435
Plymouth
Golden Valley
Near North
Downtown
Minnetonka
Lowry Hill
Uptown
Midtown
St. Louis Park
MINNEAPOLIS
Lyndale
Hopkins
Standish
HENNEPIN COUNTY
Fulton
Edina
Armatage
Diamond Lake
Richfield
Minneapolis-St. Paul International Airport
Eden Prairie
Bloomington
Burnsville
Lake Calhoun
Lake Harriet
Lake Nokomis
Lake Hiawatha
Cedar Lake
Fairview Southdale Hospital
Galleria Edina
Southtown Center
Mall of America
Minnesota River
ST. PAUL
Eagan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Mortgage Loan No. 4 – Southdale Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	10 Southdale Center Edina, MN 55435
Original Balance(1):	$55,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance(1):	6.4%			Net Rentable Area(3):	634,880 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$244
Borrower Name(s):	Southdale Center, LLC			Balloon/ARD Balance Per Unit/SF(1):	$205
Sponsor(s):	Simon Property Group, L.P.			Year Built / Year Renovated:	1956 / 2012
Mortgage Rate:	3.844%			Title Vesting:	Fee
Note Date:	3/14/2013			Property Manager:	Simon Management Associates II, LLC
First Payment Date:	5/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	4/1/2023			UW Revenues:	$24,361,986
IO Period:	24 months			UW Expenses:	$10,187,479
Original Term to Maturity or ARD:	120 months			UW NOI:	$14,174,507
Seasoning:	4 months			UW NCF:	$13,272,884
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.63x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.52x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NCF Debt Yield(1):	8.6%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity(1):	10.2%
Pari Passu Mortgage Debt(1):	$100,000,000			Most Recent NOI (As of):	$15,019,892 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$14,692,683 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$15,937,141 (12/31/2011)
Reserves(2)				Appraised Value:	$251,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	2/25/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	51.9%
Recurring Replacements:	$0	Springing	$254,352	Occupancy Rate (As of):	87.9% (4/4/2013)
TI/LC:	$2,662,332	Springing	$1,271,766	2nd Most Recent Occupancy (As of):	81.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	80.2% (12/31/2011)
				4th Most Recent Occupancy (As of):	89.2% (12/31/2010)

(1)
The Southdale Center Mortgage Loan is part of the Southdale Center Loan Combination evidenced by two pari passu notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, and Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $155,000,000 Southdale Center Loan Combination balance.

(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves are applicable to the entire Southdale Center Loan Combination. The TI/LC Reserve is currently in the form of a Simon Property Group, L.P. guaranty.

(3)	The Net Rentable Area includes improvements owned by the borrower and excludes two non-collateral anchor tenant stores totaling approximately 594,697 SF, which are tenant-owned.

The Southdale Center Mortgage Loan

The Mortgage Loan. The fourth largest mortgage loan (the “Southdale Center Mortgage Loan”) is part of a pari passu loan combination (the “Southdale Center Loan Non-Serviced Loan Combination”) evidenced by two pari passu notes in the aggregate principal amount of $155,000,000, both of which are secured by the same first priority fee mortgage encumbering a portion of the regional mall known as Southdale Center Mall in Edina, Minnesota (the “Southdale Center Property”). The Southdale Center Mortgage Loan is evidenced by one pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $55,000,000. The pari passu note not included in the issuing entity (Note A-1) evidences a related companion loan (the “Southdale Center Non-Serviced Companion Loan”), which has an outstanding balance as of the Cut-off Date of $100,000,000. The Southdale Center Non-Serviced Companion Loan has similar features and terms as the Southdale Center Mortgage Loan and was contributed to the MSBAM 2013-C10 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the Southdale Center Mortgage Loan and the Southdale Center Serviced Companion Loan were used to refinance two previous loans with a combined balance of approximately $152,211,013, which were included in the BACM 2005-1 securitization.

The Southdale Center Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months, with a maturity date of April 1, 2023.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

The Southdale Center Mortgage Loan requires payments of interest only for the initial 24 months and payments of principal and interest thereafter. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of this transaction. The Southdale Center Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is Southdale Center, LLC (the “Southdale Center Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Southdale Center Borrower is indirectly majority owned and controlled by Simon Property Group, L.P., a majority owned operating subsidiary of Simon Property Group, Inc. (NYSE: SPG) (“Simon”). Simon Property Group, L.P. is the non-recourse carve-out guarantor. Total liability under the non-recourse carve-out guaranty is capped at $15,500,000.

Simon is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon is the largest public real estate company in the United States and owns or has an interest in 326 retail real estate properties comprising approximately 241 million SF of gross leasable area in North America, Europe and Asia. Simon was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2012, Simon reported revenue of approximately $4.9 billion and net income of approximately $1.7 billion. Simon is currently rated “A-” by Fitch, “Baa1” by Moody’s and “A” by S&P.

The Mortgaged Property. The Southdale Center Property consists of a 634,880 SF of in-line space, food court space, and kiosk space within the approximately 1,229,577 SF Southdale Center Mall, a super-regional mall in Edina, Minnesota. The Southdale Center Property is located approximately seven miles southeast of the Minneapolis CBD and, along with The Galleria, is one of two primary shopping destinations in the market. The Southdale Center Mall is anchored by Macy’s, JC Penney, Herberger’s, and Marshall’s and includes a 16-screen American Multi-Cinema movie theater. The Macy’s and JC Penney stores, which total approximately 594,697 SF, are owned by their respective tenants and are not collateral for the Southdale Center Mortgage Loan. The Southdale Center Mall opened in 1956 as an approximately 800,000 SF center and has been expanded and renovated multiple times. The most recent renovation took place in 2012 at a cost of approximately $31.1 million and included construction of a new second floor food court, as well as a renovation of the new Herberger’s store.

In addition to the anchor and major tenants and the theater, the Southdale Center Property contains approximately 71 occupied in-line stores, including eight temporary tenants, four kiosks, four food court tenants and 1,108 SF of storage space. There is approximately 76,499 SF of in-line vacancy. In addition to the collateral and non-collateral anchor stores and the theater listed above, there is a 19,374 SF H&M store at the Southdale Center Property. The Southdale Center Mall in its entirety has 6,660 surface and garage parking spaces, for a total parking ratio of 5.4 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of April 4, 2013, the Southdale Center Property was 87.9% leased. The Southdale Center Mall, including both collateral and non-collateral space, was 93.8% leased or otherwise occupied. Comparable in-line store sales, representing 175,844 SF, as of the trailing 12 months ended February 28, 2013, were approximately $592 PSF, including sales at the 7,968 SF Apple store. Excluding the Apple store, the average sales for the period were approximately $426 PSF over 167,876 SF. The trailing 12-month average occupancy cost for these tenants was 14.6%, excluding the Apple store. The reported year end 2012 in-line comparable sales were approximately $422 PSF, excluding the Apple store. 2011 and 2010 in-line comparable sales, excluding the Apple store, were approximately $401 and $411 PSF, respectively.

Collateral Anchor and Major Tenants.

Herberger’s (143,608 SF, 23% of NRA, 6% of underwritten base rent). Carson Pirie Scott II, Inc. (“Carson”) leases 143,608 SF at the Southdale Center Property and operates the space as a Herberger’s Department Store. The lease began on November 9, 2011 and has a current expiration date of January 31, 2027, with three five-year lease renewal options. Carson is a subsidiary of Bon-Ton Stores, Inc. (NASDAQ: BONT). At the time of its 2012 annual report, Bon-Ton Stores, Inc. operated 272 stores in 24 states under various name brands, including Herberger’s.

American Multi-Cinema Theaters (80,927 SF, 13% of NRA, 15% of underwritten base rent). American Multi-Cinema, Inc. (“AMC”) leases land at the Southdale Center Property, upon which is built an 80,927 SF, 16-screen movie-theater. The lease began on November 9, 2001 and has a current expiration date of December 31, 2021, with four five-year lease renewal options. As of December 31, 2012, AMC had interests in 344 theaters with 4,988 screens across the United States.

Marshall’s (43,533 SF, 7% of NRA, 4% of underwritten base rent). Marshalls of Richfield MN., Inc. (“Marshall’s”) leases 43,533 SF at the Southdale Center Property. The lease began on October 4, 1993 and has a current expiration date of January 31, 2014. Marshall’s is a subsidiary of the TJX Companies, Inc. (NYSE: TJX) and, as of the end of 2012 operated 904 Marshall’s apparel stores. As of the end of 2012, TJX operated more than 3,000 stores in six countries under various brand names, including Marshall’s.

H&M (19,374 SF, 3% of NRA, 6% of underwritten base rent). H&M Hennes & Mauritiz, L.P. (“H&M”) leases 19,374 SF at the Southdale Center Property. The lease began on October 22, 2009 and has a current expiration date of January 31, 2020, with one five-year lease renewal option. If the tenant fails to attain adjusted gross sales during the 4th year of the lease term in an amount equal to $5,375,975, the tenant may terminate the lease by 60 days written notice, with such termination effective one year after delivery of such notice. At the end of its 2012 financial year, H&M operated 2,776 stores in 48 countries. The company is traded on the OMX Nordic Exchange in Stockholm under the symbol HMB.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

The following table presents a summary regarding major tenants and the non-collateral anchors at the Southdale Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	Approx .. % of NRSF(2)	Annual Underwritten Base Rent	% of Total Annual Underwritten Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration(4)	TTM February 2013 Sales PSF/ Screen(5)	UW Occupancy Cost as a % of Sales
Anchor Tenants
Herberger’s	NR/Caa2/B-	143,608	23%	$845,000	6%	$5.88	1/31/2027	$111	5.6%
Marshall’s	NR/A3/A	43,533	7%	$489,996	4%	$11.26	1/31/2014	$205	15.7%
Subtotal/Wtd. Avg.		187,141	29%	$1,334,996	10%	$7.13

Non-Collateral Anchors
Macy’s	BBB/Baa3/BBB	346,795	NAP	NAP	NAP	NAP	12/31/209920	$203	NAP
JC Penney	B-/Caa1/CCC+	247,902	NAP	NAP	NAP	NAP	2/28/2017	$73	NAP
Subtotal/Wtd. Avg.		594,697

Major Non-Anchor Tenants
AMC	B/B2/B	80,927	13%	$2,007,000	15%	$24.80	12/31/2021	$678,875	25.9%
H&M	NR/NR/NR	19,374	3%	$835,133	6%	$43.11	1/31/2020	$252	18.4%
Subtotal/Wtd. Avg.		100,301	16%	$2,842,133	22%	$28.34

Other Tenants		270,620	43%	$8,956,067	68%	$33.09
Vacant Space		76,818	12%	$0	0%	$0.00

Total		634,880		$13,133,196		$23.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Approximate % of NRSF is based on total collateral NRSF of 634,880 SF. It does not include the Macy’s or JC Penney stores, which are not collateral for the Southdale Center Mortgage Loan.
(3)	Total Annual Underwritten Base Rent (PSF) excludes vacant space.
(4)
The lease expiration dates for Macy’s and JC Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Southdale Center Mortgage Loan.

(5)	The Macy’s and JC Penney stores do not report sales for this location. The above TTM February 2013 Sales PSF attributed to these non-collateral stores are based only on estimates by SPG.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

The following table presents certain information relating to the lease rollover at the Southdale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	13	37,284	$15.85	6%	6%	$590,884	4%	4%
2013	0	0	$0.00	0%	6%	$0.00	0%	4%
2014	11	66,884	$20.96	11%	16%	$1,402,104	11%	15%
2015	12	37,070	$33.84	6%	22%	$1,254,436	10%	25%
2016	3	16,671	$39.10	3%	25%	$651,853	5%	30%
2017	3	10,252	$30.80	2%	26%	$315,749	2%	32%
2018	5	12,644	$58.73	2%	28%	$742,641	6%	38%
2019	2	2,197	$34.18	0%	29%	$75,085	1%	38%
2020	3	23,468	$46.08	4%	33%	$1,081,437	8%	47%
2021	3	86,208	$26.32	14%	46%	$2,268,767	17%	64%
2022	13	33,118	$35.82	5%	51%	$1,186,354	9%	73%
2023	15	72,198	$30.69	11%	63%	$2,215,416	17%	90%
2024	3	16,460	$30.59	3%	65%	$503,470	4%	94%
2025	0	0	$0.00	0%	65%	$0	0%	94%
2026 & Beyond	1	143,608	$5.88	23%	88%	$845,000	6%	100%
Vacant	29	76,818	$0.00	12%	100%	$0.00	0%	100%
Total/Wtd. Avg.	116	634,880	$23.53	100%		$13,133,196	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The Southdale Center Property is located in Edina, Hennepin County, Minnesota, approximately seven miles southeast of the Minneapolis CBD, within the Minneapolis/St. Paul CBSA. The CBSA has a population of approximately 3.3 million people. The Southdale Center Property is located within the East Hennepin County/Minneapolis retail submarket, the largest Minneapolis/St. Paul retail submarket with approximately 10.2 million SF, or 30.4% of the region’s retail inventory. As of December 31, 2012, the submarket had a 14.1% overall retail vacancy rate and an average asking rent of $18.81 PSF. Estimated population within a five-mile and seven-mile radius is 285,087 and 518,017, respectively. Below is a chart of primary and secondary competitive shopping centers:

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
Galleria (Primary)	Regional	1974	1992	631,675	Gabbert’s Furniture	$550	95%	0.1 miles south
Mall of America (Primary)	Super-Regional	1992	2003	2,769,954	Bloomingdale’s, Macy’s, Nordstrom, Sears, AMC Cinema	$550	97%	4.5 miles southeast
Eden Prairie Center (Primary)	Super-Regional	1976	2002	1,287,436	JC Penney, Von Maur, Kohl’s, Sears, Target, AMC Cinema	$300	99%	5.3 miles southwest
Ridgedale Center (Primary)	Regional	1974	2009	1,039,752	Macy’s, JC Penney, Sears	$500	97%	8.0 miles northwest
Southtown Shopping Center (Secondary)	Community	1959	1990	420,558	Herberger’s, Bed Bath & Beyond, Toys R Us, Dress Barn	NAV	99%	1.8 miles southeast
Burnsville Center (Secondary)	Super-Regional	1977	2001	1,216,980	Macy’s, Sears, JC Penney, Becker Furniture World, Dick’s Sporting Goods	$335	99%	9.5 miles south
Knollwood Mall (Secondary)	Community	1955	2005	464,619	Cub Foods, Kohl’s, TJ Maxx	$270	95%	5.0 miles northwest

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southdale Center Property:

Cash Flow Analysis
	2010	2011	2012	TTM 3/31/2013	UW	UW PSF
Base Rent(1)	$14,956,515	$14,180,927	$13,313,681	$13,163,032	$13,133,196	$20.69
Temporary Tenant Rents	$1,296,958	$1,203,193	$1,250,935	$1,246,448	$1,041,000	$1.64
Other and Overage Rent	$447,569	$440,771	$425,320	$405,927	$290,000	$0.46
Total Recoveries	$10,607,425	$10,070,823	$9,180,527	$9,435,460	$10,325,000	$16.26
Other Income(2)	$422,167	$402,189	$405,486	$425,156	$476,000	$0.75
Less Vacancy & Credit Loss(3)	$98,692	$79,360	($250,258)	($201,547)	($903,210)	($1.42)
Effective Gross Income	$27,829,326	$26,377,263	$24,325,691	$24,474,476	$24,361,986	$38.37
Total Operating Expenses	$11,197,941	$10,440,122	$9,633,008	$9,454,584	$10,187,479	$16.05
Net Operating Income	$16,631,385	$15,937,141	$14,692,683	$15,019,892	$14,174,507	$22.33
TI/LC	$0	$0	$0	$0	$774,647	$1.22
Capital Expenditures	$0	$0	$0	$0	$126,976	$0.20
Net Cash Flow	$16,631,385	$15,937,141	$14,692,683	$15,019,892	$13,272,884	$20.91
Occupancy %	89.2%	80.2%	81.1%	87.9%	87.9%
NOI DSCR	1.91x	1.83x	1.69x	1.72x	1.63x
NCF DSCR	1.91x	1.83x	1.69x	1.72x	1.52x
NOI Debt Yield	10.7%	10.3%	9.5%	9.7%	9.1%
NCF Debt Yield	10.7%	10.3%	9.5%	9.7%	8.6%

(1)	Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $208,315 of contractual rent increases through July 1, 2013.
(2)	Underwritten Other Income includes miscellaneous income.
(3)
The underwritten Vacancy and Credit Loss represents the total “mark to market” adjustments applied to underwritten total rent and an $115,107 vacancy adjustment above actual vacancy. Generally, tenants that demonstrate a greater than 20% total occupancy cost are marked down to a total rent equivalent to an approximately 20% occupancy cost. The total “mark to market” adjustment is $788,103. In 2010 and 2011 certain historical bad debt allowances were collected in excess of losses creating a net positive number for the category.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Southdale Center Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Southdale Center Borrower maintains insurance under an acceptable blanket insurance policy). The Southdale Center Borrower is also required, during the continuance of a Trigger Period, to make monthly deposits of $10,598 for replacement reserves and $52,990 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $254,352 or in the TI/LC reserve exceeds $1,271,766. Further, at loan origination, the Southdale Center Borrower was required to deposit in escrow $2,662,332 for identified tenant improvement costs for specified tenants listed on a schedule to the loan agreement, provided that at any time Simon Property Group, L.P. (“Sponsor”) is rated by Moody’s Investors Service, Inc. Baa1 or better, then in lieu of such deposit, Simon Property Group, L.P. can provide a guaranty of  payment of such tenant improvement costs in form acceptable to lender (which guaranty will terminate when Southdale Center Borrower certifies that the outstanding tenant improvement costs are less than $500,000). The guaranty is in place in lieu of a reserve.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Southdale Center Mortgage Loan. The Southdale Center Mortgage Loan has springing cash management. Provided neither a Trigger Period nor a Cash Sweep Period has commenced, funds in the lockbox account are swept daily to an account designated by the Southdale Center Borrower. During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Southdale Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to disburse any excess to Southdale Center Borrower; provided, that if a Cash Sweep Period exists, then a portion of the funds in the lockbox account will be applied to fund an operating expense subaccount up to the amount of lender approved budgeted operating expenses for the next month and the excess funds will be applied first, to fund an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and then, to remit the remainder to an account to be held by the lender as additional security for the Southdale Center Mortgage Loan.

A “Trigger Period” will commence upon the debt service coverage ratio being for two consecutive quarters less than 1.30x for the immediately preceding four calendar quarters and continue until the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.30x for two consecutive quarters.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being for two consecutive quarters less than 1.20x for the immediately preceding four calendar quarters and continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.20x for two consecutive quarters.

Property Management. The Southdale Center Property is managed by Simon Management Associates II, LLC, an affiliate of the Southdale Center Borrower.

Secured Indebtedness. The Southdale Center Non-Serviced Companion Loan was originated by MSMCH on March 14, 2013 and is evidenced by one (1) note (Note A-1) with an original and Cut-off Date Balance of $100,000,000. The current holder of the Southdale Center Non-Serviced Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10. The note evidencing the Southdale Center Non-Serviced Companion Loan accrues interest at the same rate as the Southdale Center Mortgage Loan. The Southdale Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Southdale Center Non-Serviced Companion Loan, as and to the extent described under

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Southdale Center

“DESCRIPTION OF THE MORTGAGE POOL—The Non-Serviced Loan Combination—The Southdale Center Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Southdale Center Mortgage Loan and the Southdale Center Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Southdale Center Non-Serviced Loan Combination. The Southdale Center Mortgage Non-Serviced Companion Loan will generally represent the controlling interest in the Southdale Center Non-Serviced Loan Combination and the Southdale Center Non-Serviced Loan Combination will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2013-C10 transaction. See “DESCRIPTION OF THE MORTGAGE POOL—The Non-Serviced Loan Combinations—The Southdale Center Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Not permitted, except as described below.

Terrorism Insurance. Generally, the insurance policies maintained by the Southdale Center Borrower are not permitted to contain an exclusion for acts of terrorism with respect to the Southdale Center Property or if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as amended or restated) is not in effect and such insurance policies contain an exclusion for acts of terrorism, the Southdale Center Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the insurance policies would have if such exclusion did not exist, provided that such stand-alone policy may have a deductible that is reasonable for such stand-alone policy with respect to properties similar to the Southdale Center Property and reasonable for the geographic region where the Southdale Center Property is located, so long as in no event may such deductible exceed $5,000,000.

Expansion, Release and Substitution of Property. Provided no event of default shall has occurred and is continuing, the Southdale Center Borrower may (i) make transfers of immaterial or non-income-producing portions of the Southdale Center Property to any federal, state or local government in connection with a taking or condemnation for dedication or public use; (ii) make transfers of non-income producing portions of the Southdale Center Property to the third parties or affiliates of Southdale Center Borrower for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Southdale Center Property; and (iii) dedicate portions of the Southdale Center Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, for traffic circulation, parking, egress and ingress, utility lines and other similar purposes, but any transfer under clause (ii) or (iii) will not result in a material adverse effect based on an officer’s certificate from the Southdale Center Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

Mortgage Loan No. 5 – Marriott Chicago River North Hotel

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

Mortgage Loan No. 5 – Marriott Chicago River North Hotel

Marriott Chicago River North Hotel
410 North Dearborn Street
Chicago, IL 60654
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Chicago Loop
Greektown
Printers Row
South Loop
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Dearborn Park
Lake Michigan
Lake Shore Drive
Kennedy Expwy
Chicago River
North Branch
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Locust St.
W. Wacker Dr.
W. Roosevelt Rd.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. South Water St.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
E. 14th St.
Congress Pkwy.
Moody Bible Institute
Loyola University Water Tower Campus
900 North Michigan
John Hancock Center
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
James R. Thompson Ctr./Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
Daley Plaza
City Hall
Chicago Cultural Center
Jay Pritzker Pavilion
Harris Music & Dance Theater
Cloud Gate
Lyric Opera of Chicago
Chase Tower
Hyatt Center
AT&T Corporate Center
Willis (Sears) Tower
Chicago Mercantile Exchange
Citigroup Center
Ogilvie Metra
Union Station
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
Chicago Board of Trade
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
Chicago Stock Exchange
La Salle St. Metra
Randolph Street Metra
Van Buren Street Metra
Museum Campus/11th St. Metra
Buckingham Fountain
Spertus Inst. of Jewish Studies
Chicago Yacht Club
Chicago Marina
Navy Pier
Shedd Aquarium
Field Museum
Soldier Field
University of Illinois Chicago
UIC/Halsted
Metra Commuter Rail
Red Line
Blue Line
Brown, Purple Lines
Green, Orange Lines
Pink, Green Lines
90
94
290
41
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Elmhurst
Melrose Park
Oak Park
Maywood
Cicero
Oak Lawn
Orland Park
Indiana
Chicago O'Hare International Airport
Chicago Midway Intl. Airport

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

Mortgage Loan No. 5 – Marriott Chicago River North Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	410 North Dearborn Street Chicago, IL 60654
Original Balance(1):	$55,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Extended Stay
% of Initial Pool Balance(1):	6.4%			Number of Rooms:	523 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$229,446
Borrower Name(s):	Dearkin RES (DE) LLC			Balloon/ARD Balance Per Room:	$173,380
Sponsor(s):	River North Historic District Holdings, LLC; White Lodging Services Corporation			Year Built / Year Renovated:	2008 / NAP
Mortgage Rate:	5.200%			Title Vesting:	Fee and Leasehold
Note Date:	7/18/2013			Property Manager:	White Lodging Services Corporation
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2023			UW Revenues:	$30,160,936
IO Period:	None			UW Expenses:	$16,024,333
Original Term to Maturity or ARD:	120 months			UW NOI:	$14,136,603
Seasoning:	0 months			UW NCF:	$12,858,889
Original Amortization Term:	300 months			UW NOI DSCR(1):	1.65x
Loan Amortization Type:	Amortizing			UW NCF DSCR(1):	1.50x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield(1):	10.7%
Lockbox / Cash Management:	Soft / In Place			UW NCF Debt Yield at Maturity(1):	14.2%
Pari Passu Mortgage Debt(1):	$65,000,000			Most Recent NOI (As of):	$13,907,698 (4/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$13,680,244 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$11,062,273 (12/31/2011)
Reserves(2)				Appraised Value:	$191,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax:	$163,834	$163,834	NAP	Cut-off Date LTV Ratio(1):	62.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	47.5%
FF&E:	$0	$100,536	NAP	Occupancy Rate (As of):	84.7% (4/30/2013)
Other:	$1,610,000	$3,750	$1,610,000	2nd Most Recent Occupancy (As of):	84.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	77.7% (12/31/2011)

(1)
The Marriott Chicago River North Hotel Mortgage Loan is part of the Marriott Chicago River North Hotel Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $120,000,000. The Cut-off Date Balance Per Room, Balloon/ARD Balance Per Room, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $120,000,000 Marriott Chicago River North Hotel Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. See also ““—Lockbox and Cash Management” below for further discussion of the lockbox and cash management provisions.

The Marriott Chicago River North Hotel Mortgage Loan

The Mortgage Loan. The fifth largest mortgage loan (the “Marriott Chicago River North Hotel Mortgage Loan”) is part of a pari passu loan pair (the “Marriott Chicago River North Hotel Loan Pair”) evidenced by two pari passu promissory notes in the aggregate principal amount of $120,000,000, both of which are secured by the same first priority fee and leasehold mortgage encumbering an extended stay hospitality property known as the Marriott Chicago River North Hotel in Chicago, Illinois (“Marriott Chicago River North Hotel Property”). The Marriott Chicago River North Hotel Mortgage Loan is evidenced by one pari passu note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $55,000,000. The pari passu note not included in the issuing entity (Note A-2) evidences a related companion loan (the “Marriott Chicago River North Hotel Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Marriott Chicago River North Hotel Companion Loan has similar features and terms as the Marriott Chicago River North Hotel Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The proceeds of the Marriott Chicago River North Hotel Loan Pair were used to refinance a previous loan of approximately $63.4 million secured by the Marriott Chicago River North Hotel Property.

The Marriott Chicago River North Hotel Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Marriott Chicago

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

River North Hotel Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of August 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date of the Marriott Chicago River North Hotel Companion Loan. The Marriott Chicago River North Hotel Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Dearkin RES (DE) LCC, a single-purpose Delaware limited liability company (the “Marriott Chicago River North Hotel Borrower”) with two independent directors. Equity ownership in the Marriott Chicago River North Hotel Borrower is held by Friedman SSRI, LLC (50%) and White CRN, LLC (50%). The Marriott Chicago River North Hotel Borrower sponsors and recourse carve-out guarantors are River North Historic District Holdings, LLC and White Lodging Services Corporation.

River North Historic District Holdings, LLC is controlled by Albert M. Friedman, the CEO and Chairman of Friedman Properties. Friedman Properties is a full-service real estate company that owns and/or manages over 4 million SF of commercial and residential space in over 50 properties throughout River North and the Chicago metropolitan area. White Lodging Services Corporation is a hotel ownership, development and management company founded in 1985 that owns and manages 168 premium-branded, select and full service hotels and more than 30 restaurants in 21 states.

The Mortgaged Property. The Marriott Chicago River North Hotel Property is a 27-story, 523-room, extended stay hospitality property located in Chicago, Illinois that was built in 2008. The Marriott Chicago River North Hotel Property is dual-flagged as a 270-suite Residence Inn and a 253-suite SpringHill Suites.  Both flags are brands of Marriott International (NYSE: MAR) under franchise agreements expiring in March 2033 each with one, 10-year renewal option.

The guest room configuration at the Residence Inn consists of 195 studios, 69 one bedroom suites and six two bedroom suites. The guest room configuration at the SpringHill Suites consists of 161 king suites and 92 double suites. The Marriott Chicago River North Hotel Property features the HUB 51 restaurant, which occupies 10,900 SF under a lease expiring on May 14, 2018 with two, 5-year extension options and Einstein Bagels, which occupies 3,850 SF under a lease expiring on March 31, 2018 with two, five-year extension options. The Marriott Chicago River North Hotel Property is subject to a 99-year ground lease in connection with a 3,200 SF land parcel supporting the Einstein Bagels leased retail area and certain back office space on the 2nd floor of the Marriott Chicago River North Hotel Property. Other amenities at the Marriott Chicago River North Property include a fitness center, swimming pool, two breakfast rooms, two lounges, business center and sundries shop. Parking is currently available through an adjacent parking garage owned by an affiliate of the Marriott Chicago River North Hotel Borrower that connects to the Marriott Chicago River North Hotel Property via an interior walkway. The Marriott Chicago River North Hotel Borrower has collaterally assigned its interest in the agreement with the adjacent parking lot operator with respect to the operation of the adjacent parking lot and the Marriott Chicago River North Hotel Property’s use thereof.

More specific information about the Marriott Chicago River North Hotel Property is set forth in the tables below:

Residence Inn and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	78.1%	$158.14	$123.47	78.5%	$168.11	$131.91	100.5%	106.3%	106.8%
2012	82.1%	$165.96	$136.20	84.6%	$176.74	$149.49	103.1%	106.5%	109.8%
TTM 4/30/2013	83.0%	$166.66	$138.38	84.0%	$181.51	$152.42	101.1%	108.9%	110.1%

Source: Industry Report.

SpringHill Suites and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			SpringHill Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.0%	$157.10	$124.06	76.9%	$162.51	$124.90	97.3%	103.4%	100.7%
2012	83.4%	$165.30	$137.81	83.5%	$171.36	$143.13	100.2%	103.7%	103.9%
TTM 4/30/2013	84.3%	$166.73	$140.56	83.9%	$173.21	$145.27	99.5%	103.9%	103.4%

Source: Industry Report.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

The Market. The Marriott Chicago River North Hotel Property is located in the River North submarket of downtown Chicago, Cook Country, Illinois.  The Marriott Chicago River North Hotel Property is located at the intersection of West Kinzie Street and North Dearborn Street, less than one mile east of Interstate 94 and approximately one mile northeast of Union Station and Northwestern Station.

Competing properties to the Marriott Chicago River North Hotel Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Extended Stay %	2012E Occupancy	2012E ADR	2012E RevPAR
Residence Inn and SpringHill Suites	523	25%	7%	30%	38%	84.3%	$174.16	$146.82
Courtyard Chicago Downtown River North	337	40%	15%	40%	5%	80.0%	$162.00	$129.60
Hampton Inn Suites Chicago Downtown	230	45%	10%	40%	5%	75.0%	$152.00	$114.00
Hilton Garden Inn Chicago Magnificent Mile	357	40%	15%	40%	5%	88.0%	$178.00	$156.64
Fairfield Inn & Suites Chicago Downtown	185	35%	5%	50%	10%	83.0%	$168.00	$139.44
Four Points Chicago Magnificent Mile	226	35%	15%	45%	5%	79.0%	$160.00	$126.40
Hampton Inn Chicago Theatre District	135	40%	5%	50%	5%	89.0%	$180.00	$160.20
Total/Wtd. Avg.	1,993	37%	10%	42%	10%	82.8%	$168.90	$139.78

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Chicago River North Hotel Property:

Cash Flow Analysis
	2011	2012	TTM 4/30/2013	UW	UW per Room
Occupancy	77.7%	84.1%	84.7%	84.7%
Average Daily Rate	$165.43	$174.16	$175.96	$175.96
REVPAR	$128.52	$146.42	$148.97	$148.97

Rooms Revenue	$24,533,865	$28,026,362	$28,436,021	$28,436,021	$54,371
Food & Beverage Revenue	$55,915	$70,326	$95,195	$95,195	$182
Other Income	$1,344,701	$1,591,286	$1,629,720	$1,629,720	$3,116
Total Revenue	$25,934,481	$29,687,974	$30,160,936	$30,160,936	$57,669
Total Expenses	$14,872,208	$16,007,730	$16,253,238	$16,024,333	$30,639
Net Operating Income	$11,062,273	$13,680,244	$13,907,698	$14,136,603	$27,030
FF&E	$1,037,380	$1,484,399	$1,508,047	$1,206,437	$2,307
Ground Lease Payment	$48,074	$62,199	$69,740	$71,277	$136
Net Cash Flow	$9,976,819	$12,133,646	$12,329,911	$12,858,889	$24,587
NOI DSCR	1.29x	1.59x	1.62x	1.65x
NCF DSCR	1.16x	1.41x	1.44x	1.50x
NOI Debt Yield	9.2%	11.4%	11.6%	11.8%
NCF Debt Yield	8.3%	10.1%	10.3%	10.7%

Escrows and Reserves. The Marriott Chicago River North Hotel Borrower deposited $163,834 in escrow for annual real estate taxes at loan origination and is required to escrow $163,834 monthly. The Marriott Chicago River North Hotel Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Marriott Chicago River North Hotel Borrower maintains insurance under a satisfactory blanket insurance policy). The Marriott Chicago River North Hotel Borrower deposited $1,610,000 at loan origination into a seasonality reserve account. The lender will adjust the amount required to be on deposit in the seasonality reserve account annually (subject to a cap of $1,610,000). The Marriott Chicago River North Hotel Borrower is required to deposit 1/12th of the rent (including both base and additional rents) and other charges due under the ground lease monthly that is estimated to be payable during the next ensuing 12 months.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott Chicago River North Hotel Mortgage Loan.  The Marriott Chicago River North Hotel Mortgage Loan has in-place cash management. All rents and revenues from the Marriott Chicago River North Hotel Property are deposited into an account controlled by the manager. As long as no event of default under the Marriott Chicago River North Hotel Mortgage Loan, or under the management agreement, and no Cash Sweep Period (as defined below) has occurred, the manager will deposit monthly, all net remittances (after the payment of all expenses and fees for the Marriott Chicago River North Hotel Property) to the Marriott Chicago River North Hotel Borrower per the terms of the management agreement (the “Manager Remittances”) into the lockbox account. If an event of default occurs under the Marriott Chicago River North Hotel Mortgage Loan, or the management agreement, or a Cash Sweep Period has otherwise occurred, the Manager Remittances are to be deposited on each business day into the lockbox account. The Marriott Chicago River North Hotel Borrower will be required to deposit all excess cash with respect to the Marriott Chicago River North Hotel Mortgage Loan to be held by the lender as additional security for the Marriott Chicago River North

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Chicago River North Hotel

Hotel Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the Marriott Chicago River North Property for the immediately preceding four quarters is less than 1.25x. A Cash Sweep Period will generally end upon (i) the date the debt service coverage ratio equals or exceeds 1.30x for four consecutive quarters or (ii) the date upon which the debt service coverage ratio has equaled or exceeded 1.10 for four consecutive quarters and the amount on deposit in the excess cash reserve account is equal to $8,586,742.

Property Management. The Marriott Chicago River North Hotel Property is managed by White Lodging Services Corporation, an affiliate of the Marriott Chicago River North Hotel Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). The Marriott Chicago River North Hotel Companion Loan was originated on July 18, 2013 by or on behalf by Bank of America, National Association and is evidenced by one (1) note (Note A-2) with an original and Cut-off Date Balance of $65,000,000. The current holder of the Marriott Chicago River North Hotel Companion Loan is Bank of America, National Association. The note evidencing the Marriott Chicago River North Hotel Companion Loan accrues interest at the same rate as the Marriott Chicago River North Hotel Mortgage Loan. The Marriott Chicago River North Hotel Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Marriott Chicago River North Hotel Companion Loan, as and to the extent described under “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus. The Marriott Chicago River North Hotel Companion Loan is expected to be contributed to a future trust. The holders of the Marriott Chicago River North Hotel Mortgage Loan and the Marriott Chicago River North Hotel Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the Marriott Chicago River North Hotel Loan Pair. The Marriott Chicago River North Hotel Companion Loan will generally represent the controlling interest in the Marriott Chicago River North Hotel Loan Pair and the Marriott Chicago River North Hotel Loan Pair will be serviced pursuant to terms of (a) prior to the securitization of the Marriott Chicago River North Hotel Companion Loan, the pooling and servicing agreement for this transaction, and (b) after the securitization of the Marriott Chicago River North Hotel Companion Loan, the pooling and servicing agreement entered into in connection with the securitization of the Marriott Chicago River North Hotel Companion Loan. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus.

Expansion, Release and Substitution of Property. Not permitted.

Terrorism Insurance. Generally, the Marriott Chicago River North Hotel Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Marriott Chicago River North Hotel Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Mortgage Loan No. 6 – Bridgewater Campus

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Mortgage Loan No. 6 – Bridgewater Campus

Bernardsville
Basking Ridge
New Providence
MORRIS COUNTY
Far Hills
NJ TRANSIT
Lyons
Long Hill Rd
Berkeley Heights
Gillette
Berkeley Hts.
Stirling
Millington
Lamington Rd
Lyons Rd
VA New Jersey Health Care - Lyons Campus
Valley Rd
Newark Intl. Airport 15 miles
Liberty Corner
New Jersey National Golf Club
Passaic River County Park
Mt. Bethel
Mountain Ave
Bedminster
Liberty Corner Rd
Watchung
Twin Brooks Country Club
Somerset Airport
Washington Valley Rd
Mt. Bethel Rd
Mountain Blvd
Somerset St
Branchburg Township
Country Club Rd
Papen Rd
North Plainfield
Raritan Valley Community College
Green Knoll Golf Course
Bridgewater
Morning Glory Rd
Plainfield
Garretson Rd
Newmans Ln
Foothill Rd
Washington Valley Park
Dunellen
North Branch
Bridgewater Commons
Bridge St
7th St
Raritan Valley CC
Middlesex
South Ave
South Plainfield
Raritan
Somerville
Somerset Medical Center
Finderne Ave
William St
Bound Brook
MIDDLESEX COUNTY
Millstown Rd
NEW JERSEY TRANSIT
Main St
RARITAN VALLEY LINE
Old York Rd
Bridgewater
Raritan River
Bridgewater Campus
10 Finderne Avenue
Bridgewater, NJ 08807
Duke Island Park
NY City 33 miles
North Branch
Manville
Weston Canal Rd
Elizabeth Ave
Centennial Ave
Piscataway
SOMERSET COUNTY
Camplain Rd
Johnson Park
Hoes Ln
Morris Ave
Central Jersey Regional Airport
Sutton Ln
Hillsborough Township
Cedar Grove Ln
Rutgers Univ. Busch Campus
Rutgers Univ. Livingston Campus
Royce Brook Golf Club
Easton Ave
Rutgers Univ. GC
Rutgers Stadium
Colonial Park
Quail Brook Golf Course
Edison
Spooky Brook Golf Course
JFK Blvd
Amwell Rd
Somerset
Highland Park
Franklin Township
Franklin Blvd
New Brunswick
NEW BRUNSWICK
Rutgers University
Six Mile Run Park
Jersey Ave
N.E. CORRIDOR
Middlebush Rd
North Brunswick Township
Milltown
Bunker Hill Golf Course
East Brunswick
South Brunswick Township
Lincoln Hwy
Farrington Lake
JERSEY CITY
NEWARK
NEW YORK
Bayonne
Elizabeth
Plainfield
Somerville
Bridgewater
New Brunswick
Edison
Easton
Phillipsburg
Old Bridge
Princeton
PENNSYLVANIA
TRENTON
Freehold
Asbury Park
Levittown
NEW JERSEY
Toms River
PHILADELPHIA
CAMDEN
Cherry Hill
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Mortgage Loan No. 6 – Bridgewater Campus

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC Inc.			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	10 Finderne Avenue Bridgewater, NJ 08807

Original Balance:	$43,500,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$43,500,000			Detailed Property Type:	Office / Flex
% of Initial Pool Balance:	5.1%			Net Rentable Area:	446,649 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$97
Borrower Name(s):	Denver Road, LLC			Balloon Balance Per Unit/SF:	$83
Sponsor:	Yeheskel Frankel, Menashe Frankel			Year Built / Year Renovated:	1956-2002 / 2009, 2011, 2012
Mortgage Rate:	4.55%			Title Vesting:	Fee
Note Date:	6/17/2013			Property Manager:	Linque Management Company, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$10,196,163
IO Period:	24 months			UW Expenses:	$5,889,327
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,306,837
Seasoning:	1 month			UW NCF:	$3,770,858
Original Amortization Term:	360 months			UW NOI DSCR:	1.62x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.42x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,432,787 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$4,059,677 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	NAV
Reserves(1)				Appraised Value:	$63,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/4/2013
RE Tax:	$131,075	$43,692	NAP	Cut-off Date LTV Ratio:	68.5%
Insurance:	$109,511	$8,590	NAP	LTV Ratio at Maturity:	58.7%
Recurring Replacements:	$0	$18,775	NAP	Occupancy Rate:	91.4% (4/30/2013)
TI/LC:	$0	$27,916	NAP	2nd Most Recent Occupancy (As of):	92.8% (12/31/2012)
Other(2):	$222,738	$0	NAP	3rd Most Recent Occupancy (As of):	82.4% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
Environmental Reserve related to the remediation and maintenance of (1) the fill material that was imported from unknown off-site sources(s) to increase the elevation of the land surface beneath the eastern portion of the parking lot south of Building 3, which was expanded eastward in the late 1980s or early 1990s; and (2) an area of historic fill of approximately 1-1.5 acres in the southeastern corner of the Property, as shown on the State of New Jersey Historic Fill maps.

The Bridgewater Campus Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Bridgewater Campus Mortgage Loan”) is evidenced by a promissory note in the principal amount of $43,500,000, secured by a first priority fee mortgage encumbering the property known as the Bridgewater Campus, in Bridgewater, New Jersey (the “Bridgewater Campus Property”). The proceeds of the Bridgewater Campus Mortgage Loan were used to pay off existing debt of $35 million including prepayment penalties and return approximately $7 million of equity to the sponsor after closing costs.

The Bridgewater Campus Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with a maturity date of July 1, 2023. The Bridgewater Campus Mortgage Loan requires payments of interest only for the initial 24 months and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Bridgewater Campus Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Denver Road, LLC (the “Bridgewater Campus Borrower”), a single-purpose Delaware limited liability company with one independent manager. The Bridgewater Campus Borrower is owned by Denver Holdings, LLC (the “Joint Venture”).  The Joint Venture is partially owned (40%) and controlled by Lakestar Bridgewater, LLC (“Lakestar”), which is controlled by Yeheskel Frankel and Menashe

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Frankel, the managing members of Lakestar’s parent company. The Joint Venture is also owned by Galveston Investing USA, Inc. (40.0%), Gaia Investments USA, Inc. (10.1%) and Lansing Finance, USA Inc., an entity owned indirectly by Sage Capital Global (9.9%). Menashe Frankel and Yeheskel Frankel are the sponsors and carve out guarantors for the Bridgewater Campus Mortgage Loan.

Lakestar is headquartered in New Jersey and has acquired in excess of 30 properties including office, retail, apartments and land.

The Mortgaged Property. The Bridgewater Campus Property is an 8-building campus of mixed-use properties consisting of 446,649 SF, constructed mostly between 1956 and 1962 (Building 10 was constructed in 1998 and Building 4 was constructed in 2002). Of the total square footage, 196,589 SF is office (44% of NRA), 156,061 SF is laboratory (35% of NRA) and 93,999 SF is warehouse (21% of NRA). Building sizes range from 24,077 SF to 115,427 SF. In addition, the collateral includes approximately 1,500 surface parking spaces. The buildings have served as headquarters or a strategic research and development location for major companies including Johns Manville, National Starch and Chemical Company, Unilever, Imperial Chemical Industries, Akzo Nobel, and Henkel Corporation. As of April 30, 2013, the Bridgewater Campus Property was 91.4% occupied.

The Bridgewater Campus Property is located in Bridgewater, New Jersey, approximately 50 miles from New York City and in New Jersey’s Research and Development corridor adjacent to Interstates 287 and 78.

Major Tenants.

Henkel Corporation (188,411 SF, 42% of NRA, 45% of underwritten base rent). Henkel Corporation leases 188,411 SF of office, research and development and storage space at the Bridgewater Campus Property. The lease has a term that expires in July of 2023 with two, 5-year extension options. Henkel is one of the world’s leading companies in the business lines of (i) laundry and home care, (ii) cosmetics and toiletries, and (iii) adhesive technologies. The company offers more than 3,000 different adhesives, sealants and surface treatment products, making it the worldwide leader in this market. In addition to a large customer service center at the Bridgewater Campus Property, Henkel Corporation conducts mission-critical research and development for all of its business lines at the Bridgewater Campus Property.

Ingredion (163,066 SF, 37% of NRA, 38% of underwritten base rent). Ingredion Incorporated (“Ingredion”) leases 163,066 SF of office, research and development and storage space at the Bridgewater Campus Property. The lease has a term that expires in June of 2024 with two, 15-year extension options. Ingredion manufactures food ingredients and industrial products from corn and other starch-based materials. Ingredion has maintained a presence at the Bridgewater Campus Property since 1974. Ingredion has office space, a functioning pilot plant, test kitchen, robotics lab, and focus group center at the Bridgewater Campus Property.

Akzo Nobel (47,834 SF, 11% of NRA, 13% of underwritten base rent). Akzo Nobel Surface Chemistry, LLC (“Akzo Nobel”) leases 47,834 SF of office, research and development and storage space at the Bridgewater Campus Property. The lease has a term that expires in June of 2019 with two, 5-year extension options. Akzo Nobel is one of the world’s largest chemical manufacturers and salt producers. Research and Development activities for the company’s Personal Care unit are conducted at the Bridgewater Campus Property, which focuses on chemicals related to (i) hair-care, (ii) skincare and (iii) sun care.

The following table presents a summary regarding the tenants at the Bridgewater Campus Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Henkel Corporation	A/A2/A	188,411	42%	$2,292,204	45%	$12.17	7/31/2023
Ingredion	BBB/Baa2/BBB	163,066	37%	$1,914,634	38%	$11.74	6/30/2024
Akzo Nobel	BBB+/Baa1/BBB+	47,834	11%	$680,892	13%	$14.23	6/30/2019
Obanta	NAP/NAP/NAP	8,760	2%	$157,680	3%	$18.00	2/28/2015

Vacant Space		38,578	9%	$0	$0	$0

Total / Wtd. Avg.		446,649	100%	$5,045,410	100%	$12.36(2)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(2)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

The following table presents certain information relating to the lease rollover at the Bridgewater Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0	0%	0%	$0	0%	0%
2013	0	0	$0	0%	0%	$0	0%	0%
2014	0	0	$0	0%	0%	$0	0%	0%
2015	1	8,760	$18.00	2%	2%	$157,680	3%	3%
2016	0	0	$0	0%	2%	$0	0%	3%
2017	0	0	$0	0%	2%	$0	0%	3%
2018	0	0	$0	0%	2%	$0	0%	3%
2019	1	47,834	$14.23	11%	13%	$680,892	13%	17%
2020	0	0	$0	0%	13%	$0	0%	17%
2021	0	0	$0	0%	13%	$0	0%	17%
2022	0	0	$0	0%	13%	$0	0%	17%
2023	1	188,411	$12.25	42%	55%	$2,292,204	45%	62%
2024	1	163,066	$11.74	37%	91%	$1,914,634	38%	100%
2025	0	0	$0	0%	91%	$0	0%	100%
2026 & Beyond	0	0	$0	0%	91%	$0	0%	100%
Vacant	0	38,578	$0.00	9%	100%	$0	0%	100%
Total / Wtd. Avg.	4	446,649	$12.36	100%	100%	$5,045,410	100%	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  According to the appraiser, the Bridgewater Campus Property competes in the Brunswick/Piscataway/I-287 office submarket. The Brunswick/Piscataway/I-287 office market consists of 1,556 buildings totaling 29.1 million SF.  There was 58,256 SF of absorption in 4Q2012. Vacancy is 16.7% and average rents are $20.65 PSF Modified Gross.

According to the appraiser, the Bridgewater Campus Property competes in the Brunswick/Piscataway/I-287 industrial submarket and more specifically the Western Route 287 industrial micromarket.  The Brunswick/Piscataway/I-287 industrial submarket consists of 2,130 buildings totaling 173.6 million SF. During 2012, there was 2,031,548 SF of net absorption. As of the fourth quarter of 2012, the submarket reported vacancy of 8.5% and average rents of $4.74 PSF on a net basis. The warehouse segment of the Western Route 287 industrial micromarket consists of 534 buildings totaling 25.7 million SF. During 2012, there was 241,069 SF of negative absorption.  As of the fourth quarter of 2012, the warehouse segment of the micromarket reported a vacancy of 6.5% and average rents were $4.96 PSF on a net basis.

Based on the appraisal, the weighted average market vacancy at the Bridgewater Campus Property is 11.69%.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bridgewater Campus Property:

Cash Flow Analysis
	2011	2012	UW	UW PSF
Gross Potential Rent(1)	$4,701,278	$4,882,314	$5,546,924	$12.42
Total Reimbursements	$5,284,327	$5,179,995	$5,762,682	$12.90
Other Income	$10,812	$49,317	$10,000	$0.02
Vacancy	($19,710)	($19,937)	($1,123,443)	($2.52)
Effective Gross Income	$9,976,707	$10,091,690	$10,196,163	$22.83
Total Expenses	$5,917,030	$5,658,902	$5,889,327	$13.19
Net Operating Income	$4,059,677	$4,432,787	$4,306,837	$9.64
TI/LC	$0	$0	$334,987	$0.75
Capital Expenditures	$0	$0	$200,992	$0.45
Net Cash Flow	$4,059,677	$4,432,787	$3,770,858	$8.44
Occupancy %	82.4%	92.8%	90.2%
NOI DSCR	1.53x	1.67x	1.62x
NCF DSCR	1.53x	1.67x	1.42x
NOI Debt Yield	9.3%	10.2%	9.9%
NCF Debt Yield	9.3%	10.2%	8.7%

(1)	Gross Potential Rent based on actual leases with average rents over the remaining term for investment grade tenants.

Escrows and Reserves.  The Bridgewater Campus Borrower deposited at loan origination $131,075 in escrow for annual real estate taxes and is required to escrow $43,692 for real estate taxes monthly. The Bridgewater Campus Borrower deposited at loan origination $109,511 in escrow for annual insurance premiums and is required to escrow $8,590 for insurance premiums monthly. The Bridgewater Campus Borrower is required to make monthly deposits of $18,775 for replacement reserves. The Bridgewater Campus Borrower is required to make monthly deposits of $27,916 for tenant improvements and leasing commissions.  The Bridgewater Campus Borrower deposited at loan origination $222,738 in escrow for environmental remediation. The Environmental Reserve is related to the remediation and maintenance of (i) the fill material that was imported from unknown off-site sources(s) to increase the elevation of the land surface beneath the eastern portion of the parking lot south of Building 3, which was expanded eastward in the late 1980s or early 1990s; and (ii) an area of historic fill of approximately 1-1.5 acres in the southeastern corner of the Bridgewater Campus Property, as shown on the State of New Jersey Historic Fill maps.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Bridgewater Campus Mortgage Loan. The Bridgewater Campus Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Bridgewater Campus Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date in accordance with terms in the Bridgewater Campus Mortgage Loan Agreement.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured,

(ii)
commence upon the occurrence of a Henkel Corporation Cash Management Period. A “Henkel Corporation Cash Management Period” means a period commencing upon the first to occur of (i) Henkel Corporation being in monetary or material non-monetary default under the Henkel Corporation lease beyond all notice and cure periods under the Henke Corporation l lease, (ii) Henkel Corporation failing to be in actual, physical possession of the Henkel Corporation space, failing to be conducting its business during customary office hours in all of the Henkel Corporation space and/or “going dark” in the Henkel Corporation space, (iii) Henkel Corporation giving notice that it is terminating or canceling its lease for all or any material portion of the Henkel Corporation space, (iv) any termination or cancellation of the Henkel Corporation lease and/or the Henkel Corporation lease failing to otherwise be in full force and effect, and (v) the Henkel Corporation lease extension deadline (June 17, 2022) unless on or prior to the Henkel Corporation lease extension deadline (June 17, 2012) the Bridgewater Campus Borrower and Henkel Corporation have entered into the Henkel Corporation lease extension.

Property Management. The Bridgewater Campus Property is managed by Linque Management Company, Inc., which is located in New Jersey.

Mezzanine Loan and Preferred Equity.  Not permitted.

Solar Energy Ground Lease. In conjunction with the Bridgewater Campus Mortgage Loan closing, the Bridgewater Campus Borrower entered into a ground lease with a solar energy provider, whereby the solar energy provider will construct a solar field at its own cost and expense on land that is part of the loan collateral, but that does not interfere with the rentable area of the buildings. The Bridgewater Campus Borrower has also contracted to purchase the power produced by the solar energy provider. Energy costs are generally reimbursed by the tenants at the Bridgewater Campus Property, but the Bridgewater Campus Borrower is directly responsible to the solar energy provider for payment. Losses as a result of a Bridgewater Campus Borrower default under the Solar Power agreement are recourse to the Bridgewater Campus Sponsor. Construction of the solar field is expected to be completed in January 2015.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Bridgewater Campus

Terrorism Insurance. Generally, the Bridgewater Campus Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Bridgewater Campus Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

Mortgage Loan No. 7 – Hilton Waterfront Beach Resort

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

Mortgage Loan No. 7 – Hilton Waterfront Beach Resort

ANAHEIM
Orange
Disneyland
Anaheim Convention Center
Angel Stadium
Santa Ana Fwy
Cerritos Ave.
Orangewood Ave.
Chapman Ave.
UC Irvine Medical Center
The Block at Orange
Garden Grove
Garden Grove Blvd.
Garden Grove Fwy
Westfield MainPlace
River View Golf Course
Westminster Ave.
Santa Ana College
Santa Ana River
Willowick Golf Course
Civic Center Dr.
Westminster
1st St.
SANTA ANA
Bolsa Ave.
Little Saigon
ORANGE COUNTY
Seal Beach Naval Weapons Station
Seal Beach Nat'l. Wildlife Refuge
Golden West College
Bella Terra Mall
San Diego Fwy
Edinger Ave.
Mile Square Regional Park
Centennial Regional Park
Players Golf Course
Meadowlark Golf Course
Warner Ave.
HUNTINGTON BEACH
Fountain Valley
Fountain Valley Regional Hospital
Coastal Communities Hospital
Segerstrom Ave.
Huntington Beach Hospital
Orange Coast Memorial Medical Ctr.
Talbert Ave.
MacArthur Blvd.
Sunset Beach
Huntington Central Park
Five Points Plaza Shopping Center
Ellis Ave.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
South Coast Plaza
Metro Pointe at South Coast
Harriett Wieder Reg. Park
Garfield Ave.
Mesa Verde Country Club
Seacliff Village Shopping Center
Yorktown Ave.
Baker St.
Seacliff Country Club
Huntington Beach Civic Center
Newland House Museum
Adams Ave.
Orange County Fairgrounds
Orange Coast College
Pacific Coast Hwy.
Orange Ave.
International Surfing Museum
Atlanta Ave.
Fairview Park
Costa Mesa Golf and Country Club
Costa Mesa Fwy
John Wayne Orange County Airport
Huntington Beach Pier
Costa Mesa
Victoria St.
Talbert Regional Park
19th St.
Upper Newport Bay
Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Huntington State Beach
Newport Beach
Hoag Orange Co. Hospital
Upper Newport Bay Ecological Preserve
Fashion Island
Newport Beach Country Club
Pacific Ocean
Balboa Pavilion
Balboa Blvd.
Balboa Pier
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Fullerton
Corona
Torrance
LONG BEACH
SANTA ANA
Irvine

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

Mortgage Loan No. 7 – Hilton Waterfront Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	21100 Pacific Coast Highway Huntington Beach, CA 92648

Original Balance:	$42,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$42,500,000			Detailed Property Type:	Resort
% of Initial Pool Balance:	5.0%			Number of Rooms:	290
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$146,552
Borrower Name(s):	The Waterfront Hotel, LLC			Balloon/ARD Balance Per Unit/SF:	$138,250
Sponsor(s):	Waterfront Development, Inc.			Year Built / Year Renovated:	1990 / 2012
Mortgage Rate:	5.240%			Title Vesting:	Leasehold
Note Date:	7/19/2013			Property Manager:	Mayer Hospitality Group, LLC
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2018			UW Revenues:	$26,758,860
IO Period:	12 months			UW Expenses:	$21,349,260
Original Term to Maturity or ARD:	60 months			UW NOI:	$5,409,600
Seasoning:	0 months			UW NCF:	$4,339,246
Original Amortization Term:	360 months			UW NOI DSCR:	1.92x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.7%
Prepayment Provisions:	LO (24); DEF (12); O (24)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$5,316,986 (5/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$5,651,601 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$5,123,111 (12/31/2011)
Reserves(1)				Appraised Value:	$82,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/10/2013
RE Tax:	$195,479	$48,870	NAP	Cut-off Date LTV Ratio:	51.8%
Insurance:	$88,611	$29,537	NAP	LTV Ratio at Maturity/ARD:	48.8%
Recurring Replacements:	$0	$89,196	NAP	Occupancy Rate (As of):	74.9% (5/31/2013)
Deferred Maintenance:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	76.1% (12/31/2012)
Ground Rent:	$49,374	$37,639	NAP	3rd Most Recent Occupancy (As of):	74.9% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hilton Waterfront Beach Resort Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is evidenced by a note in the original principal amount of $42,500,000 and is secured by a first priority leasehold mortgage encumbering a full service hospitality property known as the Hilton Waterfront Beach Resort in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).  The proceeds of the Hilton Waterfront Beach Resort Mortgage Loan were used to refinance a previous loan of approximately $33,094,750 secured by the Hilton Waterfront Beach Resort Property and included in the CD 2006-CD3 securitization.

The Hilton Waterfront Beach Resort Mortgage Loan has an initial and remaining term of 60 months. The Hilton Waterfront Beach Resort Mortgage Loan requires payments of interest only for its initial 11 months and principal and interest thereafter with a scheduled maturity date of August 1, 2018. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Hilton Waterfront Beach Resort Mortgage Loan is open to prepayment at par during the final 23 months of the loan term.

The Borrower and the Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose California limited liability company (the “Hilton Waterfront Beach Resort Borrower”) with two independent directors. The Hilton Waterfront Beach Resort Borrower sponsor is Waterfront Development, Inc., which is controlled by The Robert Mayer Corporation, and is the Hilton Waterfront Beach Resort Borrower managing member. The recourse carve-out guarantor is Robert L. Mayer, Jr.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

The Robert Mayer Corporation is a Newport Beach, California based real estate development and management company that has operated for over 50 years. The company developed the Hilton Waterfront Beach Resort Property in 1990. The company also developed and majority owns the adjacent Hyatt Regency Resort & Spa Huntington Beach, a 517 room resort hotel and spa.

The Robert Mayer Corporation or an affiliate or affiliates of the company may, at some unspecified future date, develop a certain parcel adjoining the Hilton Waterfront Beach Resort Property (such adjoining parcel as discussed in “—The Mortgaged Property” section below) with (a) an expansion to the Hilton Waterfront Beach Resort Property, or with (b) a separate hotel property. If this certain adjoining parcel is developed as a hotel property by the Hilton Waterfront Beach Resort Mortgage Loan sponsor or any sponsor affiliate while the Hilton Waterfront Beach Resort Mortgage Loan is outstanding, and the new development is not included as collateral for the Hilton Waterfront Beach Resort Mortgage Loan, the Hilton Waterfront Beach Resort Mortgage Loan documents provide that the Hilton Waterfront Beach Resort Mortgage Loan shall become recourse to the Hilton Waterfront Beach Resort Mortgage Loan recourse carve out guarantor until such time as the Hilton Waterfront Beach Resort Mortgage Loan is paid in full.

The Mortgaged Property. The Hilton Waterfront Beach Resort Property is a 290-room, full service, 12-story AAA Four-diamond rated resort hospitality property located in Huntington Beach, California, directly across the Pacific Coast Highway from the Pacific Ocean. 24 of the 290 rooms are oceanfront suites that include a living area with a pull-out sofa. The Hilton Waterfront Beach Resort Property was built in 1990 and, during the five year period of 2008-2012, an estimated $7.2 million total of capital improvements and renovation occurred. In addition to the 290 guestrooms, the Hilton Waterfront Beach Resort Property contains approximately 24,588 SF of indoor and outdoor meeting and event space (including 4,200 SF within the Driftwood Pavilion – see below), two restaurants (Shades Restaurant & Bar and Surf Hero Market), a lobby bar, an outdoor swimming pool with cabanas, a fitness center and a business center. There is a 318 space subterranean parking garage and 11 adjacent surface parking spaces. In addition, the Hilton Waterfront Beach Resort Property has easement access to approximately 150 parking spaces on an adjacent parcel of land as described below.

The Hilton Waterfront Beach Resort Property is constructed on approximately 3.6 acres of land owned in fee by and leased from the successor agency to the Redevelopment Agency of the City of Huntington Beach (“City of Huntington Beach”). This leasehold interest began in 1989 and currently expires on December, 31, 2086. Annual ground rent beginning on January 1, 2014 is $225,000 per annum, pursuant to a market value adjustment effective the 24th lease year, with annual CPI rent steps for the remainder of the lease term, although with further market value adjustments at the 44th lease year, the 64th lease year and the 84th lease year. The annual ground rent until January 1, 2014 is $147,286 per annum. The Hilton Waterfront Beach Resort Property currently utilizes an adjoining 3.5 acre Hilton Waterfront Beach Resort Borrower affiliated parcel, which is improved with surface parking spaces, the Driftwood Pavilion (an outdoor event space), a tennis court and a gazebo, all of which currently serve as non-exclusive amenities for the Hilton Waterfront Beach Resort Property. The adjoining parcel is also subject to a ground lease from the City of Huntington Beach, which expires on December 31, 2016. The annual ground rent for this adjoining parcel beginning on January 1, 2014 is $225,000 per annum, with annual CPI rent steps for the remainder of the lease term. The annual ground rent until January 1, 2014 for the adjoining parcel is $147,288 per annum. This adjoining parcel is not collateral for the Hilton Waterfront Beach Resort Mortgage Loan. Other than the above mentioned parking easement, the adjacent parcel amenities may cease to be available to the Hilton Waterfront Beach Resort Borrower at any time.

The Hilton Waterfront Beach Resort Property currently operates under a franchise agreement with Hilton Worldwide which began on August 1, 2010, and has a current expiration of July 31, 2020.

Demand at the Hilton Waterfront Beach Resort Property is 75% transient driven and 25% group driven. The Hilton Waterfront Beach Resort Property is located across the street from one of the largest beaches in California (Huntington Beach) with access via a pedestrian signaled crosswalk.

More specific occupancy and rate information about the Hilton Waterfront Beach Resort Property is set forth in the table below:

The Hilton Waterfront Beach Resort Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Waterfront Beach Resort			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.8%	$183.20	$131.62	74.0%	$200.62	$148.48	103.0%	109.5%	112.8%
2012	74.1%	$190.78	$141.41	75.2%	$212.38	$159.84	101.5%	111.3%	113.0%
TTM 5/31/2013	72.7%	$195.74	$142.24	74.2%	$217.22	$161.13	102.1%	111.0%	113.3%

Source: Industry Report.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

The Market.  The Hilton Waterfront Beach Resort Property is located in Huntington Beach, within Orange County, California. The Hilton Waterfront Beach Resort Property is located across the Pacific Coast Highway from the Pacific Ocean, approximately 35 miles southeast of Los Angeles. According to the appraiser, Huntington Beach attracts approximately 16 million visitors annually for its beaches and other nearby attractions. Other market demand drivers include Disneyland, Knott’s Berry Farm, and the Anaheim Convention Center. The competitive hotel market has experienced average occupancy rate and ADR growth since 2010 from 68.7% and $177.66, respectively, to 74.3% and $192.05, respectively, in 2012. 2010 was the last year of noted new supply entering the market. A certain adjacent parcel to the Hilton Waterfront Beach Resort Property, as discussed in “—The Mortgaged Property” section above, may be developed with (a) an expansion to the Hilton Waterfront Beach Resort Property, or with (b) a separate hotel property, at an unspecified future date. Please see “—The Borrower and the Sponsor” section above for certain Hilton Waterfront Beach Resort Mortgage Loan document recourse provisions regarding this potential future development.

Competing properties to the Hilton Waterfront Beach Resort Property are shown in the table below:

Primary Competitive Hotels
Property	Rooms	Year Built	Year Renovated	Distance from subject
Hilton Waterfront Beach Resort	290	1990	2012	NAP
Hyatt Regency Resort & Spa Huntington Beach	517	2003	2012	Adjacent
Shorebreak Hotel Huntington Beach	157	2009	NAP	1 mile NW
Hyatt Regency Newport Beach	407	1963	2013	7 miles SE
Newport Beach Marriott Hotel & Spa	532	1975	2009	8 miles SE
The Island Hotel	295	1986	2009	8 miles SE
Balboa Bay Resort	160	2003	NAP	8 miles E
Laguna Cliffs Marriott Resort and Spa	378	1987	2010	22 miles SE

Source: Appraisal.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2009	2010	2011	2012	TTM 5/31/2013	UW	UW per Room
Occupancy	68.6%	75.3%	74.9%	76.1%	74.9%	74.9%
ADR	$187.22	$187.83	$197.71	$208.96	$212.85	$212.85
RevPAR	$126.53	$139.35	$146.34	$157.28	$157.91	$157.91

Rooms Revenue	$13,393,550	$14,750,177	$15,490,520	$16,693,376	$16,714,537	$16,714,537	$57,636
Food & Beverage	$6,991,554	$7,477,610	$8,627,446	$8,731,762	$8,284,980	$8,284,980	$28,569
Other Income	$1,679,975	$1,496,720	$1,590,862	$1,679,681	$1,759,343	$1,759,343	$6,067
Total Revenue	$22,065,079	$23,724,507	$25,708,828	$27,104,819	$26,758,860	$26,758,860	$92,272
Total Expenses	$18,366,152	$19,691,732	$20,585,717	$21,453,218	$21,441,874	$21,349,260	$73,618
NOI	$3,698,927	$4,032,775	$5,123,111	$5,651,601	$5,316,986	$5,409,600	$18,654
FF&E	$1,165,411	$957,525	$932,674	$1,008,103	$1,070,354	$1,070,354	$3,691
NCF	$2,533,516	$3,075,250	$4,190,437	$4,643,498	$4,246,632	$4,339,246	$14,963
NOI DSCR	1.31x	1.43x	1.82x	2.01x	1.89x	1.92x
NCF DSCR	0.90x	1.09x	1.49x	1.65x	1.51x	1.54x
NOI Debt Yield	8.7%	9.5%	12.1%	13.3%	12.5%	12.7%
NCF Debt Yield	6.0%	7.2%	9.9%	10.9%	10.0%	10.2%

Escrows and Reserves.  The Hilton Waterfront Beach Resort Borrower deposited $195,479 in escrow for annual taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Hilton Waterfront Beach Resort Borrower deposited $88,611 in escrow for annual insurance premiums at loan origination and is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Hilton Waterfront Beach Resort Borrower maintains insurance under a satisfactory blanket insurance policy).The Hilton Waterfront Beach Resort Borrower is also required to make monthly deposits in a reserve for FF&E equal to the greater of (i) 4% of gross revenues or (ii) the amount required to be reserved pursuant to the management agreement.  The Hilton Waterfront Beach Resort Borrower is also required to deposit for ground rent payments payable by the Hilton Waterfront Beach Resort Borrower under its ground lease, (i) $24,687 at least 10 business days prior to the monthly payment date occurring in September 2013 and (ii) $37,639 on each monthly payment date starting in October 2013. The Hilton Waterfront Beach Resort Borrower deposited $49,374 in escrow for ground rent payments at loan origination.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hilton Waterfront Beach Resort Mortgage Loan. The Hilton Waterfront Beach Resort Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Waterfront Beach Resort

lockbox account are swept daily to an account designated by the Hilton Waterfront Beach Resort Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Hilton Waterfront Beach Resort Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the remainder in the following order of priority: (i) so long as no event of default has occurred, during the continuance of a Cash Sweep Period caused solely by a DSCR Event (as defined below), to the Hilton Waterfront Beach Resort Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and set forth in the annual budget or otherwise incurred by Hilton Waterfront Beach Resort Borrower in connection with the operation and maintenance of the Hilton Waterfront Beach Resort Property and approved by lender, and (ii) to a reserve to be held by the mortgagee as additional security for the Hilton Waterfront Beach Resort Mortgage Loan.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default and continue until the cure of the event of default or no event of default exists which will be determined in the lender’s sole discretion, or

(ii) commence upon the debt service coverage ratio as of the last day of any calendar month falling below 1.10x measured on a trailing 12 month basis for six consecutive calendar months (a “DSCR Event”) and continue until the debt service coverage ratio is be equal to or greater than 1.25x for the immediately preceding three consecutive calendar months, or

(iii) commence upon the franchisor providing notice that a material default by the Hilton Waterfront Beach Resort Borrower exists under the franchise agreement and such default is not cured within thirty days, or such shorter period as is permitted under the franchise agreement, of such notice, and continue until such default has been remedied to the satisfaction of lender and franchisor, an estoppel from franchisor certifying that there are no continuing defaults by the Hilton Waterfront Beach Resort Borrower under the franchise agreement has been delivered to lender and there has been no default by the Hilton Waterfront Beach Resort Borrower under the franchise agreement for at least sixty consecutive days that were not cured, or

(iv)  commence upon the termination or cancellation of the franchise agreement and continue until (i) the Hilton Waterfront Beach Resort Borrower has entered into a replacement franchise agreement with Hilton Franchise LLC or a reputable and experienced franchisor approved by lender, substantially in the same form as the existing franchise agreement or reasonably acceptable to lender in form and substance, (ii) Hilton Waterfront Beach Resort Property has been fully operating in accordance with such replacement franchise agreement for at least sixty consecutive days and (iii) no defaults by the Hilton Waterfront Beach Resort Borrower are continuing under such replacement franchise agreement.

Property Management. The Hilton Waterfront Beach Resort is managed by the Mayer Hospitality Group, LLC, an affiliate of the Hilton Waterfront Beach Resort Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Hilton Waterfront Beach Resort Borrower is required to maintain (or caused to be maintained) insurance against loss for acts of terrorism with respect to the Hilton Waterfront Beach Resort Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

Mortgage Loan No. 8 – 1600 Lexington Ave. – Rochester, NY

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

Mortgage Loan No. 8 – 1600 Lexington Ave. – Rochester, NY

1600 Lexington Avenue - Rochester, NY
1456, 1466, 1500 & 1600 Lexington Avenue
Rochester, NY 14606
Lake Ontario
ROCHESTER
Greece
Irondequoit
Gates
Downtown
Brighton
Chili
Henrietta
Pittsford
MONROE COUNTY
Greater Rochester International Airport
University of Rochester
Rochester Institute of Technology
Irondequoit Bay
Syracuse 82 miles
Buffalo 69 miles
TORONTO
MISSISSAUGA
ONTARIO
ROCHESTER
BUFFALO
SYRACUSE
NEW YORK
PENNSYLVANIA
Lake Erie

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

Mortgage Loan No. 8 – 1600 Lexington Ave. – Rochester, NY

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)		NR/NR/NR		Property Address:	1456, 1466, 1500 & 1600 Lexington Avenue
Original Balance:		$40,200,000			Rochester, NY 14606
Cut-off Date Balance:		$40,154,101		General Property Type:	Industrial
% of Initial Pool Balance:		4.7%		Detailed Property Type:	Warehouse Distribution
Loan Purpose:		Refinance		Net Rentable Area:	1,755,500 SF
Borrower Name(s):		Acquest South Park, LLC		Cut-off Date Balance Per Unit/SF:	$23
Sponsor(s):		William L. Huntress		Balloon/ARD Balance Per Unit/SF:	$19
Mortgage Rate:		4.690%		Year Built / Year Renovated:	1968 / NAP
Note Date:		6/18/2013		Title Vesting:	Fee
First Payment Date:		8/1/2013		Property Manager:	Acquest Holdings, Inc.
Anticipated Repayment Date:		None		Underwriting and Financial Information
Maturity Date:		7/1/2023		UW Revenues:	$7,502,201
IO Period:		0 months		UW Expenses:	$3,000,528
Original Term to Maturity or ARD:		120 months		UW NOI:	$4,501,673
Seasoning:		1 month		UW NCF:	$3,617,408
Original Amortization Term:		360 months		UW NOI DSCR:	1.80x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.45x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	11.2%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield:	9.0%
Lockbox / Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	11.0%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$3,089,650 (12/31/2012)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$1,810,019 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$379,058 (12/31/2010)
Reserves(1)				Appraised Value:	$53,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	3/15/2013
RE Tax:	$401,347	$46,340	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.2%
Recurring Replacement:	$700,000	$29,258	NAP	Occupancy Rate (As of):	87.1% (6/4/2013)
TI/LC:	$0	$44,430	$2,665,825	2nd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Deferred Maintenance:	$37,500	$0	NAP	3rd Most Recent Occupancy (As of):	70.0% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The 1600 Lexington Ave. – Rochester, NY Mortgage Loan.

The Mortgage Loan.  The eighth largest mortgage loan (the “1600 Lexington Ave. – Rochester, NY Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $40,200,000 and is secured by a first priority fee mortgage encumbering an industrial warehouse distribution development known as 1600 Lexington Ave. in Rochester, New York (the “1600 Lexington Ave. – Rochester, NY Property”). The 1600 Lexington Ave. – Rochester, NY Mortgage Loan was originated on June 18, 2013 by or on behalf of Bank of America, National Association. The 1600 Lexington Ave. – Rochester, NY Mortgage Loan refinanced and paid off the previous loan secured by the 1600 Lexington Ave. – Rochester, NY Property, which had an existing balance of approximately $26.1 million. The 1600 Lexington Ave. – Rochester, NY Property Borrower acquired the 1600 Lexington Ave. – Rochester, NY Property in 2008 for $11.0 million and has a total cost basis of approximately $44.7 million.

The 1600 Lexington Ave. Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The 1600 Lexington Ave. Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of July 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 1600 Lexington Ave. Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The 1600 Lexington Ave. – Rochester, NY borrower is Acquest South Park, LLC, a SPE bankruptcy remote entity with two independent directors (the “1600 Lexington Ave. Borrower”). Equity ownership in Acquest South Park, LLC is held 57.5% by Acquest South Park Holding, LLC, 42.0% by Rochester Ventures, LLC and 0.5% by Acquest South Park Manager Corp., the last of which is wholly owned by William

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

Huntress. Equity ownership in Acquest South Park Holding, LLC is held 87.7% by William Huntress, 10.3% by Jerome Williams and 2.0% by Michael Huntress; William Huntress is also the manager.

The 1600 Lexington Ave. – Rochester, NY Property sponsor and non-recourse carve-out guarantor is William L. Huntress who serves as President at Acquest Development Co. (“Acquest”). Acquest was formed in New York in 1968. Acquest acquires, develops and manages office, medical office, warehouse, R&D and light industrial properties. Acquest’s current portfolio consists of over approximately 3.1 million SF of space and an additional 652 acres of undeveloped land.

The Mortgaged Property. The 1600 Lexington Ave. – Rochester, NY Property is a 1,755,500 SF industrial warehouse distribution complex, comprised of three, one-story buildings, and is located at 1456, 1466, 1500 & 1600 Lexington Avenue in the Town of Greece/City of Rochester, New York on a 104.05-acre site. The 1600 Lexington Ave. – Rochester, NY Property was constructed 1986. The 1600 Lexington Ave. – Rochester, NY Property has a ceiling clear height of 25 feet, 9 inches and 152 dock-high doors, with three rail docks and 152 loading docks. The warehouse space is both heated and cooled.

As of June 4, 2013, the 1600 Lexington Ave. – Rochester, NY Property was 87.1% leased by 25 tenants. The historical occupancy has been as follows 2010 (52.0%), 2011 (70.0%) and 2012 (87.0%). The 1600 Lexington Ave. – Rochester, NY Property was purchased in 2008 for $11 million from Eastman Kodak. The 1600 Lexington Ave. – Rochester, NY Property was only approximately 19.0% occupied at the time of acquisition. Since the acquisition, the 1600 Lexington Ave. – Rochester, NY Property manager has leased over approximately 68.0% of the vacant space.

Major Tenants.

High Falls Operating Co, LLC (360,365 SF, 20.5% of NRA, 16.8% of underwritten base rent). High Falls Operating Co, LLC (“High Falls”) occupies 360,365 SF at the 1600 Lexington Ave. – Rochester, NY Property under a five-year lease expiring on February 29, 2016. The lease provides for a rental rate of $2.36 PSF. Founded in 1857 and headquartered in Rochester, New York, High Falls is one of the largest and oldest continually operating breweries in the United States. High Falls is best known for its Genesee line of brands, as well as its Dundee Ales & Lagers family of craft brands, which includes the Original Honey Brown Lager. Additionally, through its Allied Brands division, High Falls is America’s exclusive distributor of several imports including Steinlager from New Zealand, Toohey’s New from Australia, Thwaites from the United Kingdom and Imperial from Costa Rica. High Falls also manufactures beer and other alcoholic and non-alcoholic beverages under contracts on behalf of other companies. High Falls operates as a subsidiary of North American Breweries, Inc., the largest independently-owned beer company in the United States. In 2012, North American Breweries was the sixth largest brewing company in America by sales volume.

Carestream Health (183,545 SF, 10.5% of NRA, 22.8% of underwritten base rent). Carestream Health (“Carestream”) occupies 183,545 SF at the 1600 Lexington Ave. – Rochester, NY Property under a lease expiring December 31, 2015. The lease provides for a rental rate of $6.30 PSF. Carestream is a worldwide provider of dental and medical imaging systems and IT solutions; X-ray imaging systems for non-destructive testing and advanced materials for the precision films and electronics markets. Carestream Health was formed in 2007 when Onex Corporation of Toronto, Canada (TSX: OCX.TO) purchased Eastman Kodak Company’s Health Group and renamed the business as Carestream Health. Carestream is currently rated “B2” by Moody’s and “B” by S&P. Carestream’s corporate headquarters is in the 1600 Lexington Ave. – Rochester, NY Property in Rochester, New York and has innovation centers in Genoa, Italy and Shanghai, China.

Optimation Technology, Inc. (175,714 SF; 10.0% of NRA, 10.7% of underwritten base rent). Optimation Technology, Inc. (“Optimation”) occupies 175,714 SF at the 1600 Lexington Ave. – Rochester, NY Property. Optimation leases 162,375 SF of industrial space on a lease that began on January 1, 2009 and has a current expiration date of February 28, 2019. The lease provides for a rental rate of $3.24 PSF. Optimation leases 7,935 SF of rail dock space on a lease that began on January 1, 2009 and has a current expiration date of February 28, 2019. The lease provides for a rental rate of $1.05 PSF. Optimation also leases 5,404 SF of rail dock space on a lease that began on December 15, 2011 and has a current expiration date of February 28, 2019. The lease provides for a rental rate of $1.29 PSF. Optimation designs and manufactures special purpose assembly and test systems; custom rotary dial, inline transfer, and SPM machines; flexible machining centers and web based (roll to roll) machines. Founded in 1985, Optimation serves the primary, chemical, film and plastics, packaged goods, and glass industries. Optimation has additional offices in Nashua, New Hampshire; Houston, Texas; Coatesville, Pennsylvania; and Liverpool, New York, along with operations in Alberta, Canada.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

The following table presents a summary regarding major tenants at the 1600 Lexington Ave. – Rochester, NY Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of SF	Annual Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annual Underwritten Base Rent ($ Per NRSF)	Lease Expiration
High Falls Operating Co, LLC	NR / NR / NR	360,365	21%	$850,461	17%	$2.36	2/29/2016
Carestream Health	NR / B2 / B	183,545	10%	$1,156,334	23%	$6.30	12/31/2015
Optimation Technology, Inc.	NR / NR / NR	175,714	10%	$541,398	11%	$3.08	2/28/2019
Kingsbury Corporation	NR / NR / NR	166,500	9%	$524,475	10%	$3.15	8/31/2019
Carta USA, LLC	NR / NR / NR	145,360	8%	$331,421	7%	$2.28	1/31/2014
PrimeSource, Inc.	NR / NR / NR	90,286	5%	$288,915	6%	$3.20	10/31/2020
Carroll Tire Co.	NR / NR / NR	70,000	4%	$206,500	4%	$2.95	4/30/2023
Warehouse & Distributive Mgmt	NR / NR / NR	48,650	3%	$132,815	3%	$2.73	11/30/2014
ABVI - Goodwill	NR / NR / NR	47,825	3%	$131,519	3%	$2.75	3/31/2014
Jamestown Container Corp	NR / NR / NR	40,000	2%	$94,800	2%	$2.37	7/31/2017
Subtotal / Wtd. Avg.		1,328,245	76%	$4,258,637	84%	$3.21

Other Tenants		200,196	11%	$809,078	16%	$4.04
Vacant Space		227,059	13%	$0	0%	$0.00
Total / Wtd. Avg.		1,755,500	100%	$5,067,715	100%	$3.32 (3)

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Weighted Average Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at the 1600 Lexington Ave. – Rochester, NY Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	26,499	$4.02	2%	2%	$106,531	2%	2%
2013	0	0	$0.00	0%	2%	$0	0%	2%
2014	7	285,270	$2.72	16%	18%	$774,823	15%	17%
2015	2	198,545	$6.03	11%	29%	$1,197,584	24%	41%
2016	4	417,215	$2.42	24%	53%	$1,009,389	20%	61%
2017	2	66,250	$3.00	4%	57%	$198,488	4%	65%
2018	0	0	$0.00	0%	57%	$0	0%	65%
2019	4	342,214	$3.11	19%	76%	$1,065,873	21%	86%
2020	2	106,836	$3.09	6%	82%	$330,290	7%	92%
2021	0	0	$0.00	0%	82%	$0	0%	92%
2022	2	15,612	$11.42	1%	83%	$178,239	4%	96%
2023	1	70,000	$2.95	4%	87%	$206,500	4%	100%
Vacant	0	227,059	$0.00	13%	100%	$0	0%	100%
Total / Wtd. Avg.	28	1,755,500	$3.32	100%		$5,067,715	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

The Market.  The 1600 Lexington Ave. – Rochester, NY Property is located in Town of Greece/City of Rochester, New York in Monroe County within the Rochester metropolitan statistical area (“MSA”). The 1600 Lexington Ave. – Rochester, NY Property is situated in a suburban location in close proximity to Interstate 490, which is the loop thoroughfare encircling the City of Rochester. The Greater Rochester International Airport is approximately three miles to the south of the 1600 Lexington Ave. – Rochester, NY Property.

Rochester MSA has an estimated 1,055,927 residents in 2013, and is expected to grow to 1,060,606 in 2018. The 2012 unemployment rates are 7.7% and 8.2% for the county of Monroe and the State of New York, respectively. The estimated 2013 population within a one-, three- and five-mile radius of the 1600 Lexington Ave. – Rochester, NY Property is 1,832; 103,912 and 281,370, respectively. The estimated 2013 average household income within a one-, three- and five-mile radius of the 1600 Lexington Ave. – Rochester, NY Property is $42,148; $45,641 and $47,656, respectively.

The Rochester MSA is predominantly a service-oriented economy, with approximately 84.8% of the current employment within the services producing sector. Employment in the Rochester MSA is concentrated in the education and health; trade, transportation and public utilities and government industries. The University of Rochester (20,340 employees), Wegmans Food Markets Inc. (13,976 employees), Rochester General Health Systems (7,600 employees), Xerox Corp. (6,116 employees) and Unity Health System (5,472 employees) are the five largest employers in the Rochester MSA.

Land uses within the neighborhood consist of predominantly larger industrial structures. These structures are generally older facilities that appear to be constructed in the 1960’s and 1970’s. Most of these structures contain a minimum of 100,000 SF but are generally larger. According to the appraiser, there are three commercial projects that are either proposed or under construction within the Town of Greece. These projects, which include one office and two retail properties, range from 8,000 to 19,500 SF in size. Only one of these projects is currently under construction, which is an approximate 17,500 SF retail facility that will be located at 840 Long Pond Road.

The average asking rent in Rochester-Suburban submarket is $4.50 and $3.50 PSF for manufacturing and warehouse/distribution properties, respectively. According to the appraiser, the Rochester Industrial submarket has an inventory of approximately 35 million SF, which consists of both owner and tenant-occupied spaces. The current vacancy rate for the Rochester-Suburban submarket has decreased to 12.1% in 2012, a three-tenths of a point change from 2011.

Rent comparables to the 1600 Lexington Ave. – Rochester, NY Property are shown in the charts below:

Competitive Property Summary
Property Name and Location	Year Built	GBA (SF)	Clear Height	Major Tenant Name(s)	Lease Area (SF)	Lease Date(s)	Lease Term(s)	Base Rent(s)
Former Westinghouse Facility	1952	860,000	22’	Crown Tank	59,662	Feb-12	5.0 Yrs.	$2.81 PSF
200 Westinghouse Circle,				Southern Tier Logistics	120,000	Nov-11	1.0 Yrs.	$2.65 PSF
Horseheads, NY				ISCO Industries	9,600	Oct-11	1.0 Yrs.	$4.83 PSF
				Schweizer Aircraft	43,200	Sep-11	3.0 Yrs.	$4.68 PSF
8 Northeastern Industrial Park,	1963	192,000	16’ – 21’6”	McGrann Paper Co.	65,135	Jan-11	4.0 Yrs.	$2.50 PSF
Guilderland, NY

Rochester Tech Park,	1966	3,259,823	10’ – 30’	ITT	111,322	Jun-12	10.0 Yrs.	$3.75 PSF
Gates, NY				Southern Wine	6,524	Mar-11	5.0 Yrs.	$3.50 PSF
				Solid Cell	4,861	Mar-11	5.0 Yrs.	$4.00 PSF
				Surplus Switching	15,000	Mar-11	5.0 Yrs.	$4.00 PSF
1100 & 1200 Lee Road,	1980	800,000	NAP	C&M Forwarding	424,414	Sep-10	3.5 Yrs.	$1.85 PSF
Greece, NY

215 Commerce Drive,	1967	83,000	30’	Monroe FTZ	20,600	Jun-10	NAP	$2.91 PSF
Henrietta, NY

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	1600 Lexington Ave. – Rochester, NY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1600 Lexington Ave. – Rochester, NY Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Gross Potential Rental Income	$2,402,469	$3,104,691	$3,928,839	$5,748,892	$3.27
Expense Reimbursements	$1,033,818	$1,702,823	$2,132,330	$2,847,411	$1.62
Other Income	$3,448	$40,395	$63,137	$38,696	$0.02
Less Vacancy & Credit Loss	$0	$0	$0	($1,132,798)	64.5%
Effective Gross Income	$3,439,735	$4,847,909	$6,124,306	$7,502,201	$4.27
Total Operating Expenses	$3,060,677	$3,037,890	$3,034,656	$3,000,528	$1.71
Net Operating Income	$379,058	$1,810,019	$3,089,650	$4,501,673	$2.56
TI/LC	$0	$0	$0	$533,165	$0.30
Capital Expenditures	$81,273	$36,762	$0	$351,100	$0.20
Net Cash Flow	$297,785	$1,773,257	$3,089,650	$3,617,408	$2.06
Occupancy %	52.0%	70.0%	87.0%	87.1%(1)
NOI DSCR	0.15x	0.72x	1.24x	1.80x
NCF DSCR	0.12x	0.71x	1.24x	1.45x
NOI Debt Yield	0.9%	4.5%	7.7%	11.2%
NCF Debt Yield	0.7%	4.4%	7.7%	9.0%

(1)	Occupancy as of June 4, 2013.

Escrows and Reserves. The 1600 Lexington Ave. – Rochester, NY Borrower deposited $408,317 into escrow at loan origination for annual real estate taxes and is required to escrow $46,340 monthly. The 1600 Lexington Ave. – Rochester, NY Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (unless the 1600 Lexington Ave. – Rochester, NY Property is part of a “blanket policy” acceptable to the lender). The 1600 Lexington Ave. – Rochester, NY Borrower deposited $700,000 in escrow for capital expenditures at loan origination and is required to escrow $29,258 monthly. Additionally, the 1600 Lexington Ave. – Rochester, NY Borrower is required to escrow $44,430 monthly for TI/LC reserves (the total TI/LC reserve is capped at $2,665,825). The 1600 Lexington Ave. – Rochester, NY Borrower also deposited $37,500 at loan origination for required repairs.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 1600 Lexington Ave. – Rochester, NY Mortgage Loan. The 1600 Lexington Ave. – Rochester, NY Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the 1600 Lexington Ave. – Rochester, NY Borrower. The 1600 Lexington Ave. – Rochester, NY Borrower will be required to deposit all excess cash with respect to the 1600 Lexington Ave. – Rochester, NY Mortgage Loan to be held by the lender as additional security for the 1600 Lexington Ave. – Rochester, NY Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” means the period commencing on the earlier of (i) the date upon which an event of default occurs or (ii) the date upon which the debt service coverage ratio for the immediately preceding six-month period is less than 1.15x. A Cash Sweep Period will generally end upon (i) the date the event of default is cured or waived or (ii) the date the debt service coverage ratio equals or exceeds 1.25x for the immediately preceding six-month period.

Property Management. The 1600 Lexington Ave. – Rochester, NY Property is managed by Acquest Holdings, Inc., an affiliate of the 1600 Lexington Ave. – Rochester, NY Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The 1600 Lexington Ave. – Rochester, NY Borrower is required pursuant to the 1600 Lexington Ave. – Rochester, NY Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 1600 Lexington Ave. – Rochester, NY Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

Mortgage Loan No. 9 – Beverly Garland Hotel

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

Mortgage Loan No. 9 – Beverly Garland Hotel

Beverly Garland Hotel
4222 Vineland Avenue
North Hollywood, CA 91602
SUN VALLEY
Sun Valley
Golden State Fwy
METROLINK ANTELOPE VALLEY LINE
Verdugo Mountain Park
VERDUGO MTS.
Woodbury University
Glenoaks Blvd
Scott Rd
Wildwood Canyon Park
Stough Park
De Bell Golf Course
Vineland Ave
Bob Hope-Burbank Airport
Kenneth Rd
METROLINK VENTURA COUNTY LINE
Vanowen St
BURBANK/BOB HOPE AIRPORT
Burbank Town Center
DOWNTOWN BURBANK
Victory Blvd
Hollywood Way
Burbank Blvd
BURBANK
North Hollywood
Magnolia Blvd
Olive Ave
Alameda Ave
Burbank Blvd
Los Angeles Valley Jr. College
Chandler Blvd
Woodman Ave
Laurel Cyn Blvd
Hollywood Fwy
North Hollywood
Lankershim Blvd
LOS ANGELES COUNTY
Victory Blvd
Westfield Fashion Square Mall
Riverside Dr
Providence Saint Joseph Medical Center
Los Angeles Equestrian Center
Disney Studios
NBC Studios
Ventura Fwy
Sherman Oaks
Moorpark St
Coldwater Cyn Ave
Studio City
Toluca Lake
Warner Bros. Studios
Downtown Los Angeles 9 miles
Los Angeles Zoo
Ventura Blvd
CBS/Fox Studios
Lakeside Golf Course
Harding and Wilson Municipal Golf Course
Universal City
Universal Studios Hollywood
Barham Blvd
Laurel Canyon Blvd
Mulholland Dr
Wilacre Park
Hollywood Sign
Griffith Park
RED LINE METRO
Hollywood Reservoir
Griffith Observatory
SANTA MONICA MTS.
Santa Monica Mtns. Natl. Recr. Area
Runyon Canyon Park
Hollywood
Los Feliz Blvd
Los Feliz
Capitol Records
Kodak Theatre
Grauman's Chinese Theatre
Hollywood & Highland Ctr.
Hollywood/Western
Hollywood Blvd
Sunset Blvd
Hollywood/Highland
Hollywood/Vine
Guinness World Records Museum
ArcLight Cinema
Vermont/Sunset
Vermont/Santa Monica
Santa Monica Blvd
West Hollywood
Crescent Heights Blvd
LOS ANGELES
Los Angeles City College
Sunset Blvd
Santa Monica Blvd
Melrose Ave
Beverly Hills
Fairfax Ave
La Brea Ave
Western Ave
Bel Air
Beverly Dr
Cedars-Sinai Medical Center
Beverly Ctr. Mall
Beverly Blvd
Vermont/Beverly
3rd St
Pan Pacific Park
Wilshire Country Club
University of California-Los Angeles
Los Angeles Country Club
The Grove
La Cienega Blvd
3rd St
Koreatown
Wilshire Blvd
Fairfax
Mid-Wilshire
Century City
Century City Shopping Ctr.
L.A. County Museum of Art
La Brea Tar Pits
Wilshire Blvd
Wilshire/Western
Wilshire/Normandie
Wilshire/Vermont
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Burbank
Glendale
Pasadena
Thousand Oaks
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Fullerton
ANAHEIM
Torrance
LONG BEACH
Huntington Beach

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

Mortgage Loan No. 9 – Beverly Garland Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	4222 Vineland Avenue North Hollywood, CA 91602
Original Balance:	$30,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$29,969,490			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.5%			Number of Rooms:	255 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$117,527
Borrower Name(s):	Rio Vista Development Company			Balloon/ARD Balance Per Unit/SF:	$97,530
Sponsor(s):	James Crank			Year Built / Year Renovated:	1971 / 2012
Mortgage Rate:	5.185%			Title Vesting:	Fee and Leasehold
Note Date:	6/27/2013			Property Manager:	Marcus Hotels, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$15,060,498
IO Period:	None			UW Expenses:	$10,966,752
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,093,746
Seasoning:	1 month			UW NCF:	$3,463,874
Original Amortization Term:	360 months			UW NOI DSCR:	2.07x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.76x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.7%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF Debt Yield:	11.6%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	13.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,330,394 (4/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,243,320 (12/31/2012)
Mezzanine Debt:	Future			Third Most Recent NOI (As of):	$4,107,347 (12/31/2011)
Reserves(1)				Appraised Value(2):	$51,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/13/2013
RE Tax:	$96,128	$16,021	NAP	Cut-off Date LTV Ratio(2):	57.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	47.9%
FF&E:	$12,700,000	$25,101	NAP	Occupancy Rate (As of):	85.8% (4/30/2013)
Deferred Maintenance:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	84.7% (12/31/2012)
				3rd Most Recent Occupancy (As of):	82.7% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Beverly Garland Hotel Mortgage Loan has a “when stabilized” value as of June 1, 2016 of $75,000,000 that results in a Cut-off Date LTV Ratio of 40.0%.

The Beverly Garland Hotel Mortgage Loan

The Mortgage Loan. The ninth largest mortgage loan (the “Beverly Garland Hotel Mortgage Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a full service hospitality property known as the Beverly Garland Hotel in North Hollywood, California (the “Beverly Garland Hotel Property”). The proceeds of the Beverly Garland Hotel Mortgage Loan were used to refinance a previous loan of approximately $14.2 million secured by the Beverly Garland Hotel Property and included in the CGCMT 2006-C4 securitization.

The Beverly Garland Hotel Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Beverly Garland Hotel Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of July 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Beverly Garland Hotel Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is Rio Vista Development Company, a single-purpose California limited partnership (the “Beverly Garland Hotel Borrower”) with one independent director. The Beverly Garland Hotel Borrower sponsor and non-recourse guarantor is James Crank.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

James Crank is the asset manager of the Beverly Garland Hotel Property and sole shareholder of RVD, Inc., the general partner of the Beverly Garland Hotel Borrower. He is the son of the Beverly Garland Hotel Property’s namesake, actress Beverly Garland and the builder/developer Fillmore Crank.

The Mortgaged Property. The Beverly Garland Hotel Property is a 255-room, full service hospitality property located in North Hollywood, California.  The Beverly Garland Hotel Property was built in 1971 and most recently renovated in 2012.  The guest room configuration consists of 95 king rooms, 21 king deluxe rooms, 11 king suites, 111 queen/queen rooms, 12 queen ADA rooms and five kid suites.  The Beverly Garland Hotel Property features the 75-seat Tula’s Café, two lounges, a coffee bar, fitness center, pool, tennis courts, business center and meeting rooms contributing to a total of 12,848 SF of meeting space.  There are 402 surface parking spaces.

The Beverly Garland Hotel Property currently operates under a franchise agreement with Holiday Inn that expires on November 30, 2013 with no option for renewal. The Beverly Garland Hotel sponsor plans to not renew the franchise agreement and will instead reposition the Beverly Garland Hotel Property as an upscale independent boutique hotel through a $13 million renovation and refurbishment that is expected to be completed by September 2014.

The Beverly Garland Hotel Property had a trailing 12-month period ended May 31, 2013 occupancy of 86.8%, ADR of $143.14 and RevPAR of $124.17. This represents an occupancy penetration of 107.4%, ADR penetration of 90.6% and a RevPAR penetration of 97.3%.

More specific information about the Beverly Garland Hotel Property is set forth in the table below:

Beverly Garland Hotel and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			Beverly Garland Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.5%	$147.34	$112.65	82.8%	$127.28	$105.33	108.2%	86.4%	93.5%
2012	79.5%	$155.11	$123.33	84.6%	$139.17	$117.79	106.4%	89.7%	95.5%
TTM 5/31/2013	80.8%	$157.95	$127.57	86.8%	$143.14	$124.17	107.4%	90.6%	97.3%

Source: Industry Report.

The Market. The Beverly Garland Hotel Property is located in North Hollywood, within Los Angeles County, California.  The Beverly Garland Hotel Property is located approximately 5 miles south of Burbank Airport and 10 miles north of downtown Los Angeles, adjacent to Highway 101, a major north/south interstate connecting North Hollywood to downtown Los Angeles.  Major demand drivers in the area include Universal Studios Hollywood (2.0 miles southeast), NBC/Universal Studios (2.5 miles east), Warner Bros. Studios (2.5 miles east), Hollywood Bowl (3.5 miles south), Hollywood Walk of Fame (4.0 miles south), Sunset Strip/West Hollywood (7.0 miles southwest), Los Angeles Zoo (6.0 miles east) and Disneyland (37.0 miles southeast).

Competing properties to the Beverly Garland Hotel Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
Beverly Garland Hotel	255	20%	15%	65%	84.9%	$139.13	$118.13
Hilton Los Angeles Universal City	482	40%	25%	35%	84.0%	$173.00	$145.32
Hotel Amarano Burbank	132	50%	10%	40%	76.0%	$186.00	$141.36
Marriott Los Angeles Burbank Airport	488	50%	30%	20%	80.0%	$135.00	$108.00
Sheraton Universal City	449	35%	25%	40%	76.0%	$163.00	$123.88
Sportsmens Lodge	190	40%	30%	30%	75.0%	$118.00	$88.50
Total/Wtd. Avg.	1,996	39%	24%	36%	80.0%	$152.88	$122.23

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Beverly Garland Hotel Property:

Cash Flow Analysis
	2011	2012	TTM 4/30/2013	UW	UW per Room
Occupancy	82.7%	84.7%	85.8%	80.0%
Average Daily Rate	$127.27	$139.13	$142.22	$142.22
REVPAR	$105.27	$117.80	$122.08	$113.78

Rooms Revenue	$9,797,753	$10,994,503	$11,362,364	$10,589,684	$41,528
Food & Beverage Revenue	$2,604,283	$2,795,258	$2,882,486	$2,882,486	$11,304
Other Income	$1,537,286	$1,637,128	$1,588,328	$1,588,328	$6,229
Total Revenue	$13,939,323	$15,426,889	$15,833,178	$15,060,498	$59,061
Total Expenses	$9,831,976	$11,183,569	$11,502,784	$10,966,752	$43,007
Net Operating Income	$4,107,347	$4,243,320	$4,330,394	$4,093,746	$16,054
FF&E	$557,764	$617,095	$633,351	$602,420	$2,362
Ground Lease Payment	$27,453	$27,453	$27,453	$27,453	$108
Net Cash Flow	$3,522,130	$3,598,773	$3,669,590	$4,436,874	$13,584
NOI DSCR	2.08x	2.15x	2.19x	2.07x
NCF DSCR	1.78x	1.82x	1.86x	1.76x
NOI Debt Yield	13.7%	14.2%	14.4%	13.7%
NCF Debt Yield	11.8%	12.0%	12.2%	11.6%

Escrows and Reserves. The Beverly Garland Hotel Borrower deposited $96,128 in escrow for annual real estate taxes at loan origination and is required to escrow $16,021 monthly. The Beverly Garland Hotel Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Beverly Garland Hotel Borrower maintains insurance under a satisfactory blanket insurance policy). The Beverly Garland Hotel Borrower deposited $12,700,000 at loan origination in connection with the FF&E renovation plan. The Beverly Garland Hotel Borrower also is required on each payment date to make monthly deposits for FF&E reserves equal to 2% of the total gross revenue from the prior calendar month from the first payment date through the payment date occurring in July 2016 and 4% of the total gross revenue from the prior calendar month on each payment date thereafter.  The Beverly Garland Hotel Borrower is required to deposit 1/12th of the rent (including both base and additional rents) and other charges due under the ground lease monthly that the lender estimates will be payable during the next ensuing 12 months.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Beverly Garland Hotel Mortgage Loan. The Beverly Garland Hotel Mortgage Loan has springing cash management. Provided a Cash Management Trigger (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Beverly Garland Hotel Mortgage Loan Borrower. The Beverly Garland Hotel Mortgage Loan Borrower will be required to deposit all excess cash with respect to the Beverly Garland Hotel Mortgage Loan to be held by the lender as additional security for the Beverly Garland Hotel Mortgage Loan during a Cash Sweep Period (as defined below).

“Cash Management Trigger” means the occurrence of an event of default or the period commencing on the first day of the calendar month following the month during which the lender notifies Beverly Garland Hotel Borrower of its determination that the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters, and ending on the last day of the calendar month during which the lender notifies the Beverly Garland Hotel Borrower of its determination that the debt service coverage ratio equals or exceeds 1.60x for two consecutive calendar quarters.

“Cash Sweep Period” means the period commencing on the first day of the calendar month following the month during which lender notifies the Beverly Garland Hotel Borrower of its determination that the debt service coverage ratio is less than 1.15x for two consecutive calendar quarters, and ending on the last day of the calendar month during which the lender notifies the Beverly Garland Hotel Borrower of its determination that the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters.

Property Management. The Beverly Garland Hotel Property is managed by Marcus Hotels, Inc., a subsidiary of The Marcus Corporation (NYSE: MCS), under a management agreement expiring December 31, 2016 with one, five-year extension option remaining. Founded in 1935 and headquartered in Milwaukee, Wisconsin, Marcus Corporation through its Marcus Hotels & Resorts division manages 20 hotels and resorts nationwide including: The Pfister Hotel in Milwaukee, Wisconsin, The Platinum Hotel in Las Vegas, Nevada, Westin Columbus in Columbus, Ohio, Westin Atlanta Perimeter North in Atlanta, Georgia and Skirvin Hilton in Oklahoma City, Oklahoma.

Mezzanine Loan and Preferred Equity. Mezzanine financing in the amount of no more than $2,000,000 is permitted subject to various conditions, including, among others: (i) the principal amount of the mezzanine debt will not result in an aggregate loan-to-value of greater than 60%; (ii) the principal amount of the mezzanine debt will not result in an aggregate debt service coverage ratio of less than 1.80x; (iii) delivery of an intercreditor and standstill agreement; and (iv) to the extent commercially available, the lender receiving written confirmation from each applicable rating agency that such mezzanine loan will not cause a downgrade, withdrawal or qualification of the then-current rating of the MSBAM Series 2013-C11 Certificates.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. The Beverly Garland Hotel Borrower may obtain a release of the lien of the mortgage with respect to certain unimproved, non-income producing, non-material portions of the Beverly Garland Hotel Property including parking areas and/or easements for utilities or similar purposes, provided that such release does not materially impair the utility and operation of or have a material adverse effect on the value, current use or operation the remaining Beverly Garland Hotel Property; provided that no such release will be permitted unless, immediately after the release, either: (i) the ratio of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Beverly Garland Hotel

the unpaid principal balance of the Beverly Garland Hotel Mortgage Loan to the appraised value of the Beverly Garland Hotel Property is equal to or less than 125% or (ii) the Beverly Garland Hotel Borrower pays down principal balance by the least of the following amounts (A) an amount equal to the net proceeds or other compensation paid by a governmental authority in connection with a transfer of unimproved, non-income producing portions of the Beverly Garland Hotel Property to governmental authorities for dedication or public use, (b) fair market value of release parcel or (c) amount so that the loan-to-value ratio does not increase after such release.

Terrorism Insurance. Generally, the Beverly Garland Hotel Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Beverly Garland Hotel Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

Mortgage Loan No. 10 – Paddock Club

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

Mortgage Loan No. 10 – Paddock Club

Paddock Club
7925 Merrill Road
Jacksonville, FL 32277
JACKSONVILLE
Jacksonville International Airport
Owens Rd
Duval Station Rd
River City Marketplace
Starratt Rd
New Berlin Rd
Dunn Creek Rd
Duval Rd
Cedar Point Rd
Northside
San Mateo
Faye Rd
New Berlin Rd
Busch Dr
Broward Rd
Biscayne Blvd
Broward River
Dunn Creek
Trout River
Naval Aviation Depot
Jacksonville Zoo & Gardens
Intracoastal Waterway
August Dr
FT. GEORGE ISLAND CULTURAL STATE PARK
Heckscher Dr
Fort Caroline National Memorial
Mill Cove
Dunes City Golf Club
McCormick Rd
Mt Pleasant Rd
Tallulah Ave
Norwood Ave
Main St N.
Buffalo Ave
44th St
Gateway Shopping Ctr.
City Park
Fort Caroline Rd
Arlington Hills
Moncrief Rd
21st St
13th St
Jacksonville University
Merrill Rd
Univ. of Florida Health Science Center
8th St
Edward Waters College
FSCJ Downtown Campus
Talleyrand Ave
St. Johns River
Rogero Rd
Star Rd
Lone Star Rd
Arlington
Monument Rd
East Arlington
Mill Cove Golf Club
Jacksonville Executive at Craig Airport
Kernan Blvd
Girvin Rd
Downtown
Arlington Expwy
EverBank Field
Baptist Medical Ctr. Downtown
Jacksonville Veterans Mem. Arena
Regency Square Mall
Arnold Rd
Atlantic Blvd
Riverside
Atlantic Blvd
Hart Expwy
Hendricks Ave
Altama Rd
Arlington Rd
Forest Blvd
St. Johns Bluff Rd
Sandalwood
Harbour Place
Alden Rd
St. Johns River
San Marco
Spring Park
Beach Blvd
Brooks Rehabilitation Hospital
Memorial Hospital
Dean Rd
Hogan Rd
Beach Blvd
FSCJ South Campus
Beach Blvd
Miramar
Emerson St
Parental Home Rd
Southside Blvd
Anders Blvd
Windy Hill
St Augustine Rd
University Blvd
Spring Park Rd
Bowden Rd
Belfort Rd
University of North Florida
Jacksonville Golf & Country Club
Hodges Blvd
Town Ctr. Pkwy
Powers Ave
Southpoint Pkwy
St. Vincent's Medical Ctr. Southside
St. Johns Town Center
Lakewood
Baymeadows
San Pablo Creek Conservation Easement
95
295
17
102
5
104
105
115
90
1
23
211
228
109
113
10
13
202
Yulee
Amelia City
Callahan
American Beach
JACKSONVILLE
Atlantic Ocean
Atlantic Beach
Neptune Beach
Jacksonville Beach
Ponte Vedra Beach
Palm Valley
Orange Park
Mandarin
Fruit Cove
Nocatee
Middleburg

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

Mortgage Loan No. 10 – Paddock Club

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	7925 Merrill Road Jacksonville, FL 32277

Original Balance:	$27,360,000			General Property Type:	Multifamily
Cut-off Date Balance:	$27,360,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.2%			Number of Units:	440 Units
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$62,182
Borrower Name(s):	Arium St. Johns, LLC			Balloon / ARD Balance Per Unit/SF:	$55,744
Sponsor(s):	Darren W. DeVore and			Year Built / Year Renovated:	1989 / 2013
	Michael Patrick Carroll			Title Vesting:	Fee
Mortgage Rate:	4.449%			Property Manager:	Carroll Management Group, LLC
Note Date:	6/20/2013			Underwriting and Financial Information
First Payment Date:	8/1/2013			UW Revenues:	$4,410,872
Anticipated Repayment Date:	NAP			UW Expenses:	$2,114,807
Maturity Date:	7/1/2023			UW NOI:	$2,296,065
IO Period:	48 months			UW NCF:	$2,186,065
Original Term to Maturity or ARD:	120 months			UW NOI DSCR:	1.39x
Seasoning:	1 month			UW NCF DSCR:	1.32x
Original Amortization Term:	360 months			UW NOI Debt Yield:	8.4%
Loan Amortization Type:	Partial IO			UW NCF Debt Yield:	8.0%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield at Maturity:	8.9%
Prepayment Provisions:	LO (25); YM1/DEF (91); O (4)			Most Recent NOI (As of):	$2,436,485 (4/30/2013 TTM)
Lockbox / Cash Management:	Soft / Springing			2nd Most Recent NOI (As of):	$2,387,476 (12/31/2012)
Pari Passu Mortgage Debt:	None			3rd Most Recent NOI (As of):	$2,543,432 (12/31/2011)
Subordinate Mortgage Debt:	None			Appraised Value:	$35,700,000
Mezzanine Debt:	None			Appraisal As-of Date:	5/31/2013
Reserves(1)				Cut-off Date LTV Ratio:	76.6%
Type	Initial	Monthly	Cap	LTV Ratio at Maturity/ARD:	68.7%
RE Tax:	$226,116	$45,223	NAP	Occupancy Rate (As of):	95.7% (6/10/2013)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	90.4% (12/31/2012)
Deferred Maintenance:	$39,325	NAP	NAP	3rd Most Recent Occupancy (As of):	92.8% (12/31/2011)
Recurring Replacements:	$1,730,000	$9,167	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

Paddock Club Mortgage Loan.

The Mortgage Loan.  The tenth largest mortgage loan (the “Paddock Club Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal balance of $27,360,000 and secured by a first priority fee mortgage encumbering a 26 building, 440-unit multifamily apartment building complex known as Paddock Club in Jacksonville, Florida (the “Paddock Club Property”). The Paddock Club Mortgage Loan was originated June 20, 2013 by or on behalf of Bank of America, National Association. The proceeds of the Paddock Club Mortgage Loan were used to finance the acquisition of the Paddock Club Property for a purchase price of approximately $34.2 million.

The Paddock Club Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months and a final maturity date of July 1, 2023. The Paddock Club Mortgage Loan requires payments of interest only for the initial 48 months and payments of principal and interest thereafter. After the first due date following the second anniversary of the securitization closing date, voluntary prepayment of the Paddock Club Mortgage Loan is permitted in whole on any date together with payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the payment date, interest which would have accrued through the next payment date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Paddock Club Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

The Borrower and the Sponsor.  The Paddock Club Borrower is Arium St. Johns, LLC, a Delaware limited liability company with one independent director (the “Paddock Club Borrower”). Equity ownership in the Paddock Club Borrower is held indirectly 95% by NRFC Carroll Holdings, LLC and 5% by Carroll Co-Invest II NRFC, LLC, which is indirectly owned by the Carroll Organization. Equity ownership in NRFC Carroll Holdings, LLC is held 95% by NRFC Sub-REIT Corp. and 5% by outside investors. NRFC Sub-REIT Corp. is indirectly owned by NorthStar Realty Finance Corp. Founded in 1997 and headquartered in New York, New York, NorthStar Realty Finance Corp. (NYSE:NRF) is a real estate investment trust (“REIT”) with approximately $9 billion of commercial real estate assets under management. NorthStar Realty Finance Corp. focuses on originating, structuring, acquiring, and managing senior and subordinate debt investments secured primarily by commercial, multifamily and healthcare properties.

The Paddock Club Mortgage Loan sponsors are Michael Patrick Carroll, Founder and Chief Executive Officer, and Darren W. DeVore, Principal, of the Carroll Organization. Founded in 2004 and headquartered in Atlanta, Georgia, the Carroll Organization manages approximately 10,200 multifamily units in six states, has three regional offices and employs over 250 people. The Carroll Organization has raised more than $200 million of equity through Carroll Organization-sponsored funds and joint ventures, with a current investment portfolio valued in excess of $600 million.

The Mortgaged Property.  The Paddock Club Property is a 26-building, two-story and three-story garden-style apartment building complex containing 440 units located in Jacksonville, Florida. The Paddock Club Property is situated at the intersection of Merrill Road and Hartsfield Road in the Greater Arlington submarket just off Interstate 295, which is the loop freeway encircling the City of Jacksonville. The Paddock Club Property was built in three phases: 1989, 1996 and 1997. The Paddock Club Property is currently undergoing an approximately $1.6 million property renovation related primarily to the interior of its units. Approximately 78 units to date have received some partial renovations. Some of the renovations include: new kitchen appliances, new kitchen faucet and bath vanity faucet, faux granite countertops, refinish cabinetry, kitchen and bath lighting fixtures, faux wood flooring in wet areas only and faux wood blinds. The Paddock Club sponsor has budgeted approximately $1.9 million to continue renovations post-acquisition.

As of June 10, 2013, the Paddock Club Property was 95.7% occupied. The units, which range from 1-bedroom through 3-bedroom layouts in both townhome-style and flat floor plans, total 478,824 SF of rentable area. The unit mix includes 96 1-bedroom units; 248 2-bedroom units and 96 3-bedroom units. All units are fully equipped with standard kitchen appliances with dishwasher and garbage disposal, air conditioning, cable television, ceiling fans, fireplace, patio/balcony and washer/dryer hookups. The complex amenities include clubhouse, fitness center, laundry room, playground, two swimming pools, two lighted tennis courts, sand volleyball court and car care area. Additionally, the Paddock Club Property has 867 surface parking spaces and 89 detached garages, for a total of 956 spaces (2.17 spaces per unit).

The following table presents certain information relating to the unit mix at the Paddock Club Property.

Paddock Club Property Unit Mix
Unit Type	Number of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF
1 BR – 1 BA	96	92	95.8%	783	$670	$0.86
2 BR – 1 BA	104	98	94.2%	1,100	$813	$0.74
2 BR – 2 BA	144	141	97.9%	1,102	$824	$0.75
3 BR – 2 BA	96	90	93.8%	1,360	$959	$0.71
Total/Wtd. Avg.	440	421	95.7%	1,087	$817	$0.75

Source: Appraisal and underwritten rent roll.

(1)	Average Monthly Rental Rate is for occupied units only.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

The Market.  The Paddock Club Property is located in Jacksonville, Duval County, Florida approximately six miles east of downtown Jacksonville in the Greater Arlington submarket within the Jacksonville metropolitan statistical area (“MSA”). The Paddock Club Property is approximately 16 miles north of Jacksonville International Airport and ten miles east of Jacksonville’s beaches. The Paddock Club Property is located at 7925 Merrill Road and is adjacent to Interstate 295, which sees daily traffic of approximately 50,000 vehicles.

The Greater Arlington submarket had inventory of 9,392 units with vacancy of 14.8% and average rental rate of $650 per unit as of first quarter 2013. Duval County had an estimated 2013 population of approximately 888,874, which grew at an annual average rate of 0.8% from 2009 to 2013. The 2012 estimated population within a one-, two- and, three-mile radius of the Paddock Club Property was 12,153; 36,271 and 68,244, respectively. The 2012 estimated average household income within a one-, two- and, three-mile radius of the Paddock Club Property was $57,472; $57,330 and $53,072, respectively.

Jacksonville serves as a business, cultural and recreational center for the entire north Florida and southeast Georgia area. Employment in Duval County is concentrated in health care and social assistance; retail trade; finance and insurance; and accommodation and food services. Naval Air Station Jacksonville (25,000 employees), Mayport Naval Station (12,912 employees), Baptist Health System (8,276 employees), Wal-Mart Stores, Inc. (7,760 employees) and Publix Supermarkets, Inc. (7,215 employees) are the five largest employers in the Jacksonville MSA.

Comparable properties to the Paddock Club Property are shown in the charts below:

Competitive Property Summary

Property	Unit Type	Size	Rent Per Month	Rent PSF
The Villas at Dames Point Crossing	1BD/1BA 1BD/1BA Loft 2BD/2BA 2BD/2BA Loft	844 1,099 1,127 1,382	$849.00 $929.00 $989.00 $1,069.00	$1.01 $0.85 $0.88 $0.77
Madison Spring Woods	1BD/1BA 1BD/1BA 1BD/1BA 2BD/1BA 2BD/2BA 2BD/2BA	500 600 700 900 1,000 1,100	634.00 – $741.00 $655.00 – $798.00 $711.00 – $855.00 $913.00 – $928.00 $954.00 – $1,095.00 $1,067.00 – $1,096.00	$1.27 – $1.48 $1.09 – $1.33 $1.02 – $1.22 $1.01 – $1.03 $0.95 – $1.10 $0.97 – $1.00
The Canopy	1BD/1BA 1BD/1BA 1BD/1BA 2BD/1BA 2BD/2BA 2BD/2BA 3BD/2BA	629 766 788 915 1,100 1,138 1,338	$786.00 $866.00 $876.00 $946.00 $1,076.00 $1,096.00 $1,162.00	$1.25 $1.13 $1.11 $1.03 $0.98 $0.96 $0.87
Colonnade at Regency	1BD/1BA 1BD/1BA 1BD/1BA Loft 2BD/2BA 1BD/1BA Loft 2BD/2BA 3BD/2BA 2BD/2BA 3BD/2BA 2BD/2BA Loft	836 964 1,038 1,136 1,165 1,256 1,269 1,338 1,397 1,465	$850.00 – $900.00 $875.00 $985.00 $975.00 – $999.00 $900.00 $999.00 – $1,025.00 $1,200.00 $1,100.00 $1,329.00 $1,200.00 – $1,250.00	$1.02 – $1.08 $0.91 $0.95 $0.86 – $0.88 $0.77 $0.80 – $0.82 $0.95 $0.82 $0.95 $0.82 – $0.85
Bella Terraza Apartments	1BD/1BA 1BD/1BA 2BD/1BA 2BD/2BA 2BD/2BA 2BD/1.5BA 2BD/1.5BA 3BD/2BA 3BD/2BA 3BD/2BA 3BD/2.5BA	710 880 1,050 1,050 1,110 1,150 1,170 1,300 1,330 1,400 1,510	$750.00 $790.00 $880.00 $935.00 $935.00 $935.00 $965.00 $1,045.00 $1,085.00 $1,099.00 $1,155.00	$1.06 $0.90 $0.84 $0.89 $0.84 $0.81 $0.82 $0.80 $0.82 $0.79 $0.76

Source: Appraisal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Paddock Club

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Paddock Club Property:

Cash Flow Analysis(1)
	2010	2011	2012	UW	UW Per Unit
Gross Potential Rent	$4,287,643	$4,247,717	$4,345,525	$4,315,584	$9,808.15
Other Income	$444,470	$448,842	$408,775	$416,692	$947.03
Less Vacancy & Credit Loss	($363,678)	($304,263)	($417,819)	($321,404)	(7.45%)
Effective Gross Income	$4,368,435	$4,392,296	$4,336,481	$4,410,872	$10,024.71
Total Operating Expenses	$1,756,174	$1,848,864	$1,949,005	$2,114,807	$4,806.38
Net Operating Income	$2,612,261	$2,543,432	$2,387,476	$2,296,065	$5,218.33
TI/LC	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$110,000	$250.00
Net Cash Flow	$2,612,261	$2,543,432	$2,387,476	$2,186,065	$4,968.33
Occupancy %	91.5%	92.8%	90.4%	92.6%
NOI DSCR	1.58x	1.54x	1.44x	1.39x
NCF DSCR	1.58x	1.54x	1.44x	1.32x
NOI Debt Yield	9.5%	9.3%	8.7%	8.4%
NCF Debt Yield	9.5%	9.3%	8.7%	8.0%

(1)	Information is based on the underwritten rent roll.

Escrows and Reserves. The Paddock Club Borrower deposited $226,116 in escrow for annual real estate taxes at loan origination and is required to escrow $45,223 monthly. The Paddock Club Borrower is required to deposit 1/12th of the estimated insurance premiums monthly (unless the Paddock Club Property is part of a “blanket policy” acceptable to the lender). The Paddock Club Borrower deposited $39,325 in escrow for capital expenditures at loan origination. Additionally, the Paddock Club Borrower deposited $1,730,000 in escrow at loan origination and is required to escrow $9,167 monthly for recurring renovations.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Paddock Club Mortgage Loan. The Paddock Club Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Paddock Club Borrower. The Paddock Club Borrower will be required to deposit all excess cash with respect to the Paddock Club Mortgage Loan to be held by the lender as additional security for the Paddock Club Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence on date upon which the debt service coverage ratio for the immediately preceding four quarters is less than 1.15x and end when the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.20x.

Property Management. The Paddock Club Property is managed by Carroll Management Group, LLC, an affiliate of the Paddock Club Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the insurance policies maintained by the Paddock Club Borrower are not permitted to contain an exclusion for acts of terrorism with respect to the Paddock Club Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	ADG Pool 6

Mortgage Loan No. 11 – ADG Pool 6

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Portfolio
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address(1):	Various

Original Balance:	$25,657,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$25,625,780			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.0%			Number of Pads(1):	1,379 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$18,583
Borrower Name(s):	Plover Pointe Associates, LLC; Oakwood Associates, LLC; Northern Development Group, LLC			Balloon / ARD Balance Per Unit/SF:	$15,032
Sponsor(s):	Bruce Arbit; Jerry Benjamin; M. Nicol Padway; James Reitzner			Year Built / Year Renovated(1):	Various / Various
Mortgage Rate:	4.407%			Title Vesting:	Fee
Note Date:	6/11/2013			Property Manager:	Asset Development Group, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$3,995,652
IO Period:	0 months			UW Expenses:	$1,574,621
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,421,031
Seasoning:	1 month			UW NCF:	$2,352,081
Original Amortization Term:	360 months			UW NOI DSCR:	1.57x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.52x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.2%
Lockbox / Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	11.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,418,415 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,494,122(12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,258,643 (12/31/2011)
Reserves				Appraised Value(1):	$34,010,000
Type	Initial	Monthly	Cap	Appraisal As-of Date(1):	Various
RE Tax:	$29,924	$29,924	NAP	Cut-off Date LTV Ratio:	75.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.0%
Deferred Maintenance:	$283,744	$0	NAP	Occupancy Rate (As of)(1):	86.8% (6/5/2013)
Recurring Replacements:	$0	$5,746	NAP	2nd Most Recent Occupancy (As of):	83.9% (12/31/2012)
				3rd Most Recent Occupancy (As of):	82.6% (12/31/2011)

(1)	Individual property details are shown on the table below.

The ADG Pool 6 mortgage loan is secured by the fee interests in sixteen manufactured housing communities across Wisconsin. The communities range between 22 and 147 units and were built between 1960 and 1986. As of June 5, 2013, the average occupancy for the portfolio was 86.8%.

The properties are managed by Asset Development Group, Inc. (“ADG”), an affiliate of the ADG Pool 6 borrower. ADG is the largest owner/manager of land lease or manufactured housing communities in Wisconsin and the 29th largest in the country. Currently ADG manages 54 manufactured housing communities and three multi-family buildings, with a total of 5,699 units in Wisconsin, Minnesota, Michigan, Iowa, Ohio and Maryland.

The ADG Pool 6 sponsor is Bruce Arbit, Jerry Benjamin, M. Nicol Padway and James Reitzner, each a partner in ADG. The ADG Pool 6 sponsor is the same as the sponsor for the ADG Pool 1, ADG Pool 3, and ADG Pool 4 mortgage loans, which are also included in the MSBAM 2013-C11 transaction. ADG currently manages all 35 manufactured housing communities financed in the four loans, which have a total of 3,251 units across Wisconsin, Minnesota and Michigan, and an average occupancy as of June 5, 2013 of 88.1%.

Releases of individual properties are permitted through partial defeasance commencing two years after the closing of this transaction subject to 125% release prices and debt service coverage tests.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	ADG Pool 6

ADG Pool 6 Property Overview

Property/Location	Address	City/State	Allocated Loan Amount	% of Allocated Loan Amount	No. of Units	Year Built	Year Reno-vated	Appraised Value	Appraised Value as of Date	% Leased as of 6/5/13
Manor Hill	63 Manor Hill Drive	Eden, WI	$3,425,000	13.3%	147	1970	NAP	$4,400,000	4/26/2013	89.8%
Lake Onalaska	1004 Second Avenue North	Onalaska, WI	$2,800,000	10.9%	124	1960	1990	$3,600,000	5/3/2013	94.4%
Shorecrest Pointe	8743 Sheridan Road	Kenosha, WI	$2,600,000	10.1%	81	1960	1994	$3,340,000	4/26/2013	97.5%
Camelot Acres	32 Camelot Lane #26	Rice Lake, WI	$2,454,500	9.6%	135	1970	NAP	$3,000,000	5/3/2013	83.0%
The Maples	4610 8th Street South	Wisconsin Rapids, WI	$1,725,000	6.7%	125	1985	1990	$2,800,000	5/3/2013	68.0%
Parkview Terrace	2430 Mary Street	Marinette, WI	$1,875,000	7.3%	130	1965	1985	$2,500,000	4/26/2013	96.9%
River View Manor	640 Meadow Street	Amery, WI	$1,867,500	7.3%	78	1970	NAP	$2,490,000	5/3/2013	94.9%
Balsam Lake	113 Tilltag Drive #1	Balsam Lake, WI	$1,612,500	6.3%	81	1970	NAP	$2,150,000	5/3/2013	87.7%
Plover Pointe Manor	4101 Hoover Avenue South	Plover, WI	$1,455,000	5.7%	62	1986	NAP	$1,940,000	5/3/2013	93.6%
Oak Manor	600 Oak Street	Waupaca, WI	$1,425,000	5.6%	90	1972	1990	$1,900,000	5/3/2013	80.0%
Oakwood Terrace	W10445 Highway 16 West	Portage, WI	$1,245,000	4.9%	66	1965	NAP	$1,660,000	4/26/2013	90.9%
Foxx Glen	3920 Hall Ave	Marinette, WI	$975,000	3.8%	76	1970	NAP	$1,300,000	4/26/2013	88.2%
Willow Grove	211 East Willow Drive	Spencer, WI	$ 600,000	2.3%	49	1972	2005	$800,000	5/3/2013	77.6%
Kountry Squire	2155 Highway X	Mosinee, WI	$600,000	2.3%	52	1986	NAP	$800,000	4/26/2013	74.5%
Indianhead Manor	815 Park Avenue	Chippewa Falls, WI	$577,500	2.3%	61	1960	1990	$770,000	5/3/2013	73.3%
Markesan	531 West John Street	Markesan, WI	$420,000	1.6%	22	1970	NAP	$560,000	4/26/2013	100.0%
Total			$25,657,000	100%	1,379			$34,010,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	ADG Pool 4

Mortgage Loan No. 12 – ADG Pool 4

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Portfolio
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address(1):	Various

Original Balance(1):	$23,800,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$23,771,039			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.8%			Number of Pads(1):	1,220 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$19,484
Borrower Name(s)(2):	Blackhawk Development Group, LLC, Key Development Group, LLC, Meadows Development Group, LLC, Strategic Development Group, L.L.C., Marquette Development Group, LLC			Balloon / ARD Balance Per Unit/SF:	$15,762
Sponsor(s):	Bruce Arbit; Jerry Benjamin; M. Nicol Padway; James Reitzner			Year Built / Year Renovated(1):	Various / Various
Mortgage Rate:	4.407%			Title Vesting:	Fee
Note Date:	6/11/2013			Property Manager:	Asset Development Group, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$3,982,451
IO Period:	0 months			UW Expenses:	$1,701,211
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,281,240
Seasoning:	1 month			UW NCF:	$2,220,240
Original Amortization Term:	360 months			UW NOI DSCR:	1.59x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.55x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.3%
Lockbox / Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	11.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,368,385 (3/31/2013 TTM)
Subordinate Mortgage Debt(2):	None			2nd Most Recent NOI (As of):	$2,348,517(12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,191,603 (12/31/2011)
Reserves				Appraised Value(1):	$32,030,000
Type	Initial	Monthly	Cap	Appraisal As-of Date(1):	Various
RE Tax:	$50,818	$25,409	NAP	Cut-off Date LTV Ratio:	74.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.0%
Deferred Maintenance:	$220,517	$0	NAP	Occupancy Rate (As of):	88.8% (6/5/2013)
Recurring Replacements:	$0	$4,925	NAP	2nd Most Recent Occupancy (As of):	83.1% (12/31/2012)
Environmental Reserve(3):	$10,000	$0	NAP	3rd Most Recent Occupancy (As of):	78.6% (12/31/2011)

(1)	Individual property details are shown on the table below.
(2)
The ADG Pool 4 borrower is an obligor with respect to additional debt in the amount of $1,100,000; however, such debt is unsecured, the related sponsor has assumed such debt and there is a recourse carve-out with respect to such debt in the ADG Pool 4 mortgage loan agreement.

(3)	The ADG Pool 4 borrower deposited $10,000 at loan origination related to an environmental reserve for water testing and filtration. The reserve will be released upon satisfactory closure of the issue.

The ADG Pool 4 mortgage loan is secured by the fee interests in thirteen manufactured housing communities across Wisconsin and Michigan. The properties range between 16 and 191 units and were built between 1950 and 1985. As of June 5, 2013, the average occupancy for the portfolio was 88.8%.

The properties are managed by Asset Development Group, Inc. (“ADG”), an affiliate of the ADG Pool 4 borrower. ADG is the largest owner/manager of land lease or manufactured housing communities in Wisconsin and the 29th largest in the country. Currently ADG manages 54 manufactured housing communities and three multi-family buildings, with a total of 5,699 units in Wisconsin, Minnesota, Michigan, Iowa, Ohio and Maryland.

The ADG Pool 4 sponsor is Bruce Arbit, Jerry Benjamin, M. Nicol Padway and James Reitzner, each a partner in ADG. The ADG Pool 4 sponsor is the same as the sponsor for the ADG Pool 1, the ADG Pool 3 and the ADG Pool 6 mortgage loans, which are also included in the MSBAM 2013-C11 transaction. ADG currently manages all 35 manufactured housing communities financed in the four loans, which have a total of 3,251 units across

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	ADG Pool 4

Wisconsin, Minnesota and Michigan, and an average occupancy as of June 5, 2013 of 88.1%.

Releases of individual properties are permitted through partial defeasance commencing two years after the closing of this transaction subject to 125% release prices and debt service coverage tests.

ADG Pool 4 Property Overview
Property/Location	Address	City/State	Allocated Loan Amount	% of Allocated Loan Amount	No. of Units	Year Built	Year Reno- vated	Appraised Value	Appraised Value as of Date	% Leased as of 6/5/13
Skyview Terrace	2742 Main Street	East Troy, WI	$4,102,500	17.2%	109	1965	1970	$5,470,000	4/26/2013	99.1%
Country Crossing	W 6150 County BB	Appleton, WI	$3,315,000	13.9%	127	1985	NAP	$4,140,000	5/3/2013	95.3%
Birch Terrace	N 4795 State Road 25	Menomonie, WI	$2,820,000	11.8%	191	1965	1982	$4,000,000	5/3/2013	77.5%
Lakeland	855 East Lake Street	Lake Mills, WI	$2,209,500	9.3%	122	1970	2001	$3,250,000	4/26/2013	96.4%
Cardinal Crest	1006 21st Street	Brodhead, WI	$2,400,000	10.1%	109	1970	NAP	$3,200,000	4/26/2013	92.7%
Meadowview Place	2400 Johnson Street	Janesville, WI	$2,295,000	9.6%	116	1965	2000	$3,060,000	4/26/2013	80.2%
Harbor Lights	902 Happy Valley Lane #90	Menasha, WI	$2,175,000	9.1%	95	1985	NAP	$2,900,000	5/3/2013	91.6%
Park Ridge	1300 Michigan Avenue	Iron Mountain, MI	$1,552,500	6.5%	89	1970	NAP	$2,070,000	4/26/2013	94.4%
Pioneer Village	777 Pioneer Road	Marquette, MI	$982,500	4.1%	90	1980	NAP	$1,310,000	4/26/2013	98.9%
Falls View	601 North Main Street	Fall River, WI	$825,000	3.5%	59	1960	NAP	$1,100,000	4/26/2013	76.3%
Northview Estates	2nd Street & Roosevelt Street	Fennimore, WI	$615,000	2.6%	72	1965	NAP	$820,000	5/3/2013	72.2%
Lake Bluff	927 Miller Street	Kewaunee, WI	$313,000	1.3%	25	1950	NAP	$450,000	5/3/2013	88.0%
Forest Glen	1450 Myrtle Street	Marinette, WI	$195,000	0.8%	16	1970	NAP	$260,000	4/26/2013	100.0%
Total			$23,800,000	100.0%	1,220			$32,030,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	University Towers Cooperative

Mortgage Loan No. 13 – University Towers Cooperative

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	AAA/Aaa/AAA	Property Address:	175, 191 Willoughby Street and 122 Ashland Place Brooklyn, NY 11201
Original Balance:	$20,000,000	General Property Type:	Multifamily
Cut-off Date Balance:	$19,952,715	Detailed Property Type:	Cooperative
% of Initial Pool Balance:	2.3%	Number of Units:	549 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$36,344
Borrower Name(s):	University Towers Apartment Corp.	Balloon/ARD Balance Per Unit/SF:	$24,096
Sponsor(s):	University Towers Apartment Corp.	Year Built / Year Renovated:	1957, 1958, 1959 / NAP
Mortgage Rate:	3.210%	Title Vesting:	Fee
Note Date:	6/27/2013	Property Manager:	Cooper Square Realty, Inc.
First Payment Date:	8/1/2013	Underwriting and Financial Information
Anticipated Repayment Date:	NAP	UW Revenues(2):	$14,951,712
Maturity Date:	7/1/2023	UW Expenses(2):	$5,471,017
IO Period:	None	UW NOI(2):	$9,480,695
Original Term to Maturity or ARD:	120 months	UW NCF(2):	$9,342,195
Seasoning:	1 month	UW NOI DSCR(2):	7.70x
Original Amortization Term:	276 months	UW NCF DSCR(2):	7.59x
Loan Amortization Type:	Amortizing	UW NOI Debt Yield(2):	47.5%
Interest Accrual Basis:	Actual/360	UW NCF Debt Yield(2):	46.8%
Prepayment Provisions:	LO (23); YM1 (93); O (4)	UW NCF Debt Yield at Maturity(2):	70.6%
Lockbox/Cash Management:	NAP / NAP	Most Recent NOI (As of):	$1,216,407 (04/30/2013 TTM)
Pari Passu Mortgage Debt:	None	2nd Most Recent NOI (As of):	$1,020,190 (12/31/2012)
Subordinate Mortgage Debt(1):	Permitted	3rd Most Recent NOI (As of):	$978,889 (12/31/2011)
Mezzanine Debt:	None	Appraised Value:	$183,500,000
Reserves	Appraisal As-of Date:	6/4/2013
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	10.9%
RE Tax:	$0	$95,051	NAP	LTV Ratio at Maturity/ARD:	7.2%
Insurance:	$16,283	$16,283	NAP	Occupancy Rate (As of):	97.7% (4/30/2013)
2nd Most Recent Occupancy (As of):	NAP
3rd Most Recent Occupancy (As of):	NAP

(1)
The University Towers Cooperative borrower is permitted to obtain additional financing secured by the University Towers Cooperative property, including a revolving or term line of credit, subject to lender’s consent and the following conditions, among others: (i) no event of default, (ii) the LTV of the combined first and second loans not to exceed 35%, as determined by lender, and (iii) the second lender executes lender’s standard subordination agreement.

(2)
The University Towers Cooperative property is a cooperatively owned residential property. The above underwritten figures are based on an estimate of cash flow assuming market rental rates applied to each apartment type and estimated apartment rental expenses.

The University Towers Cooperative property consists of three 15-story apartment buildings constructed between 1957 and 1959 and converted to a cooperative in 1989. The buildings comprise a total of 540,000 gross SF and contain a combined total of 549 apartments, plus one professional unit and two superintendent units, for a total of 552 units. The unit mix consists of 84 studios, 252 one-bedrooms, 172 two-bedrooms and 41 three-bedrooms. The professional unit contains approximately 3,240 SF, and the two superintendent units are non-income generating and do not have any shares allocated to them. There are 93 sponsor-owned units, 89 of which are subject to rent stabilization. The professional space, owner-occupied by Long Island University, is situated on the ground floor of 175 Willoughby Street and is accessed via a private entrance from Fleet Place. The building amenities include a full-time doorman, full-time security, 314 on-site parking spaces, common sitting and courtyard areas, live-in superintendent, fitness center, community room and an on-site sales office and management office.

Within the past three years, two of three roofs have been replaced, heating systems have been replaced and mid-lobbies have been renovated. Over the next three to five years, planned capital expenditures include exterior façade repairs at an estimated cost of $500,000, replacement of 2,200 windows for $2.5 million, 45 hallway renovations at a cost of $1.5 million, exterior pavement at a cost of $1 million and lobby decorations and roof decks at a cost of $500,000.

The University Towers Cooperative property occupies the entire block front on the north side of Willoughby Street between Fleet Place and Ashland Place in the Downtown section of the borough of Brooklyn, New York. The immediate neighborhood features a mix of uses including large apartment complexes, office buildings, along with retail and mixed use properties. Downtown Brooklyn is connected to Manhattan by the Brooklyn and Manhattan Bridges. The Long Island Rail Road stops at the Atlantic Terminal at the intersection of Atlantic and Flatbush Avenues. Bus service is available along Myrtle Avenue. Subway service is provided by the 2, 3, 4, 5, A, C and G lines, with two station stops three blocks from the subject.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Wyndham - Virginia Beach

Mortgage Loan No. 14 – Wyndham - Virginia Beach

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	5700 Atlantic Avenue Virginia Beach, VA 23451
Original Balance:	$17,600,000			General Property Type:	Hospitality
Cut-off Date Balance:	$17,579,905			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.1%			Number of Rooms:	244 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$72,049
Borrower Name(s):	Mariner Associates, L.P			Balloon/ARD Balance Per Unit/SF:	$58,840
Sponsor(s):	Harmony Investments, Inc			Year Built / Year Renovated:	1939,1962,1972, 1985, 1999 / 2007
Mortgage Rate:	4.690%			Title Vesting:	Fee
Note Date:	6/4/2013			Property Manager:	Harmony Hospitality, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$9,579,016
IO Period:	None			UW Expenses:	$7,239,843
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,339,173
Seasoning:	1 month			UW NCF:	$1,956,013
Original Amortization Term:	360 months			UW NOI DSCR:	2.14x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.79x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.3%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	13.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,339,386 (4/30/2013 TTM)
Subordinate Mortgage Debt(1):	$666,665			2nd Most Recent NOI (As of):	$2,493,486 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,783,422 (12/31/2011)
Reserves				Appraised Value:	$25,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/2/2013
RE Tax:	$92,650	$19,302	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$85,669	$17,848	NAP	LTV Ratio at Maturity/ARD:	55.6%
Recurring Replacements:	$153,264	$31,930	NAP	Occupancy Rate (As of):	53.1% (4/30/2013)
Deferred Maintenance:	$21,600	$0	NAP	2nd Most Recent Occupancy (As of):	54.9% (12/31/2012)
Other(2):	$965,000	$0	NAP	3rd Most Recent Occupancy (As of):	54.5% (12/31/2011)
Seasonality Escrow	$273,524	$45,587	NAP

(1)
The subordinate debt is the amount outstanding of a non-interest bearing loan by Wyndham Hotels and Resorts, LLC to the borrower, which is forgiven in part each year the franchise agreement is in place and is scheduled to be extinguished by the end of the current Wyndham franchise agreement provided the borrower is not in default under the franchise agreement. In the event of a borrower default under the franchise agreement, the remaining principal must be repaid within 10 days thereafter and the loan will bear interest at the lesser of 18% and the highest legal rate. The debt is unsecured.

(2)	The Other Escrow consists of a $965,000 planned capital improvement escrow. Peak demand for the mortgaged property is May to September, and a seasonality escrow is in place.

The Wyndham – Virginia Beach mortgage loan is secured by a 17-story, 244 room, full-service hotel property located in a primarily residential area of Virginia Beach, Virginia. The mortgaged property is located on approximately 3.2 acres on the southeastern quadrant of Atlantic Avenue and 57th Street, directly fronting the Atlantic Ocean.

Room configurations include 48 King, 128 Double Queen, 46 Double, 12 Two Room King Suites, 6 King Jacuzzi rooms and 4 single Queen. The hotel also includes approximately 16,247 SF of meeting and banquet facilities, a 150 seat restaurant (Surf Club Ocean Grille), an indoor/outdoor swimming pool, an indoor whirlpool, a computer work station and an exercise room. There is on-site parking for 303 cars. In addition to beach related activities, primary area tourist attractions include the Virginia Air and Space Center, the Hampton University Museum, the Old Coast Guard Station Museum, the Virginia Aquarium & Marine Science Center and the Atlantic Wildfowl Heritage Museum. Federal government operations, government contractors, as well as area port and educational facilities also generate local hotel demand. The hotel had a trailing 12-months ending April 30, 2013 ADR of $131.55, average occupancy of 53.1%, and RevPAR of $69.87. Its estimated 2012 occupancy and RevPAR penetrations were 87.4% and 66.6%, respectively. The primary competitive set, including the mortgage property, consists of 5 hotels with 1,138 rooms, and had an estimated 2012 average occupancy of 61.5%, an average ADR of $173.97 and average RevPAR of $106.98. A 167-room Hilton Garden Inn is currently under construction approximately 2 miles south of the mortgaged property at 33rd Street along the Virginia Beach boardwalk.

The Wyndham Resort franchise agreement began in 2007 and has a current expiration date of March 31, 2022.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Gateway I Office Building

Mortgage Loan No. 15 – Gateway I Office Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	303 H Street Chula Vista, CA 91910
Original Balance:	$17,500,000			General Property Type:	Office
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Urban
% of Initial Pool Balance:	2.0%			Net Rentable Area:	100,901 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$173
Borrower Name(s):	Bear Garden Investments LLC			Balloon/ARD Balance Per Unit/SF:	$143
Sponsor(s):	James Vincent Pleri; Faye Roslyn Kevlen			Year Built / Year Renovated:	2002 / NAP
Mortgage Rate:	4.960%			Title Vesting:	Fee
Note Date:	7/24/2013			Property Manager:	Mountain West Real Estate, Inc.
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2023			UW Revenues:	$2,467,710
IO Period:	None			UW Expenses:	$727,950
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,739,760
Seasoning:	0 months			UW NCF:	$1,558,066
Original Amortization Term:	360 months			UW NOI DSCR:	1.55x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.39x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,346,899 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$939,925 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$699,105 (12/31/2010)
Reserves				Appraised Value:	$24,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/19/2013
RE Tax:	$112,176	$22,435	NAP	Cut-off Date LTV Ratio:	72.9%
Insurance:	$4,568	$2,284	NAP	LTV Ratio at Maturity/ARD:	60.0%
Recurring Replacements:	$0	$1,682	$60,552	Occupancy Rate (As of):	87.3% (4/1/2013)
TI/LC:	$250,000	$12,500	$750,000	2nd Most Recent Occupancy (As of):	87.0% (12/31/2012)
				3rd Most Recent Occupancy (As of):	51.0% (12/31/2011)

The Gateway I Office Building mortgage loan is secured by a 100,901 SF 5-story office building, including 20,539 SF of retail space, in Chula Vista, California, approximately 12 miles south of downtown San Diego. The property is located across H Street from the South County Regional Center, which is occupied by the Superior Court, the County Sheriff, the County Probation office, the District Attorney, Revenue and Recovery, and the County Board of Supervisors.  Parking is available via a 995 space parking structure that is shared with the adjacent Gateway II Building. The South San Diego office submarket had a 26.2% vacancy rate at the end of 2012 and an average rental rate of $23.28 PSF full service gross on an annual basis. Within a 2 mile radius of the Gateway I Office Building property, the vacancy rate is estimated at 8.2% and the average rental rate is $23.76 PSF full service gross on an annual basis.

The largest tenant at the property, at 39,251 SF, is the County of San Diego (Fitch: AAA; Moody’s: Aa1; S&P: AAA), with a current lease expiration date of September 25, 2022. After September 30, 2016, the county has annual options to terminate its lease with 12 months of notice and payment of an early termination fee. If the lease is terminated in 2016 (the first termination option) the termination fee is approximately $1,240,000. The termination payment declines each year thereafter. The third largest property tenant, Chula Vista Executive Suites LLC, which leases approximately 10,000 SF at the property, is an affiliate of the loan sponsor.

An affiliate of Mountain West Real Estate (“Mountain West”), based in Chula Vista, originally developed the Gateway I Office Building and the adjoining Gateway II Office property. The adjoining Gateway II Office property was previously owned in part by an affiliate or affiliates of the loan sponsor; however, in 2012, the Gateway II Office property was subject to a non-judicial foreclosure. Mountain West was established in 1982 by James Peiri and is a commercial leasing, property and asset management, and construction management company.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Marriott Jacksonville

Mortgage Loan No. 16 – Marriott Jacksonville

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NAP			Property Address:	4670 Salisbury Road Jacksonville, FL 32256
Original Balance:	$17,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$17,481,118			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.0%			Number of Rooms:	255 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$68,553
Borrower Name(s):	CP Jacksonville, LLC			Balloon / ARD Balance Per Room:	$56,437
Sponsor(s):	Columbia Sussex Corporation; Sussex Holdings, LLC			Year Built / Year Renovated:	1986 / 2006
Mortgage Rate:	4.935%			Title Vesting:	Leasehold
Note Date:	6/20/2013			Property Manager:	Columbia Sussex Management, LLC
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$10,338,558
IO Period:	0 months			UW Expenses:	$7,691,430
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,647,128
Seasoning:	1 month			UW NCF:	$2,130,200
Original Amortization Term:	360 months			UW NOI DSCR:	2.37x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.90x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	15.1%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NCF Debt Yield:	12.2%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	14.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,766,892 (4/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,468,240 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,190,805 (12/31/2011)
Reserves				Appraised Value:	$30,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax:	$263,445	$29,272	NAP	Cut-off Date LTV Ratio:	57.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	47.5%
Immediate Repairs:	$204,501	$0	NAP	Occupancy Rate (As of):	64.5% (4/30/2013)
Recurring Replacements(1):	$0	Springing	$2,550,000	2nd Most Recent Occupancy (As of):	61.3% (12/31/2012)
Ground Rent Reserve(2):	$3,044,732	$0	NAP	3rd Most Recent Occupancy (As of):	58.8% (12/31/2011)

(1)	Beginning January 1, 2016, the Marriott Jacksonville borrower is required to deposit monthly all excess cash related to a PIP reserve in anticipation of the November 2018 franchise agreement renewal.
(2)	The Marriott Jacksonville borrower deposited upfront all remaining ground rent payments and the $2,250,000 fee interest purchase price.

The Marriott Jacksonville mortgage loan is secured by the leasehold interest in a nine-story, 255 room full service hotel in Jacksonville, Florida. Within seven miles of the hotel are the Jacksonville CBD, Deerwood Park (the city’s largest suburban office park with over 3.4 million SF of office space), St. John’s Town Center (the city’s premier retail destination) and The University of North Florida with a current enrollment of 16,000 students.

The Marriott Jacksonville offers a 120-seat restaurant and 50-seat lobby lounge, twelve meeting rooms totaling approximately 13,642 SF, indoor and outdoor pools, a whirlpool spa, fitness center, gift shop, business center, and room service dining. The hotel is operating under a franchise agreement with Marriott International, Inc. which runs through November 2018 with one five-year extension option.

The Marriott Jacksonville had trailing twelve months ended April 30, 2013 ADR of $117.00, average occupancy of 64.5% and RevPAR of $75.49. The estimated 2012 ADR, occupancy and RevPAR penetration were 121%, 94% and 113% respectively. The hotel’s primary competitive set, consisting of six hotels with 1,114 rooms, including the Marriott Jacksonville, had a 2012 estimated ADR of $97.20, average occupancy of 65% and RevPAR of $63.53. There is no known new hotel supply expected in the area.

The Marriott Jacksonville sponsor is Columbia Sussex Corporation and Sussex Holdings, LLC. Columbia Sussex Corporation is one of the largest private hotel companies in the world, owning and operating 35 hotels (11,504 rooms) across the United States and in St. Maarten. The Marriott Jacksonville sponsor acquired the leasehold interest in the Marriott Jacksonville in 2003 for $16,000,000 and has spent approximately $7,000,000 on renovations to the guest rooms and public spaces and for the creation of the lobby lounge. On June 1, 2016, the existing ground lease will expire and the Marriott Jacksonville sponsor will have the option to, and under the Marriott Jacksonville mortgage loan documents is required to, purchase the fee interest for $2,250,000, which amount has been deposited with the lender. After the purchase of the fee interest, the Marriott Jacksonville sponsor will have cash equity in the Marriott Jacksonville property of $7,750,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Limestone Ranch

Mortgage Loan No. 17 – Limestone Ranch

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	12655 Crossroads Park Drive Houston, TX 77065
Original Balance:	$14,870,000			General Property Type:	Multifamily
Cut-off Date Balance:	$14,870,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	1.7%			Number of Units:	256 Units
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$58,086
Borrower Name(s):	Arium Crossroads, LLC			Balloon / ARD Balance Per Unit/SF:	$52,073
Sponsor(s):	Darren W. DeVore and			Year Built / Year Renovated:	1998 / NAP
	Michael Patrick Carroll			Title Vesting:	Fee
Mortgage Rate:	4.449%			Property Manager:	Carroll Management Group, LLC
Note Date:	6/20/2013			Underwriting and Financial Information
First Payment Date:	8/1/2013			UW Revenues:	$2,545,506
Anticipated Repayment Date:	NAP			UW Expenses:	$1,313,228
Maturity Date:	7/1/2023			UW NOI:	$1,232,278
IO Period:	48 months			UW NCF:	$1,168,278
Original Term to Maturity or ARD:	120 months			UW NOI DSCR:	1.37x
Seasoning:	1 month			UW NCF DSCR:	1.30x
Original Amortization Term:	360 months			UW NOI Debt Yield:	8.3%
Loan Amortization Type:	Partial IO			UW NCF Debt Yield:	7.9%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield at Maturity:	8.8%
Prepayment Provisions:	LO (25); YM1/DEF (91); O (4)			Most Recent NOI (As of):	$1,232,674 (4/30/2013 TTM)
Lockbox / Cash Management:	Soft / Springing			2nd Most Recent NOI (As of):	$1,200,078 (12/31/2012)
Pari Passu Mortgage Debt:	None			3rd Most Recent NOI (As of):	$1,088,985 (12/31/2011)
Subordinate Mortgage Debt:	None			Appraised Value:	$18,800,000
Mezzanine Debt:	None			Appraisal As-of Date:	5/28/2013
Reserves				Cut-off Date LTV Ratio:	79.1%
Type	Initial	Monthly	Cap	LTV Ratio at Maturity/ARD:	70.9%
RE Tax:	$284,398	$40,628	NAP	Occupancy Rate (As of):	95.3% (6/13/2013)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Deferred Maintenance:	$22,000	$0	NAP	3rd Most Recent Occupancy (As of):	88.7% (12/31/2011)
Recurring Replacements:	$822,988	$5,333	NAP

The Limestone Ranch mortgage loan is secured by a garden-style, multifamily apartment building complex, which consists of 256 units within 12 two- and three-story buildings. The unit mix includes 128 one-bedroom, 96 two-bedroom and 32 three-bedroom apartment layouts. Units range in size from 569 to 1,250 SF, with a weighted average of 884 SF. In-unit amenities at Limestone Ranch include standard kitchen appliances (refrigerator/freezer, range/oven, dishwasher), ceiling fans, patios, balconies and in-unit washer/dryers. The complex amenities include a clubhouse, fitness center, sports court, swimming pool/spa, detached garages and carports. As of June 13, 2013, Limestone Ranch was 95.3% occupied.

Limestone Ranch is located in Houston, Texas in the Cypress-Fairbanks submarket within the Houston-Galveston-Fort Bend Consolidated Metropolitan Statistical Area (“CMSA”). Limestone Ranch is situated at 12655 Crossroads Park Drive along the FM 1960/Highway 6/Highway 290 corridors within the West Energy area of West Houston. The Cypress-Fairbanks submarket has inventory of 25,450 units with vacancy of 5% and average rental rate of $835 per month as of first quarter 2013. The estimated 2012 population within a one-, three- and five-mile radius of Limestone Ranch was 11,175; 110,208 and 282,878, respectively. The estimated 2012 average household income within a one-, three- and five-mile radius of Limestone Ranch was $83,871; $87,162 and $94,253, respectively.

The Limestone Ranch Borrower is Arium Crossroads, LLC, a Delaware limited liability company with one independent director, is majority-owned by NRFC Carroll Joint Venture, LLC, a joint venture between NorthStar Realty Finance Corp. and the Carroll Organization. The Limestone Ranch mortgage loan sponsors are Michael Patrick Carroll, Founder and Chief Executive Officer, and Darren W. DeVore, Principal, of the Carroll Organization. Founded in 2004 and headquartered in Atlanta, Georgia, the Carroll Organization manages approximately 10,200 multifamily units in six states, has three regional offices and employs over 250 people. The Carroll Organization has raised more than $200 million of equity through Carroll Organization-sponsored funds and joint ventures, with a current investment portfolio valued in excess of $600 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Hilton Garden Inn Tuscaloosa

Mortgage Loan No. 18 – Hilton Garden Inn Tuscaloosa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NAP			Property Address:	800 Hollywood Boulevard Tuscaloosa, AL 35405

Original Balance:	$13,211,250			General Property Type:	Hospitality
Cut-off Date Balance:	$13,180,493			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	1.5%			Number of Rooms:	122 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$108,037
Borrower Name(s):	Gopinath, LLC			Balloon / ARD Balance Per Room:	$68,372
Sponsor(s):	Chiman S. Patel; Vimu C. Patel			Year Built / Year Renovated:	2007 / NAP
Mortgage Rate:	4.890%			Title Vesting:	Leasehold
Note Date:	6/14/2013			Property Manager:	Kana Hotels, Inc.
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$4,512,526
IO Period:	0 months			UW Expenses:	$2,574,917
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,937,610
Seasoning:	1 month			UW NCF:	$1,735,994
Original Amortization Term:	240 months			UW NOI DSCR:	1.87x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.67x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	14.7%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	13.2%
Lockbox / Cash Management:	Hard / In-Place			UW NCF Debt Yield at Maturity:	20.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,046,503 (4/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,929,694 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,989,536 (12/31/2011)
Reserves				Appraised Value:	$20,325,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/19/2013
RE Tax:	$50,175	$6,272	NAP	Cut-off Date LTV Ratio:	64.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	41.0%
Deferred Maintenance:	$75,000	$0	NAP	Occupancy Rate (As of):	76.1% (4/30/2013)
Recurring Replacements:	$0	$15,042	NAP	2nd Most Recent Occupancy (As of):	76.9% (12/31/2012)
Other(1):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	80.2% (12/31/2011)

(1)	On date any PIP imposed by Franchisor, the Hilton Garden Inn Tuscaloosa borrower is required to deposit monthly 125% of required PIP related to a PIP reserve.

The Hilton Garden Inn Tuscaloosa mortgage loan is secured by the leasehold interest in a six-story, 122 room limited service hotel, constructed in 2007 and located in Tuscaloosa, Alabama. Within three miles of the hotel is The University of Alabama with a current enrollment of 33,600 students and DCH Regional Medical Center, Alabama’s third largest hospital whose trauma center serves all of west central Alabama. Demand segmentation at the hotel is approximately 40% commercial and 45% leisure.

The Hilton Garden Inn Tuscaloosa offers a 43-seat restaurant, five meeting rooms totaling approximately 2,984 SF, an indoor pool, whirlpool, exercise room, business center, and guest laundry. The hotel is operating under a franchise agreement with Hilton Inns, Inc. which runs through September 1, 2026. The ground lease under the property runs through May 31, 2016 with 55 one-year extension options.

The Hilton Garden Inn Tuscaloosa had trailing twelve months ended April 30, 2013 ADR of $121.82, average occupancy of 76.1% and RevPAR of $92.74. Its 2012 ADR, occupancy and RevPAR penetration were 104.6%, 112.8%, and 117.9% respectively. The hotel’s primary competitive set, consisting of seven hotels with 702 rooms, including the Hilton Garden Inn Tuscaloosa, had a 2012 ADR of $114.51, average occupancy of 68.2% and RevPAR of $78.12. Competing known new supply includes a 154 room Embassy Suites projected to open in downtown Tuscaloosa in early 2015.

The Hilton Garden Inn Tuscaloosa sponsor is Chiman S. Patel and Vimu C. Patel. Chiman Patel has owned and developed seventeen hotels across Alabama and in Oklahoma and Florida. Eight of those hotels are a part of his current portfolio. Chiman Patel is also a partner in HP Hotel Management Company, which manages over 40 hotels. The Hilton Garden Inn Tuscaloosa sponsor built the property for approximately $10,261,000.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Woodbridge Square Medical

Mortgage Loan No. 19 – Woodbridge Square Medical

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	4980 Barranca Parkway Irvine, CA 92604

Original Balance:	$12,200,000			General Property Type:	Office
Cut-off Date Balance:	$12,200,000			Detailed Property Type:	Medical
% of Initial Pool Balance:	1.4%			Net Rentable Area:	36,660 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$333
Borrower Name(s):	Woodbridge Medical Plaza I, LLC			Balloon/ARD Balance Per Unit/SF:	$288
Sponsor(s):	Richard E. Boureston			Year Built / Year Renovated:	2005 / NAP
Mortgage Rate:	4.910%			Title Vesting:	Fee
Note Date:	7/15/2013			Property Manager:	Pacific Coast Commercial Real Estate, Inc.
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2023			UW Revenues:	$1,524,365
IO Period:	24 months			UW Expenses:	$425,431
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,098,934
Seasoning:	0 months			UW NCF:	$997,753
Original Amortization Term:	360 months			UW NOI DSCR:	1.41x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.28x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.2%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	9.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,054,050 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,010,471 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$930,418 (12/31/2010)
Reserves				Appraised Value:	$17,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/29/2013
RE Tax:	$31,549	$6,310	NAP	Cut-off Date LTV Ratio:	69.7%
Insurance:	$5,258	$584	NAP	LTV Ratio at Maturity/ARD:	60.3%
Recurring Replacements:	$0	$611	NAP	Occupancy Rate (As of):	100.0% (5/17/2013)
TI/LC:	$0	$6,416	$230,958	2nd Most Recent Occupancy (As of):	93.4% (12/31/2012)
Deferred Maintenance:	$13,239	$0	NAP	3rd Most Recent Occupancy (As of):	79.2% (12/31/2011)

The Woodbridge Square Medical property is a two-story medical office building located in Irvine, California. The property was developed by the Woodbridge Square Medical borrower in 2005, and is 100% leased to 18 medical tenants. The largest tenant is Bruce M. Albert, M.D. (9.3% of net rentable area, expiring in February 2015), an orthopedic surgeon specializing in sports injuries that has been in occupancy since 2005. The second largest tenant is OC Medical and Disc Institute (8.3% of net rentable area, expiring in September 2018), a chiropractic practice specializing in back, shoulder, and neck pain. The third largest tenant is Xuan Liu and Junli Zha, Corp. (7.4% of net rentable area, expiring in July 2015), a dental care group.

The Woodbridge Square Medical property is located in the south-central portion of Orange County. Irvine is located 40 miles southeast of Los Angeles, 85 miles north of San Diego and six miles inland from the Pacific Ocean. Neighboring communities include Newport Beach, Laguna Hills, Lake Forest, Tustin, Santa Ana, Costa Mesa and large portions of unincorporated Orange County. When the City of Irvine was developed, the master plan established a number of “villages” (akin to neighborhoods and commercial districts). The Woodbridge Square Medical property is located within Woodbridge Village, which was designed as a residential neighborhood supported by community commercial and public uses. The property is within close proximity of the Interstate 405 and 5 freeways, as well the Kaiser Permanente and Hoag Irvine Hospitals, which are located approximately 1.5 miles east of the Woodbridge Square Medical property.

During the past 35 years, the principals of The Boureston Companies have developed and built over 3 million SF, and managed approximately 1.2 million SF, of medical and general office space, retail, and industrial space in Southern California.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11	Spring Oaks Shopping Center

Mortgage Loan No. 20 – Spring Oaks Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment: (Fitch/Moody’s/Morningstar)	NR/NR/NR			Property Address:	4711-4825 Spring Mountain Road Las Vegas, NV 89102

Original Balance:	$12,000,000			General Property Type:	Retail
Cut-off Date Balance:	$11,985,343			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.4%			Net Rentable Area:	125,150 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$96
Borrower Name:	Spring Oaks Shopping Center, LLC			Balloon / ARD Balance Per Unit/SF:	$77
Sponsor:	Jeff Damavandi			Year Built / Year Renovated:	1977 / 2012
Mortgage Rate:	4.390%			Title Vesting:	Fee
Note Date:	6/6/2013			Property Manager:	Damavandi Capital, LLC
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$1,578,317
IO Period:	0 months			UW Expenses:	$331,257
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,247,060
Seasoning:	1 month			UW NCF:	$1,146,017
Original Amortization Term:	360 months			UW NOI DSCR:	1.73x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	9.6%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	11.8%
Pari passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,208,174 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$1,342,635 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$1,085,127(12/31/2010)
Reserves				Appraised Value:	$18,750,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/15/2013
RE Tax:	$30,496	$7,624	NAP	Cut-off Date LTV Ratio:	63.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	51.7%
Recurring Replacements:	$0	$1,564	NAP	Occupancy Rate (As of):	97.2% (5/20/2013)
TI/LC Reserve:	$131,426	$4,000	NAP	2nd Most Recent Occupancy (As of):	100% (12/31/2012)
				3rd Most Recent Occupancy (As of):	100% (12/31/2011)

The Spring Oaks Shopping Center mortgage loan is secured by a 125,150 SF anchored shopping center in Las Vegas, Nevada. Spring Oaks Shopping Center is anchored by Shun Fat (51,759 SF/19.7% of base rent), an Asian supermarket chain, under a sublease expiring December 30, 2017 with five five-year extension options and Big Lots (24,000 SF/5.4% of base rent) under a lease expiring November 30, 2017 with one five-year and one ten-year extension option. As of May 20, 2013, the property was 97.2% leased by 19 tenants, six of which are considered credit tenants.

Spring Oaks Shopping Center is located in the heart of Las Vegas’ Chinatown, in the town of Spring Valley, two miles west of the Las Vegas Strip and five miles southwest of the Las Vegas CBD. The estimated 2012 population within a one-, three- and five-mile radius of the Spring Oaks Shopping Center was 31,966, 145,640 and 405,382, respectively. Estimated 2012 average household income within a one-, three- and five-mile radius of the Spring Oaks Shopping Center was $45,445, $53,561 and $54,791, respectively. The area continues to grow due to the rapidly expanding Asian population in Las Vegas.

The Spring Oaks Shopping Center sponsor is Jeff Damavandi, a private real estate investor with a portfolio of eleven commercial properties in five states and Mexico.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C11

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”) or CIBC World Markets Corp. (“CIBC” and, collectively with BofA Merrill Lynch and Morgan Stanley, the “Underwriters”). This Term Sheet was not produced by a BofA Merrill Lynch, Morgan Stanley or CIBC research analyst, although it may refer to a BofA Merrill Lynch, Morgan Stanley or CIBC research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of BofA Merrill Lynch, Morgan Stanley or CIBC or others in those firms.

This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of BofA Merrill Lynch, Morgan Stanley or CIBC, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this Term Sheet is subject to change, completion or amendment from time to time, and the information in this term sheet supersedes information in any other communication other than in any other free writing prospectus relating to the securities referred to in this term sheet. This Term Sheet is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by BofA Merrill, Morgan Stanley or CIBC that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.60 91-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments, who fall within Article 19(5) of the Financial Services and Markets Act of 200 (Financial Promotion) Order 2005, or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This free writing prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.